As filed with the Securities and Exchange Commission on November 12, 2002
================================================================================
                                                      Registration No. 333-99393
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------
                               AMENDMENT NO. 2 TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          UNITED COMPANIES CORPORATION
                       (Name of Registrant in Our Charter)

            NEVADA                        5136                    300024898
       (State or Other              (Primary Standard         (I.R.S. Employer
Jurisdiction of Incorporation    Industrial Classification   Identification No.)
       or Organization)                Code Number)


          834 RIDGE AVENUE                           FRANK JAKOVAC
   PITTSBURGH, PENNSYLVANIA 15212                   834 RIDGE AVENUE
          (412) 321-6001                      PITTSBURGH, PENNSYLVANIA 15212
 (Address and telephone number of                    (412) 321-6001
  Principal Executive Offices and           (Name, address and telephone number
    Principal Place of Business)                 of agent for service)

                                    Copies to:
       Clayton E. Parker, Esq.                    Ronald S. Haligman, Esq.
      Kirkpatrick & Lockhart LLP                 Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                       Miami, Florida 33131
           (305) 539-3300                             (305) 539-3300
    Telecopier No.: (305) 358-7095             Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                               CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                              PROPOSED MAXIMUM
                                                                          PROPOSED MAXIMUM       AGGREGATE         AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE         OFFERING PRICE         OFFERING       REGISTRATION
           SECURITIES TO BE REGISTERED                 REGISTERED           PER SHARE(1)          PRICE(1)          FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share           4,983,666 Shares              $0.10          $498,366.60            $45.85
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                              4,983,666 Shares              $0.10          $498,366.60            $45.85
=================================================================================================================================
(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under  the Securities Act of 1933.

(2)   Previously paid on September 10, 2002.

                                                   -----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE DATE UNTIL THE REGISTRANT  SHALL FILE A FURTHER  AMENDMENT WHICH  SPECIFICALLY  STATES THAT THIS  REGISTRATION
STATEMENT SHALL THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION,  ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.

                          AVID SPORTSWEAR & GOLF CORP.
                                834 RIDGE AVENUE
                         PITTSBURGH, PENNSYLVANIA 15212
                                 (412) 321-6001


Dear Shareholders:


      You are cordially invited to attend a special meeting of shareholders of Avid Sportswear & Golf Corp. ("AVID") to be held at the offices of Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, on ____________, 2002, at 11:00 A.M., local time.

      At this important meeting, shareholders will (1) consider and vote upon approval of the Merger Agreement dated __________, 2002 (the "MERGER AGREEMENT"), by and among Avid, United Companies Corporation, a Nevada corporation ("UNITED"), and Merger Co., Inc., a Nevada corporation and a wholly-owned subsidiary of United ("MERGER CO."), and the related Articles of Merger which provide for the merger (the "MERGER") of Avid with and into Merger Co., as a result of which Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities, (2) consider and vote upon approval of the Articles of Merger, to be dated as of the date of the Merger, pursuant to which the Merger will be effected and (3) transact such other business that is incidental to the meeting and that may properly come before the meeting.

      Under the terms of the proposed Merger, upon consummation of the Merger, shares of Avid common stock will be converted into shares of United common stock on a fifty (50) for one (1) basis. In addition, shares of Avid Series A Convertible Preferred Stock will be converted into shares of United common stock on the same basis as if such shares of preferred stock had been converted into shares of Avid common stock prior to the Merger. Each share of Avid Series A Convertible Preferred Stock is convertible into 20,000 shares of Avid common stock and will be converted into United common stock in the same fifty (50) for one (1) ratio as if such shares of Avid Series A Convertible Preferred Stock had been converted into Avid common stock prior to the Merger. Avid expects that the Merger will be treated as a reorganization for federal income tax purposes so that the receipt of United common stock by Avid shareholders will not be taxed.

      The close of business on ________, 2002 has been fixed by the Board of Directors of Avid as the record date for determination of shareholders entitled to vote at the meeting.

      The meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

      Avid shareholders who object to the merger have the right to demand payment of the "fair value" of any of their common stock.

      We hope that you will be able to attend the meeting in person, but, if you are unable to do so, you are urged to complete, date and sign the enclosed proxy, which is solicited by the Board of Directors of Avid, and return it promptly in the enclosed return envelope, so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IN ORDER FOR YOUR SHARES TO BE REPRESENTED AND VOTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NONETHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

      Consummation of the Merger is subject to approval of the Merger Agreement and related Articles of Merger by holders of at least a majority of the outstanding shares of Avid common stock. YOUR VOTE IS IMPORTANT.

      The Board of Directors of Avid has approved the Merger Agreement and Articles of Merger and recommends that Avid shareholders vote FOR approval of the Merger Agreement and Articles of Merger. To assist you in evaluating the proposed Merger, Avid and United have prepared the accompanying Proxy Statement/Prospectus, which contains detailed information concerning the Merger.

      Should you desire to revoke your proxy, you may do so as provided in the accompanying Proxy Statement/Prospectus at any time before the proxy is voted.

                                           Sincerely,


                                           Frank Jakovac
                                           President and Chief Executive Officer

_______________, 2002

                         PROXY STATEMENT AND PROSPECTUS
                         ------------------------------


                                  PROSPECTUS OF
                          UNITED COMPANIES CORPORATION

                4,983,666 SHARES OF UNITED COMPANIES CORPORATION
                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                               PROXY STATEMENT OF
                          AVID SPORTSWEAR & GOLF CORP.


                         SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ________________, 2002
                     ---------------------------------------

      This Proxy Statement and Prospectus ("PROXY STATEMENT/PROSPECTUS") is furnished to the shareholders of Avid Sportswear & Golf Corp., a Nevada corporation ("AVID"), in connection with the solicitation on behalf of the Board of Directors of proxies for use at its Special Meeting of Avid shareholders to be held on ________________, 2002, and at any postponements or adjournments thereof (the "AVID SPECIAL MEETING").

      Shareholders will consider and vote upon approval of (a) the Merger Agreement dated __________, 2002 (the "MERGER AGREEMENT"), by and among Avid, United Companies Corporation, a Nevada corporation ("UNITED"), and Merger Co., Inc., a Nevada corporation and a wholly-owned subsidiary of United ("MERGER CO."), and (b) the related Articles of Merger (the "ARTICLES OF MERGER") which provide for the merger (the "MERGER") of Avid with and into Merger Co., as a result of which Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities. At the time of the Merger, shares of Avid common stock will be converted automatically into shares of United common stock on a fifty (50) for one (1) basis. In addition, shares of Avid Series A Convertible Preferred Stock will be converted into shares of United common stock on the same basis as if such shares of preferred stock had been converted into shares of Avid common stock prior to the Merger. Each share of Avid Series A Convertible Preferred Stock is convertible into 20,000 shares of Avid common stock and will be converted into United common stock in the same fifty (50) for one (1) ratio as if such shares of Avid Series A Convertible Preferred Stock had been converted into Avid common stock prior to the Merger. United will issue 4,958,666 shares of its common stock pursuant to the terms of the Merger.

      This Proxy Statement/Prospectus constitutes a prospectus of United under the Securities Act of 1933, as amended (the "1933 ACT"), with respect to the United common stock to be issued upon consummation of the Merger. The rights and preferences of United common stock are more fully described in "THE PROPOSED MERGER - Description of United Capital Stock." Information contained in this Proxy Statement/Prospectus relating to Avid has been furnished by Avid and information relating to United and its subsidiaries has been furnished by United.

THE BOARD OF DIRECTORS OF AVID HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS UNANIMOUSLY THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER

      This Proxy Statement/Prospectus does not cover any re-sales of United common stock received by Avid shareholders upon consummation of the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.


      Avid's principal executive offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212 (telephone: (412) 321-6001.)


      United's principal executive offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212 (telephone: (412) 321-6001).


                         THE CONSUMMATION OF THE MERGER
                     INVOLVES CERTAIN RISKS FOR SHAREHOLDERS
               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5
                 ----------------------------------------------


      THE SHARES OF UNITED COMMON STOCK OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      THIS PROXY STATEMENT/PROSPECTUS IS DATED _______________, 2002. COPIES OF THIS PROXY STATEMENT/PROSPECTUS AND ACCOMPANYING FORMS OF PROXY AND NOTICE OF SPECIAL MEETING OF SHAREHOLDERS WILL FIRST BE MAILED ON OR ABOUT ______________, 2002.

      THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT UNITED COMPANIES CORPORATION AND AVID SPORTSWEAR & GOLF CORP. THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS OF UNITED COMPANIES CORPORATION AND AVID SPORTSWEAR & GOLF CORP. UPON WRITTEN OR ORAL REQUEST. TO REQUEST THIS INFORMATION, SHAREHOLDERS MAY EITHER SEND A WRITTEN REQUEST TO AVID SPORTSWEAR & GOLF CORP., 834 RIDGE AVENUE, PITTSBURGH, PENNSYLVANIA 15212, ATTENTION: FRANK JAKOVAC OR CALL (412) 321-6001. IN ORDER TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, SHAREHOLDERS MUST REQUEST THE INFORMATION NO LATER THAN _________, 2002, WHICH IS FIVE DAYS PRIOR TO THE SPECIAL MEETING.

                      JOINT PROXY STATEMENT AND PROSPECTUS
                      ------------------------------------

                                TABLE OF CONTENTS
                                -----------------
                                                                           PAGE
                                                                           ----

SUMMARY.......................................................................1
RISK FACTORS..................................................................5
THE AVID MEETING..............................................................9
UNITED SHAREHOLDER ACTION.....................................................9
THE PROPOSED MERGER..........................................................10
DESCRIPTION OF SECURITIES....................................................20
INFORMATION CONCERNING AVID..................................................22
INFORMATION CONCERNING UNITED................................................30
PRINCIPAL SHAREHOLDERS OF AVID...............................................39
PRINCIPAL SHAREHOLDERS OF UNITED AND SECURITY OWNERSHIP
 OF UNITED MANAGEMENT........................................................41
MANAGEMENT...................................................................41
EXPERTS......................................................................47
LEGAL MATTERS................................................................47
AVAILABLE INFORMATION........................................................47
INDEX TO FINANCIAL STATEMENTS...............................................F-1

                                     SUMMARY

      The following is a summary of, and is qualified in its entirety by reference to, the more detailed information appearing elsewhere in this Proxy Statement/Prospectus and the Annexes hereto. Shareholders should read carefully the detailed sections of this Proxy Statement/Prospectus and the Annexes hereto.

THE PARTIES

      UNITED COMPANIES CORPORATION

      United is a company formed on November 26, 2001. On May 18, 2002, United entered into an agreement with View Systems/Milestone Technology, Inc., which enables United to market, sell, install and service homeland security products that are developed and manufactured by View Systems/Milestone Technology, Inc. United has not conducted substantial operations as of the date of this Proxy Statement/Prospectus. United's principal offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212. United's telephone number is (412) 321-6001.

      AVID SPORTSWEAR & GOLF CORP.

      Avid, a corporation whose shares are quoted on the Over-the-Counter Bulletin Board, was principally involved in the sports apparel industry prior to the termination of its Dockers Golf license in May 2001. Currently, Avid has no on-going operations. Avid's liabilities greatly exceed its tangible assets. Avid's principal offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212. Avid's telephone number is (412) 321-6001.

      MERGER CO., INC.

      Merger Co., a wholly-owned subsidiary of United, was formed for the sole purpose of implementing the Merger. Merger Co. is minimally capitalized and has not conducted, and is not expected to conduct, any business or operations.

THE MERGER

      GENERAL

      Avid and Merger Co. entered into the Merger Agreement on June 18, 2002. When the Merger is completed, Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities. At the time of the Merger, outstanding shares of Avid common stock will be converted automatically into shares of United common stock on a fifty (50) for one (1) basis. The respective Boards of Directors of Avid and United, through independent examination and discussions with investment bankers and consultants have determined the exchange ratio of fifty (50) shares of Avid common stock for one (1) share of United common stock.

      REASONS FOR THE PROPOSED MERGER

      In management's opinion, Avid will be unsuccessful in raising additional capital without changing its capital structure. Management believes that the benefits of the Merger for United include, but are not limited to, the business experience and personal contacts of Avid's management, as well as the public company status of Avid. Management believes that, with this structure in place, it will have an improved opportunity to conduct activities under the agreement with View Systems/Milestone Technology, Inc., which include marketing, selling, installing and servicing homeland security products developed and manufactured by View Systems/Milestone Technology, Inc. In addition, management believes after the Merger, the company will be able to attract additional personnel to complete the company's management team and to obtain additional financing.

      RISK FACTORS

      The proposed Merger involves certain risks for the shareholders of Avid. See "RISK FACTORS."

      FAILURE TO CONSUMMATE THE MERGER

      In the event the Merger is not consummated, Avid will likely be put into bankruptcy and liquidate.

      OUTSTANDING UNITED SECURITIES

      United currently has outstanding 498,667 shares of common stock, all of which are owned by Mr. Frank Jakovac. United's currently outstanding common stock will remain outstanding upon completion of the proposed Merger. An effect of the Merger from the standpoint of Avid shareholders will be to increase the percentage of common stock beneficially owned by directors and officers from under 1% (representing beneficial ownership as to Avid's common stock) to over 10% (representing anticipated beneficial ownership of United's common stock upon the Effective Time of the Merger). The book value per share of the Avid common stock as of June 30, 2002 was $(0.01) versus the anticipated book value of $(0.00) per share of the United common stock upon the Effective Time of the Merger, but prior to an equity offering.

      OUTSTANDING AVID SECURITIES

      Avid currently has outstanding 147,933,309 shares of common stock, 5,000 shares of Series A Convertible Preferred Stock, 1,075,000 options and 424,714 warrants. Each share of Avid Series A Convertible Preferred Stock is convertible into 20,000 shares of Avid common stock. On the effective date of the Merger,
(i) Avid common shareholders will receive one (1) share of United common stock in exchange for fifty (50) shares of Avid common stock owned; (ii) Avid Series A Convertible Preferred Stock will be converted into shares of United common stock on the same basis as if such shares of preferred stock had been converted into shares of Avid common stock prior to the Merger (each share of Avid Series A Convertible Preferred Stock is convertible into 20,000 shares of Avid common stock and will be converted into United common stock in the same fifty (50) for one (1) ratio as if such shares of Avid Series A Convertible Preferred Stock had been converted into Avid common stock prior to the Merger); (iii) options outstanding under the Avid 2000 Stock Incentive Plan shall terminate and (iv) outstanding warrants of Avid shall be exchanged for United common stock purchase warrants which represent the right to purchase one (1) share of United common stock in exchange for fifty (50) shares of Avid common stock at an identical exercise price per share.

      RECOMMENDATIONS

      The disinterested directors of Avid's Board of Directors have approved the Merger Agreement and Articles of Merger and recommend that the Avid shareholders vote for approval of the Merger Agreement and Articles of Merger. United's Board of Directors has unanimously approved the Merger Agreement.

      INTERESTS OF CERTAIN AVID DIRECTORS AND OFFICERS IN THE MERGER

      Certain directors and officers of Avid have interests in the consummation of the Merger separate from and in addition to their interests as Avid shareholders.

      CONVERSION OF STOCK - NO EXCHANGE OF CERTIFICATES REQUIRED

      Upon consummation of the Merger, outstanding shares of Avid common stock will automatically become shares of United common stock on a fifty (50) for one
(1) basis. In addition, shares of Avid Series A Convertible Preferred Stock will be converted into shares of United common stock on the same basis as if such shares of preferred stock had been converted into shares of Avid common stock prior to the Merger. Each share of Avid Series A Convertible Preferred Stock is convertible into 20,000 shares of Avid common stock and will be converted into United common stock in the same fifty (50) for one (1) ratio as if such shares of Avid Series A Convertible Preferred Stock had been converted into Avid common stock prior to the Merger. Holders of Avid capital stock that would be entitled to receive a fractional share of United common stock pursuant to the Merger shall be rounded up to a whole share of United common stock. Holders of Avid's common stock certificates will not be required to surrender the certificates representing their shares.

      CONDITIONS TO CONSUMMATION OF THE MERGER; AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT AND ARTICLES OF MERGER

      The respective obligations of the parties to consummate the Merger are subject to approvals of the Avid shareholders and the United shareholder, respectively, and the effectiveness of the attached registration statement. The Board of Directors of Avid or United may decide to waive any or all of its conditions to the Merger (except for Avid or United shareholder approval) even after receipt of the requisite approvals of Avid shareholders and the United shareholder. The Merger Agreement and Articles of Merger may be amended by action of the Boards of Directors of Avid, United and Merger Co., respectively. The Merger Agreement may be terminated at any time by mutual consent of the Boards of Directors of Avid and United, or by one of such Boards of Directors without the consent of the other in the event there is a material misrepresentation in the Merger Agreement made by the other party.

      ACCOUNTING TREATMENT

      It is intended that the Merger will qualify to be accounted for as a recapitalization of Avid with Merger Co. as the acquirer (reverse acquisition).

      FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, we intend to treat that the Merger as a reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended. As a result, we believe that the Avid shareholders who receive United common stock for Avid common stock in the Merger will not recognize gain or loss on the exchange for United States federal income tax purposes. No ruling will be requested form the Internal Revenue Service concerning the federal income tax consequences of the Merger. Management's belief that the Merger will be treated as a reorganization is based on the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulaged thereunder, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect as of the date of this proxy statement-prospectus. There can be no assurance that future legislative, administrative or judicial changes will not affect the accuracy of the statements or conclusions set forth in this tax summary. Furthermore, this summary will not be binding on the Internal Revenue Service or the courts, and no rulings will be sought from the Internal Revenue Service with regard to the tax treatment of the Merger. Accordingly, there can be no certainty that the Internal Revenue Service will not challenge the conclusions reflected in this summary or that a court would not sustain such a challenge. See "Certain Material/United States Federal Income Tax Consequences" on page 17.

      RECENT PRICE OF COMMON STOCK

      As reported on the Over-the-Counter Bulletin Board, Avid common stock was quoted on October 1, 2002 as follows:

                                                       AVID
                                                COMMON STOCK PRICES
                                                -------------------
                                                  ASK         BID
                                                -------     -------
                   October 1, 2002               $0.0030     $0.0026

      Prior to the effective date of this Registration Statement, United was a privately-held company.

      EFFECTIVE DATE OF THE MERGER

      The Merger will be consummated as of the time the Articles of Merger filed with the Nevada Secretary of State are made effective. Assuming all conditions to the consummation of the Merger are met, it is anticipated that the Merger will occur as soon as practicable after Avid shareholder approval is obtained.

      UNITED SHAREHOLDER APPROVAL OF THE MERGER

      Mr. Jakovac, the sole shareholder of United, has indicated that he will execute a written consent in favor of the Merger, which written consent will accomplish all United shareholder action required to approve the Merger.

THE AVID SPECIAL MEETING

      GENERAL

      The Avid Special Meeting will be held at the offices of Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, 11:00 a.m. local time, on _____________, 2002. At this Special Meeting, shareholders will be requested to vote upon approval of the Merger Agreement and Articles of Merger. The record date for the Avid Meeting is the close of business on ___________, 2002. Only Avid shareholders of record on that date are entitled to vote at the Avid Meeting.

      VOTE REQUIRED

      Approval of the Merger Agreement and Articles of Merger requires the affirmative vote of a majority of the outstanding shares of Avid common stock. Avid's executive officers, directors and their affiliates own less than 10% of the Avid shares of stock outstanding and entitled to vote with respect to the approval of the Merger.

      CHANGES AFFECTING THE RIGHTS OF SHAREHOLDERS OF AVID

      The rights of holders of Avid common stock are presently governed by Avid's Articles of Incorporation and By-Laws and Nevada law. After the Merger is consummated, their rights as holders of United common stock will be governed by United's Articles of Incorporation and By-Laws and Nevada law. This change in governing instruments affects in certain respects the rights of Avid shareholders.

      RIGHTS OF DISSENTING SHAREHOLDERS

      Under Nevada law, Avid shareholders who object to the Merger will have a statutory right to demand payment of the "fair value" of any of their shares of Avid common stock. If the holders of more than 1% of the outstanding shares object to the Merger, then the Board of Directors of either United or Avid may terminate the Merger Agreement. See "Appraisal Rights of Dissenting Shareholders" on page 15.

      MANAGEMENT OF THE COMPANY AFTER THE MERGER

      Upon consummation of the Merger, Mr. Frank Jakovac, the current President and sole director of United and Merger Co., respectively, will remain the President and sole director of United and Merger Co., respectively.

COMPARATIVE PER SHARE DATA

      The following tables set forth certain unaudited historical and pro forma per share data for Avid and United. Pro forma data gives effect to the Merger as if it were consummated at the beginning of the periods presented below. This information should be read in conjunction with the other financial data appearing elsewhere in this Proxy Statement/Prospectus.

      There were 147,933,309 shares of common stock outstanding as of October 1, 2002 for Avid. As of October 1, 2002, Avid had 5,000 shares of Series A Convertible Preferred Stock outstanding. Each share of Avid Series A Convertible Preferred Stock is convertible into 20,000 shares of Avid common stock. United was formed on November 26, 2001, and had 498,667 shares of stock outstanding as of October 1, 2002. Based upon the shares outstanding as October 1, 2002, after the Merger, there will be 5,457,334 shares of common stock giving effect to a conversion ratio of fifty (50) shares of Avid common stock for one (1) share of United common stock. During each of the periods presented, there were no cash dividends declared by either United or Avid. Options and warrants have been excluded from the computations of earnings per common share below since they are antidilutive. The information presented below may not be indicative of the results that would have occurred if the Merger had been in effect on the dates indicated, and the information is not indicative of future results.

HISTORICAL, PRO FORMA AND EQUIVALENT PRO FORMA PER SHARE INFORMATION

                                                        SIX MONTHS ENDED
                                                          JUNE 30, 2002
            Income (loss) per common share:
            Avid historical net (loss)                $      (0.01)
            United historical net (loss)              $      (0.05)
            Pro forma combined net (loss)             $      (0.06)

                                                       JUNE 30, 2002
            Book value per share:
            Avid historical                           $     (0.03)
            United historical                         $        - 0
                                                                 -
            Pro forma combined                        $     (0.68)

                                  RISK FACTORS


RISKS ASSOCIATED WITH AVID

      Avid is subject to various risks, which may have a material adverse effect on Avid's business, financial condition and results of operations. The material risks are discussed below:


      OUR DOCKERS' TRADEMARK LICENSE HAS BEEN TERMINATED BY LEVI STRAUSS & CO. AND WILL RESULT IN LOWER COMPANY SALES AND A HIGHER NET LOSS IN FUTURE PERIODS

      On May 9, 2001, Avid received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers' Trademark License Agreement between Avid's wholly-owned subsidiary, Avid Sportswear, Inc., and
Levi Strauss & Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end-of-season sales being greater than 25% of Avid's total product sales during Year 2000. Avid believes that the loss of the license will have a material adverse effect on our results of operations in future periods. The loss of this license will result in lower company sales and a higher net loss in future periods.


      AVID HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE WHICH MAY NOT ALLOW AVID TO CONTINUE AS A GOING CONCERN

      Avid has historically lost money. In the six months ended June 30, 2002, Avid sustained a loss of $1.4 million. In the years ended December 31, 2001 and December 31, 2000, Avid sustained losses of $6.2 million and $8.7 million, respectively. Avid currently does not have any operations. Future losses are likely to occur. Avid's independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 2001 and 2000 financial statements, as well as the company's financial statements as of June 30, 2002, which states that Avid does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Avid's ability to obtain additional funding will determine its ability to continue as a going concern. Avid's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      As of June 30, 2002, its current liabilities exceeded its current assets. Avid had a working capital deficit of $3.0 million and $1.3 million at December 31, 2001 and 2000, respectively. At June 30, 2002, Avid had a working capital deficit of $4.9 million. Avid had an accumulated deficit of $20.4 million and $14.2 million at December 31, 2001 and 2000, respectively. At June 30, 2002, Avid had an accumulated deficit of $21.8 million. Avid currently does not have any operations. Avid currently has little or no cash-on-hand. Accordingly, Avid will experience significant liquidity and cash flow problems if it is not able to raise additional capital as needed and on acceptable terms. No assurances can be given that Avid will be successful in reaching or maintaining profitable operations.

      AVID WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS OR CURTAIL ITS BUSINESS OPERATIONS

      Avid has relied on significant external financing to fund its operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. Avid will need to raise additional capital to execute a new business strategy. Among other things, external financing will be required to cover its operating costs. Avid cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. In management's opinion, Avid will be unsuccessful in raising additional capital without changing its capital structure.

      AVID DOES NOT HAVE AUTHORIZED COMMON STOCK AVAILABLE WHICH MAY NOT ALLOW IT TO RAISE CAPITAL

      Avid does not have any authorized common stock available to raise capital. The sale of Avid's common stock to raise capital may cause dilution to its existing shareholders. Avid's inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to Avid's business and may result in a lower stock price.

      AVID'S NEW MANAGEMENT BELIEVES SHARES OF COMMON STOCK WERE ISSUED WITHOUT RESTRICTIVE LEGENDS AND AVID MAY BE LIABLE FOR RESCISSION AND OTHER DAMAGES WITH RESPECT TO THE ISSUANCE OF THESE SHARES

      Avid's new management believes that the company issued shares of common stock without legends restricting the resale of such shares. Avid's new management believes that at least 19,225,000 shares of common stock have been resold in the public market in violation of Section 5 of the 1933 Act. Accordingly, additional shares may have been resold in violation of Section 5 of the 1933 Act. Avid may be liable for rescission and other damages with respect to these sales.


      THE PRESIDENT OF AVID'S WHOLLY-OWNED SUBSIDIARY, AVID SPORTSWEAR, Inc., RESIGNED ON MAY 17, 2001 AND AVID'S FAILURE TO ATTRACT AND RETAIN A REPLACEMENT MAY ADVERSELY AFFECT AVID'S ABILITY TO MANAGE FUTURE OPERATIONS

      On May 17, 2001, Barnum Mow resigned as President of Avid's wholly-owned subsidiary, Avid Sportswear, Inc. On April 24, 2001, Mr. Mow resigned as a director of Avid and as a director of Avid Sportswear, Inc. The operations of Avid largely depended on the efforts and abilities of Mr. Mow. Avid's failure to attract and retain a replacement for Mr. Mow could have a material adverse effect on its results of operations in future periods. Avid is evaluating circumstances surrounding Mr. Mow's separation from Avid and Avid Sportswear, Inc. On July 26, 2001, Mr. Mow filed a complaint against Avid and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of California Labor Code ss.
227.3. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.


      AVID COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL WHICH COULD MATERIALLY HARM AVID'S BUSINESS BECAUSE OF THE COST AND TIME NECESSARY TO REPLACE AND TRAIN SUCH PERSONNEL

      Avid's success largely depends on the efforts and abilities of key executives and consultants, including Frank Jakovac, Avid's President and Chief Executive Officer and a Director, James Handlon, Avid's Chief Operational Officer and a Director, and Michelle Mathis, Avid's Director of Corporate and Legal Affairs and a Director. The loss of the services of any of these people could materially harm Avid's business because of the cost and time necessary to replace and train such personnel. Such a loss would also divert management attention away from operational issues. Avid was unable to honor its obligations under these employment agreements and, as a result, Avid and each officer mutually agreed to terminate their respective employment agreements effective December 1, 2001. Currently, Avid does not have employment agreements with Messrs. Jakovac or Handlon or Ms. Mathis. We do not maintain key-man life insurance policies on any of these people. On May 17, 2001, Barnum Mow, the President of Avid Sportswear, Inc., resigned. On August 16, 2001, Jerry Busiere resigned as Secretary, Treasurer and a Director of Avid. On September 24, 2001, Earl T. Ingarfield, resigned as Chief Executive Officer, Chairman and a Director of Avid. On December 1, 2001, Michael LaValliere resigned as a Director of Avid.


      AVID COMMON STOCK IS A "PENNY STOCK" AND IS CONSIDERED A VERY RISKY INVESTMENT

      Avid common stock is a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o  With a price of less than $5.00 per share;

      o  That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for Avid common stock by reducing the number of potential investors. This may make it more difficult for investors in Avid common stock to resell shares to third parties or to otherwise dispose of them. This could cause Avid's stock price to decline.

      AVID COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY AND AN INVESTOR MAY LOSE A SUBSTANTIAL PART OR ALL OF ITS INVESTMENT

      Avid's common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of its common stock. Historically, there has been a limited public market for Avid's common stock and there can be no assurance that an active trading market for Avid's common stock will develop. As a result, this could adversely affect shareholders' ability to sell Avid's common stock in short time periods, or possibly at all. Avid's common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of its common stock.

RISKS ASSOCIATED WITH UNITED

      United is subject to various risks, which may have a material adverse effect on United's business, financial condition and results of operations. The material risks are discussed below:

      UNITED HAS NO OPERATING HISTORY OR REVENUE FROM WHICH TO EVALUATE ITS BUSINESS WHICH MAKES AN INVESTMENT IN UNITED VERY SPECULATIVE

      United has had no operating history or revenue from operations since its inception on November 26, 2001. In addition, United has very limited assets and financial resources. Due to United's lack of operations and revenue, the company expects to incur operating losses for the foreseeable future. Due to United's lack of operations, there is limited information upon which investors can evaluate its business. United does not have significant cash or a source of revenue to cover its operating costs and to allow it to continue as a going concern. External capital will be required for United to continue as a going concern. United has no commitments or other sources of capital available to it.

      BECAUSE UNITED HAS NO CURRENT OPERATIONS ITS FUTURE BUSINESS OPPORTUNITIES ARE HIGHLY SPECULATIVE

      The success of United's proposed plan of operation will be highly dependent on the success of its relationship with View Systems/Milestone Technology, Inc., which enables United to market, sell, install and service homeland security products that are manufactured by View Systems/Milestone Technology, Inc. You should consider the likelihood of United's future success to be highly speculative in view of its lack of operating history.

      UNITED COULD FAIL TO RETAIN OR ATTRACT KEY PERSONNEL WHICH MAY ADVERSELY AFFECT ITS ABILITY TO DEVELOP ITS BUSINESS PLAN

      United's future success depends, in significant part, on the continued service of Frank Jakovac, its President. United cannot assure you that it would be able to find an appropriate replacement for Mr. Jakovac. Any loss or interruption of the services of Mr. Jakovac could adversely affect its ability to develop its business plan. United has not entered into an employment agreement with Mr. Jakovac. United does not presently maintain key-man life insurance policies on Mr. Jakovac. United cannot assure you that it will be successful in its efforts to recruit and retain the personnel it will need, and United's failure to do so could adversely affect its business.

      UNITED'S PRESIDENT AND SOLE DIRECTOR, WHOSE INTERESTS MAY DIFFER FROM OTHER STOCKHOLDERS, IS EXPECTED TO EXERT SIGNIFICANT INFLUENCE OVER THE DIRECTION OF THE COMPANY

      Through his stock ownership, Mr. Frank Jakovac, United's President and sole director, will be able to exert significant influence over the direction of United and its business opportunities. The interests of Mr. Jakovac may differ from the interests of other stockholders.

      UNITED HAS BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM ITS INDEPENDENT AUDITOR

      United's independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the company's financial statements as of December 31, 2001, which states that United does not have an established source of revenue or operations since inception which raises substantial doubt about its ability to continue as a going concern. United's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      UNITED COMMON STOCK MAY BE DEEMED A "PENNY STOCK"

      United common stock may be deemed a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o  With a price of less than $5.00 per share;

      o  That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for United common stock by reducing the number of potential investors. This may make it more difficult for investors in United common stock to resell shares to third parties or to otherwise dispose of them. This could cause United's stock price to decline.


      WITHOUT ADDITIONAL FINANCING, UNITED WILL NOT BE ABLE TO ACHIEVE ITS OBJECTIVES

      Without additional working capital, United will not be able to achieve the objectives of management which include assuming an effective management team and obtaining adequate working capital. There can be no assurance that United will obtain additional financing. The consequences of failing to obtain additional financing include the inability to maintain its relationship with View Systems/Milestone Technology, Inc. Also, even if additional financing is obtained, there is no assurance that management's goals as set forth in this Proxy Statement/Prospectus will be attained.

                                THE AVID MEETING

      This Proxy Statement/Prospectus is furnished to Avid shareholders in connection with the solicitation on behalf of the Avid Board of Directors of proxies to be used at the Avid Special Meeting to be held on ____________, 2002, at 11:00 A.M., local time, at the offices of Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, and at any postponement or adjournment thereof. The form of proxy to be used in connection with the Avid Special Meeting has been enclosed with the copies of this Proxy Statement/Prospectus sent to Avid shareholders.

PURPOSE

      The purpose of the Avid Special Meeting is to consider and vote upon approval of the Merger Agreement and Articles of Merger.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

      Each Avid shareholder of record at the close of business on __________, 2002, will be entitled to one vote for each share then registered in such shareholder's name. As of that date, there was the equivalent of 247,933,309 shares of Avid common stock entitled to vote, which includes outstanding Avid preferred stock voting on an as-converted basis. A majority of the outstanding Avid capital stock, including the outstanding Avid preferred stock voting on an as-converted basis, will constitute a quorum for the transaction of business at the Avid Meeting. Abstentions and broker non-votes will not be included as affirmative votes with respect to the calculation of whether a quorum is achieved.

VOTE REQUIRED

      Approval of the Merger Agreement and Articles of Merger require the affirmative vote of a majority of the outstanding shares of Avid capital stock, including the outstanding Avid preferred stock voting on an as-converted basis. A failure to vote for approval of the Merger Agreement and Articles of Merger, which includes abstentions and broker non-votes, will have the same effect as a vote against the approval of the Merger Agreement and Articles of Merger, as a majority of the outstanding shares of Avid capital stock is required to approve the proposal.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

      Avid shareholders may vote ONLY by attending the Avid Special Meeting or voting their proxy by mail. A proxy in the form accompanying this Proxy Statement/Prospectus, if properly executed and received by Avid before the Avid Special Meeting and not revoked, will be voted as specified therein. If no specification is made, the shares represented by the proxy will be voted FOR approval of the Merger Agreement and Articles of Merger. The cost of soliciting proxies from Avid shareholders will be borne by Avid. Avid will solicit proxies by mail, and directors, officers and employees of Avid may solicit proxies by telephone, telegraph or in person. No additional compensation will be paid to these individuals for any such services. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Any proxy relating to the Avid Special Meeting may be revoked by the person executed it at any time before it is voted, by filing with the Secretary of Avid a written revocation or duly executed proxy bearing a later date or by attendance at the Avid Special Meeting and voting in person; however, mere attendance at the Avid Special Meeting will not itself have the effect of revoking the proxy.

OTHER BUSINESS

      The Avid Board of Directors knows of no other matter that will come before the Avid Special Meeting. Only other matters that are incidental to the conduct of the Avid Special Meeting and that are properly brought before the Avid Special Meeting will be voted on by the proxy holders.

                            UNITED SHAREHOLDER ACTION

      Under Nevada law, the action to approve the Merger may be taken by the unanimous written consent of the holders of all outstanding United common stock. Currently, United has 498,667 shares of common stock outstanding, all of which are held by Mr. Frank Jakovac. Mr. Jakovac has indicated that he will execute a written consent in favor of the Merger. Upon obtaining such consent, all required United shareholder action will have been taken and the Merger Agreement shall thereupon have been adopted by United.

                               THE PROPOSED MERGER

GENERAL

      BASIC TERMS OF MERGER

      Upon the consummation of the Merger, Avid will be merged with and into Merger Co., a wholly-owned subsidiary of United, as a result of which Merger Co. will be the surviving entity and will assume all of Avid's assets and liabilities. On May 18, 2002, United entered into an agreement with View Systems/Milestone Technology, Inc., which enables United to market, sell, install and service homeland security products that are developed and manufactured by View Systems/Milestone Technology, Inc.

      On the effective date of the Merger, the rights of holders of United and Avid securities will be affected as follows:

      (a) Avid common shareholders will receive one (1) share of United common stock in exchange for fifty (50) shares of Avid common stock owned; as a result, Avid common shareholders' rights as Avid shareholders shall terminate and shall be replaced by their ownership of United common stock. Holders of Avid common stock that would be entitled to receive a fractional share of United common stock pursuant to the merger shall be rounded up to a whole share of United common stock.

      (b) Avid Series A Convertible Preferred Stock will be converted into shares of United common stock on the same basis as if such shares of preferred stock had been converted into shares of Avid common stock prior to the Merger. Each share of Avid Series A Convertible Preferred Stock is convertible into 20,000 shares of Avid common stock and will be converted into United common stock in the same fifty (50) for one (1) ratio as if such shares of Avid Series A Convertible Preferred Stock had been converted into Avid common stock prior to the Merger.

      (c) Options outstanding under the Avid 2000 Stock Incentive Plan shall terminate effective as of the effective date of the Merger.

      (d) The holders of Avid common stock purchase warrants, which represent the right to purchase up to 2,424,714 shares of Avid common stock at exercise prices ranging from $0.01 to $1.50, shall receive in exchange therefor United common stock purchase warrants which represent the right to purchase one (1) share of United common stock in exchange for fifty (50) shares of Avid common stock at an identical exercise price per share.

      (e) All securities of United outstanding prior to the Effective Time shall remain outstanding after the Effective Time.

      As a result of the Merger, Avid will be merged with and into Merger Co., which is a wholly-owned subsidiary of United. Merger Co. will be the surviving corporation of this Merger, and all rights, powers, duties and obligations of Avid prior to the Merger shall be assumed by Merger Co. after the Merger. Avid's creditors prior to the Merger shall become creditors of Merger Co. after the Merger. Merger Co. is a corporation, which was formed for the purpose of the Merger and has engaged in no substantial business operations.

BACKGROUND OF MERGER

      Consummation of the Merger and the equity offering are, therefore, the final steps in the process of consolidating the Avid and United business plans and commencing activities under United's May 18, 2002 agreement with View Systems/Milestone Technology, Inc., which include marketing, selling, installing and servicing homeland security products that are developed and manufactured by View Systems/Milestone Technology, Inc. Through the Merger, Avid shareholders will become shareholders of United.

      The respective Boards of Directors of Avid and United, through independent examination and discussions with investment bankers and consultants have considered transactions for similarly situated companies with capital structures comparable to Avid. The respective Boards of Directors have determined the exchange ratio of fifty (50) shares of Avid common stock for one (1) share of United common stock is appropriate.

BUSINESS REASONS FOR THE MERGER

      In reaching its decision to approve the Merger Agreement and to recommend its acceptance by Avid shareholders, the Avid Board of Directors considered the effects of the Merger through Board of Directors discussions and discussions with Avid's management, and reviewed the terms and conditions of the transactions contemplated by the Merger Agreement. The Avid Board of Directors analyzed the consideration to be received by the Avid shareholders in the Merger. The Avid Board of Directors considered a number of factors, with the following being the material factors:

      (1)  Avid currently has no operations.

      (2)  Avid's liabilities greatly exceed its tangible assets.

      (3) Financing has not been, and is not likely to become, available to Avid due to recent events; including, but not limited to the termination of the Dockers Golf license. Management believes other financing should become feasible to United after the Merger.

      (4)  The Avid shareholders will become United shareholders.

      (5) The receipt of United common stock in the Merger is intended to be a tax-free exchange to the Avid shareholders.

      (6) The prospects for assembling a qualified management team and for obtaining adequate capital and financing to carry out its business plan should be greater than those available to Avid.

      (7) The number of shares of United common stock outstanding will mean that Avid shareholders will experience substantial dilution upon consummation of the Merger.

      (8) The Board of Directors considered those matters described above under "RISK FACTORS."

      In view of the variety of factors considered, the Board of Directors of Avid did not find it practical to quantify or otherwise attempt to attach relative weights to specific factors considered. Based on its deliberations, the Board of Directors of Avid has determined that the Merger is in the best interests of Avid and its shareholders. The Board of Directors also considered and gave weight to the interest which a certain officer and director of Avid and United, Mr. Frank Jakovac, has in connection with the Merger. Management believes that the benefits of the Merger for United include, but are not limited to, the business experience of Avid's management, as well as the public company status of Avid.

      While there can be no assurance that all the above factors which are stated as objectives can be fulfilled through the Merger, management did perform certain inquiries and did consider certain matters relating to the proposed Merger. With respect to its belief that United, after the Merger, should have greater prospects for assembling a qualified management team, management relied upon the experience of Messrs. Jakovac and Handlon, who have substantial business experience. With respect to its belief that United after the completion of the Merger should achieve improved financial conditions and operations, management relied on its internally-generated business plan, which indicates that United can achieve profitability, assuming that (i) at least $1,000,000 is raised in an equity or debt financing; (ii) United successfully markets and obtains sales of homeland security products pursuant to its agreement with View Systems/Milestone Technology, Inc.; and (iii) there is continuing availability of qualified management personnel for what is a relatively new venture. Management has no reason to believe that the assumptions used in preparing its business plan are not reasonable.

      The Board of Directors of Avid has approved the Merger Agreement and Articles of Merger and unanimously recommends that the Avid shareholders vote FOR approval of the Merger Agreement and Articles of Merger.

UNITED'S REASONS FOR ENGAGING IN THE MERGER

      United's management believes that, after the Merger, United's public company status should improve United's ability to raise capital and to successfully market and sell homeland security products pursuant to its agreement with View Systems/Milestone Technology, Inc. Based on management's experience, more investors are likely to finance a company if there is a market in which to dispose of their stock in the future. The availability of financing will enable United to fund the marketing and sales of the Security Scan 2000 homeland security product.

INTEREST OF AN AVID DIRECTOR AND OFFICER IN THE MERGER

      In considering the proposed Merger, shareholders should be aware that a member of Avid's and United's management and Board of Directors has an interest which might present him with a conflict of interest in connection with the Merger. Mr. Frank Jakovac, Chief Executive Officer, President and a director of Avid immediately prior to the effective date of the Merger, is also currently the President and sole director of United and will remain a director of United immediately after the effective date of the Merger.

      In voting on major corporate transactions such as mergers and significant acquisitions, corporate boards frequently adopt special procedures to allow disinterested directors the opportunity to consider and vote upon such transactions free from the influence of interested directors. Although the term "interested director" does not have a precise, accepted definition, in its broadest sense, it would include all persons who are or were officers of a company, controlling shareholders of the company, and employees or associates of controlling shareholders. Under this broad definition, Avid has two (2) disinterested directors.

OUTSTANDING UNITED SECURITIES

      United currently has outstanding 498,667 shares of common stock, all of which are owned by Mr. Frank Jakovac. United's currently outstanding common stock will remain outstanding upon completion of the proposed Merger. An effect of the Merger from the standpoint of Avid shareholders will be to increase the percentage of common stock beneficially owned by directors and officers from under 1% (representing beneficial ownership as to Avid's common stock) to over 10% (representing anticipated beneficial ownership of United's common stock upon the effective date of the Merger).

STOCK OWNERSHIP

      At May 31, 2002, officers and directors of Avid held 400,000 shares of common stock, representing under 1% of the shares then outstanding.

EXPENSES OF THE MERGER

      If the Merger is not consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses.

ACCOUNTING TREATMENT

      It is intended that the Merger will qualify to be accounted for as a recapitalization of Avid with Avid as the acquirer (reverse acquisition). Avid will be treated as the acquirer for accounting purposes because it is intended that the shareholders of Avid will control Merger Co. after the Merger. The historical financial statements prior to the effective date of the Merger will be those of Avid.

THE MERGER AGREEMENT

      Avid, United and Merger Co. entered into the Merger Agreement on June 18, 2002. The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Articles of Merger, copies of which are attached as Annex I and Annex II to this Proxy Statement/Prospectus and incorporated herein by reference.

      EFFECTIVE DATE OF THE MERGER

      The Merger will become effective on the date the Articles of Merger filed with the Secretary of State of the State of Nevada become effective. Avid and United intend that the effective date will occur as soon as reasonably practicable after the Avid Meeting takes place.

      EFFECT OF THE MERGER; CONVERSION OF SHARES

      On the effective date, Avid will be merged with and into Merger Co., the separate corporate existence of Avid will terminate, and Merger Co., as the surviving corporation, will own all of the assets and will be responsible for all of the liabilities of Avid and Merger Co. By virtue of the Merger, fifty
(50) issued and outstanding shares of Avid common stock will be converted into one (1) share of United common stock. In addition, shares of Avid Series A Convertible Preferred Stock will be converted into shares of United common stock on the same basis as if such shares of preferred stock had been converted into shares of Avid common stock prior to the Merger. Each share of Avid Series A Convertible Preferred Stock is convertible into 20,000 shares of Avid common stock and will be converted into United common stock in the same fifty (50) for one (1) ratio as if such shares of Avid Series A Convertible Preferred Stock had been converted into Avid common stock prior to the Merger.

      DILUTION TO AVID SHAREHOLDERS

      Upon the successful consummation of the Merger, existing Avid shareholders will be diluted by United's current outstanding shares of common stock or approximately 10%. This means that as a result of the Merger, Avid's existing shareholders will, collectively, own 10% less of the company than prior to the Merger. The following tables set forth the effect of the Merger on existing shareholders of Avid capital stock:


                                       BEFORE CONSUMMATION OF MERGER
                                                                    PERCENTAGE
                                 AVID                                OWNERSHIP
                            CAPITAL STOCK                             OF AVID
                                OWNED                              COMMON STOCK
                            ----------------------------------------------------

Avid Common Shareholders      147,933,309 shares of Avid common stock    59.7%

Avid Series A Convertible     100,000,000 shares of Avid common          40.3%
Preferred Shareholders                    stock on an as-converted
                                           basis


                                      AFTER CONSUMMATION OF MERGER
                                                                   PERCENTAGE
                               UNITED                               OWNERSHIP
                           CAPITAL STOCK                            OF UNITED
                               OWNED                               COMMON STOCK
                           -----------------------------------------------------

Former Avid Common           2,983,666                                 54.42%
Shareholders

Former Avid Series A         2,000,000                                 36.48%
Convertible Preferred
Shareholders

Prior United Common            498,667                                  9.10%
Shareholders


      NO EXCHANGE OF CERTIFICATES REQUIRED

      Holders of Avid common stock certificates will not be required to surrender the certificates representing their shares.

      AVID ARTICLES OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS

      The Articles of Merger provide that the Articles of Incorporation and By-Laws of Merger Co., as in effect immediately prior to the effective date, will be the Articles of Incorporation and By-Laws of Merger Co. immediately after the effective date and thereafter will continue to be its Articles of Incorporation and By-Laws until amended as provided therein and under Nevada law.

      Mr. Frank Jakovac, a director of Avid holding office immediately prior to the effective date will be the sole director of Merger Co. and United, respectively, on the effective date. In addition, Mr. Jakovac, the Chief Executive Officer and President of Avid immediately prior to the effective date, and Mr. James Handlon, the Chief Operating Officer of Avid immediately prior to the effective date, will be the officers of Merger Co. (holding the same office as they held with Avid) after the effective date.

      UNITED ARTICLES OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS

      The Articles of Incorporation and By-Laws of United, as in effect immediately prior to the effective date (copies of which are attaches as Annexes III and IV to this Proxy Statement/Prospectus), will remain the Articles of Incorporation and By-Laws of United immediately after the effective date until amended as provided therein and under Nevada law.

      Mr. Frank Jakovac, the sole director of United holding office immediately prior to the effective date, will continue to be the sole director of United at the effective date.

      CONDUCT OF BUSINESS PENDING THE MERGER

      Avid currently has no operations and little or no cash on hand. Avid's liabilities greatly exceed its assets.

      CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER

      Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the fulfillment of the following conditions:

      (a) The Merger Agreement and the Merger shall have been approved by the requisite vote of Avid's shareholders and by United's shareholders.

      (b) The issuance of United common stock in connection with the Merger shall have been approved by United's shareholders.

      (c) The registration statement to which this Proxy Statement/Prospectus is related shall have become effective with the Securities and Exchange Commission, and no stop order suspending such effectiveness shall have been issued or proceedings for such purpose shall have been instituted, and this Proxy Statement/Prospectus shall not contain an untrue statement of a material fact and shall not omit any statement required to be contained herein or necessary to make any statement contained herein, in the light in which made not misleading.

      (d) No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes illegal or otherwise prevents the consummation of the Merger shall be issued or sought.

      (e) No party to the Merger Agreement shall have terminated the Merger Agreement as permitted therein.

      The obligations of Avid to effect the Merger is subject to the representations and warranties of United set forth in Article III of the Merger Agreement being true as of the date of the Merger Agreement (or, if not, any exceptions shall have been removed on a basis satisfactory to Avid) and shall be true and correct as of the effective date as if made at the effective date.

      The obligations of United and Merger Co. to effect the Merger is subject to the representations and warranties of Avid set forth in Article III of the Merger Agreement being true as of the date of the Merger Agreement (or, if not, any exceptions shall have been removed on a basis satisfactory to United) and shall be true and correct as of the effective date as if made at the effective date.

      Any conditions to a party's obligation to consummate the Merger (other than Avid and United shareholder approval) may be waived by such party before or after such party's shareholders taking action on the Merger and the Merger consummated without another vote of the Avid shareholders subject to the provision described below under "Amendment and Termination of the Merger Agreement an the Articles of Merger, Effect of Termination." In general, Avid would determine to waive a condition only on the basis of a judgment that, notwithstanding waiver of the particular condition, the Merger is still in the best interests of its shareholders. If such a waiver would have a material adverse impact on the Avid shareholders and, under applicable state or federal law or the terms of the Merger Agreement, Avid would be required to re-solicit proxies from its respective shareholders, it will do so.

      AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT AND THE ARTICLES OF MERGER; EFFECT OF TERMINATION

      The Merger Agreement may be amended by Avid and United (whose approval shall be binding upon Merger Co.); PROVIDED, HOWEVER, that, after approval of the Merger by the shareholders of Avid, no amendment may be made which would materially and adversely affect the shareholders of Avid, without the further approval of the shareholders of Avid.

      The Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the shareholders of Avid:

      (a) by mutual consent of the Boards of Directors of United and Merger Co. and the Avid Board of Directors; or

      (b) by United or Avid if the Avid Special Meeting is held and, at such Special Meeting, the vote regarding the Merger contemplated to be taken thereat is taken and the requisite approval is not obtained or if the approval of the shareholders of United is not obtained; PROVIDED, HOWEVER, that no party shall have the right to terminate the Merger Agreement unilaterally if the event giving rise to such right shall be primarily attributable to such party or to any affiliated party. The termination of the Merger Agreement shall automatically terminate the Articles of Merger.

      In the event of the termination of the Merger Agreement by any party as provided therein, the Merger Agreement shall become void and there shall be no liability thereunder on the part of any party or its respective officers and directors except liability on the part of any party for intentional breach or misrepresentation or common law fraud and except that the agreements regarding expenses and confidentiality contained in the Merger Agreement shall survive the termination thereof.

      TREATMENT OF AVID STOCK OPTIONS

      As of the effective date, options outstanding under Avid's 2000 Stock Incentive Plan shall terminate.

      RESTRICTIONS ON RE-SALES BY AFFILIATES

      The shares of United common stock issuable in the Merger have been registered under the 1933 Act. Therefore, such shares may be traded freely and without restriction by those Avid shareholder not deemed to be "affiliates" of Avid or United (as such term is used in Rule 145 under the 1933 Act). Those persons who are deemed affiliates of Avid or United will be restricted from publicly selling the shares of United common stock they receive in connection with the Merger unless such sales are made pursuant to either an effective registration statement under the 1933 Act or an exemption from registration. United is not required to provide any such registration statement (and this Proxy Statement/Prospectus may not be used for selling such shares), nor is it required to take any action to make any such exemption available.

      The Avid shareholders who are deemed to be affiliates of Avid or United may, however, sell their shares in accordance with Rule 145 under the Securities Act. Rule 145 requires that affiliates sell shares of United common stock acquired in the Merger in accordance with certain provisions of Rule 144 under the Securities Act. Under such provisions, shares of United common stock acquired by affiliates in the Merger may be sold: (i) if current public information with respect to United (as required by the reporting requirements of the Securities Exchange Act of 1934) is available; (ii) if the stock is sold in a "broker's transaction" (as defined in the Rule); and (iii) if the amount of stock sold or to be sold by the affiliate within any three-month period does not exceed the greater of (a) one percent of the outstanding United common stock or
(b) the average weekly volume trading of United common stock on the NASDAQ system during the four-week period prior to the proposed sale.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

      The shareholders of Avid common stock as of _____________, 2002 are entitled to dissent from the proposed Merger and obtain payment for the fair value of their shares under sections 78.3792-78.3793 of the Nevada Revised Statutes in connection with the Merger. If the Merger is consummated, each Avid shareholder, who has not voted in favor of the Merger (which includes voting against the Merger and abstaining from voting) and who otherwise complies with the Nevada Revised Statutes, will be entitled to such rights. The following discussion is not a complete statement of laws relating to appraisal rights and is qualified in its entirety by references to the Nevada Revised Statutes. All references in the Nevada Revised Statutes and in this summary to "shareholders" or "shareholders" are to the record holders of the shares of Avid common stock as to which appraisal rights are asserted.

      Under the Nevada Revised Statutes, holders of Avid common stock who desire to exercise their appraisal rights must satisfy all of the following conditions. A written notice of the shareholder's intent to demand payment for his shares if the proposed action is effectuated must be delivered to the Secretary of Avid before the taking of the vote on the Merger. The shareholder's notice of intent must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of the Nevada Revised Statutes.

      Avid shareholders electing to exercise their appraisal rights must deliver a notice of intent to: Secretary, Avid Sportswear & Golf Corp., 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212, so as to be received prior to taking the vote at the Special Meeting. The shareholder's notice of intent must specify the shareholder's name and mailing address, the number of shares of Avid common stock owned, and that the shareholder is thereby demanding appraisal of his shares.

      The shareholder's notice of intent must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on the certificate or certificates representing such shareholder's shares of Avid common stock. If the Avid common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the shareholder's notice of intent must be executed by the fiduciary. If the Avid common stock is owned of record by more than one person, as in a joint tenancy in common, the shareholder's notice of intent must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may executed the shareholder's notice of intent for a shareholder of record; however, the agent must identify the record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the Avid Special Meeting.

      NRS Section 92A.400 provides that a shareholder may exercise appraisal rights for less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Avid common stock outstanding in the name of such shareholder.

      If the holders of more than one percent (1%) of the outstanding shares of Avid common stock object to the Merger, the Board of Directors of either United or Avid may terminate the Merger Agreement.

      If the Merger is approved by the holders of the requisite number of Avid shares, Avid shall give written notice of the adoption of the Merger Agreement within ten (10) days of such adoption to each Avid shareholder who filed a notice of intent and who did not vote for adoption of the Merger Agreement.

      Within twenty (20) days after the giving of notice to him, any shareholder who elects to dissent shall file with Secretary of Avid a notice of election to dissent, stating his name and address, the number, classes and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. An Avid shareholder who elects to exercise appraisal rights must deliver a notice of election to dissent to: Secretary, Avid Sportswear & Golf. Corp., 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212. Any Avid shareholder failing to file a notice of election to dissent within such twenty (20) day period shall be bound by the terms of the proposed corporate action. Any Avid shareholder filing a notice of election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing to the notice of election to dissent.

      Upon filing of a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided for in NRS Section and shall not be entitled to vote or to exercise any rights of a shareholder. A notice of election to dissent may be withdrawn in writing by the shareholder at any time before an offer is made by Avid to pay for his shares. After the time such offer is made, no such notice of election to dissent may be withdrawn unless Avid consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election if the notice of election to dissent is withdrawn, the proposed Merger is abandoned or rescinded or the shareholders of Avid revoke the authority to effect the Merger, no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by the Nevada Revised Statutes.

      Within ten (10) days after the expiration of the period in which shareholders may file their notices of elections to dissent, or within ten (10) days after the Merger is effected, whichever is later (but in no case later than ninety (90) days from the date the Merger was approved by the shareholders), Avid will make a written offer to each dissenting shareholder who has filed a notice of election to dissent to pay an amount which Avid estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the ninety (90) day period after the shareholders' authorization of the Merger, the offer may be made conditional upon the consummation of such action.

      If within thirty (30) days after the making of such offer the shareholder accepts the same, payment for his shares shall be made within ninety (90) days after making of such offer or the consummation of the proposed Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have interest in such shares.

      If Avid fails to make such offer within the period set forth above or if Avid makes the offer and any dissenting shareholder fails to accept the same within thirty (30) days thereafter, then Avid, within thirty (30) days after receipt of written demand from any dissenting shareholder given within sixty
(60) days after the date on which such corporate action was effected, shall (or at its election at any time within such period of sixty days may), file an action in any court of competent jurisdiction in Nevada, requesting that the fair value of such shares be determined. The Court shall also determine whether each dissenting shareholder, as to whom Avid requests the court to make such determination, is entitled to receive payment for their shares. If Avid fails to institute the proceeding as set forth herein, any dissenting shareholder may do so in the name of Avid.

      The above information is a summary of the Nevada Revised Statutes relating to the procedure for the exercise of a shareholders' right of appraisal and is qualified in its entirety by reference to the full text of the Nevada Revised Statutes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The following is a summary of the material United States federal income tax consequences of the Merger to Avid shareholders upon their exchange of Avid common stock for United common stock pursuant to the Merger. This summary is based on provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect as of the date of this proxy statement-prospectus. There can be no assurance that future legislative, administrative or judicial changes will not affect the accuracy of the statements or conclusions set forth in this tax summary. Furthermore, this summary will not be binding on the Internal Revenue Service or the courts, and no rulings will be sought from the Internal Revenue Service with regard to the tax treatment of the Merger. Accordingly, there can be no certainty that the Internal Revenue Service will not challenge the conclusions reflected in this summary or that a court would not sustain such a challenge. This summary is limited to Avid shareholders that hold their shares as a capital asset and does not consider the tax treatment to shareholders that hold their shares through a partnership or other pass-through entity. This summary does not address all aspects of United States federal income taxation that may be applicable to Avid shareholders in light of their particular circumstances or to Avid shareholders subject to special treatment under United States federal income tax law, such as:

      o  certain United States expatriates;

      o shareholders that hold Avid common stock as part of a straddle, appreciated financial position, hedge, conversion transaction or other integrated investment;

      o Avid shareholders whose functional currency is not the United States dollar;

      o Avid shareholders who acquired Avid common shares through exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

      o  foreign persons and entities;

      o  financial institutions;

      o  insurance companies;

      o  tax-exempt entities;

      o  dealers in securities; and

      o  traders in securities that mark-to-market.

      Furthermore, this summary does not address any aspect of state, local or foreign taxation.

MERGER

      We intend to treat the Merger as a  reorganization  within the  meaning of
Section 368(a) of the Internal Revenue Code. Provided that the Merger is respected as such: (i) no gain or loss will be recognized by an Avid shareholder who exchanges Avid shares solely for United shares; (ii) the basis of United shares received by an Avid shareholder will equal the basis of the Avid shares exchanged therefor; and (iii) the holding period of the United shares received by an Avid shareholder in the merger will include the holding period of the shareholder's Avid shares.

      REPORTING REQUIREMENTS

      An Avid shareholder who receives United shares in the merger should file a statement with his or her United States federal income tax return for the taxable year in which the Merger takes place setting forth his or her tax basis in the Avid shares exchanged in the Merger and the fair market value of the

United shares and the amount of any cash received in the Merger. In addition, Avid shareholders will be required to retain permanent records of these facts relating to the Merger.

      THE SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, THIS SUMMARY DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE SUMMARY DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE, LOCAL OR OTHER TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER. ACCORDINGLY, EACH AVID SHAREHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME, REPORTING OR OTHER TAX CONSEQUENCES OF THE MERGER TO THAT SHAREHOLDER.

GOVERNMENTAL FILINGS

      Avid has determined that no filings or approvals are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Avid and United are not currently aware that any governmental permits, approvals, consents or similar actions are required for consummation of the Merger except for federal and state approvals under applicable securities laws.

MARKET PRICES OF AVID COMMON STOCK

      The company's common stock began trading on the Over-the-Counter Bulletin Board on March 24, 1998, under the symbol GFIO. On July 22, 1999, our company's symbol was changed to AVSG. On December 2, 1999, our company's common stock was no longer eligible for quotation on the Over-the-Counter Bulletin Board because our company's Registration Statement on Form 10-SB had not been declared effective by the Commission as of that date. On that date, our company's common stock began trading on the pink sheets. Our company began trading again on the Over-the-Counter Bulletin Board, May 9, 2000. The company's high and low bid prices by quarter during 1999, 2000, 2001 and 2002 are as follows(1):

                                           CALENDAR YEAR 2002
                                         HIGH BID       LOW BID
               First Quarter              $0.0025       $0.0011
               Second Quarter             $0.0022       $0.0011
               Third Quarter              $0.0033       $0.0012
               (July 1 - October 1, 2002)


                                           CALENDAR YEAR 2001
                                         HIGH BID       LOW BID
               First Quarter              $0.1400       $0.0350
               Second Quarter             $0.1350       $0.0080
               Third Quarter              $0.1620       $0.0061
               Fourth Quarter             $0.0400       $0.0019


                                          CALENDAR YEAR 2000(2)
                                         HIGH BID       LOW BID
               First Quarter             $0.8100       $0.2500
               Second Quarter            $0.6250       $0.2500
               Third Quarter             $0.6875       $0.2550
               Fourth Quarter            $0.4063       $0.0938

                                           CALENDAR YEAR 1999(2)
                                          HIGH BID       LOW BID
                   First Quarter          $2.0000       $0.7500
                   Second Quarter         $1.4688       $0.8750
                   Third Quarter          $1.1250       $0.6875
                   Fourth Quarter         $1.0938       $0.2500

      On October 1, 2002, our company's high and low bid prices were $0.0026 and $0.0030, respectively. As of October 1, 2002, Avid had 242 holders of record.

(1) These quotations reflect high and low bid pries from the Over-the-Counter Bulletin Board and the pink sheets.


(2)   These  quotations  reflect  inter-dealer  prices,  without retail mark-up,
      mark-down  or  commission,   and  may  not  necessarily  represent  actual
      transactions.

                            DESCRIPTION OF SECURITIES

DESCRIPTION OF AVID CAPITAL STOCK

      AUTHORIZED  CAPITAL  STOCK.  The  authorized  capital stock of our company consists of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of October 1, 2002, Avid had 147,933,309 shares of common stock and 5,000 shares of Series A Convertible Preferred Stock outstanding, respectively. The company also has the following options and warrants outstanding:

                      TYPE NUMBER OF SHARES EXERCISE PRICE

                   Options         864,477              $0.38
                   Options       1,000,000              $0.30
                   Options         475,000              $0.35
                   Warrants        100,000              $0.50
                   Warrants        285,714              $1.50
                   Warrants         39,000              $0.01
                   Warrants      2,000,000              $0.35

      The following description is of the material terms of our capital stock. Additional information may be found in our company's articles of incorporation included as an exhibit to our Registration Statement on Form 10-SB (as amended) filed with the Securities and Exchange Commission.

      COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. In the event of liquidation, dissolution or winding up of our company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

      PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by the Nevada Revised Statutes, or the rules of any quotation system or national securities exchange on which stock of our company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. Each share of Avid Series A Convertible Preferred Stock is convertible into 20,000 shares of Avid common stock. The company has no present plans to issue any additional shares of preferred stock.

DESCRIPTION OF UNITED CAPITAL STOCK

      COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. In the event of liquidation, dissolution or winding up of our company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS OF UNITED AND NEVADA LAW

      The following provisions of the Articles of Incorporation and Bylaws of United could discourage potential acquisition proposals and could delay or prevent a change in control of United. Such provisions may also have the effect of preventing changes in the management of our company, and preventing shareholders from receiving a premium on their common stock.

      AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of common stock and preferred stock of United are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

      NEVADA BUSINESS COMBINATION LAW. The State of Nevada has enacted legislation that may deter or frustrate takeovers of Nevada corporations. The Nevada Business Combination Law generally prohibits a Nevada corporation from engaging in a business combination with an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of the outstanding voting stock of United or any person affiliated with such person) for a period of three years following the date that such shareholder became an interested shareholder, unless the combination or the purchase of shares made by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the corporation before that date. A corporation may not engage in any combination with an interested shareholder of the corporation after the expiration of three years after his date of acquiring shares unless:

      o The combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the date such interested shareholder acquired such shares;

      o A combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested shareholder proposing the combination, or any affiliate or associate of the interested shareholder proposing the combination, at a meeting called for that purpose no earlier than three years after the interested shareholder's date of acquiring shares; or

      o The aggregate amount of cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested shareholder, satisfies the fair value requirements of Section 78.441 of Nevada Revised Statutes.

      SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders of United may be called by its Board of Directors or other persons authorized to do so under Nevada law. Under applicable Nevada law, shareholders do not have the right to call a special meeting of the shareholders. This may have the effect of discouraging potential acquisition proposals and could delay or prevent a change in control of our company by precluding a dissident shareholder from forcing a special meeting to consider removing the Board of Directors or otherwise.

      TRANSFER AGENT AND REGISTRAR. Transfer Online is the transfer agent and registrar for our common stock. Its address is 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.

COMPARISON OF RIGHTS OF SHAREHOLDERS

      Both Avid and United are incorporated under the laws of the State of Nevada. The rights of Avid shareholders are governed by Nevada law and Avid's Articles of Incorporation and By-Laws. The rights of United shareholders are governed by Nevada law and United's Articles of Incorporation and By-Laws. Upon consummation of the Merger, Avid shareholders will become United shareholders and their rights will be governed by Nevada law and United's Articles of Incorporation and By-Laws. There are no substantive differences between the Articles of Incorporation and By-Laws of Avid and the Articles of Incorporation and By-laws of United.

                           INFORMATION CONCERNING AVID

BUSINESS OF AVID

      Currently, Avid has no on-going operations. Avid had been seeking potential operating businesses and business opportunities, with the intent to acquire or merge with such businesses; however, in management's opinion, the excess of Avid's liabilities over its assets and the lack of available funding make any such acquisition or merger other than the Merger with Merger Co. unlikely. Previously, through Avid's wholly-owned subsidiary, it designed, manufactured and marketed distinctive premium and moderately-priced sportswear. Avid sold its products primarily through golf pro shops and resorts, corporate sales accounts and better specialty stores. Until May, 2001, Avid's sportswear was marketed under three distinct labels: Avid Sportswear, British Open collection and Dockers Golf. On January 19, 2001, Avid received a letter from IMG that the company was in default of the license with The Championship Committee Merchandising Limited for failure to pay timely its royalty payments for the second, third and fourth quarters of 2000 of approximately $94,000. On April 30, 2001, IMG subsequently terminated this license. On May 9, 2001, the Dockers Golf label was terminated by the licensor. From its incorporation on September 19, 1997 until March 1, 1999, Avid had no operations. On March 1, 1999, Avid acquired Avid Sportswear, Inc., which had been in the business of designing, manufacturing and marketing golf apparel since October 6, 1988. For accounting purposes, the acquisition was treated as a purchase of Avid Sportswear, Inc. All of Avid's business operations had been conducted through Avid Sportswear, Inc.

      On May 9, 2001, Avid received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers Trademark License Agreement between Avid's wholly-owned subsidiary, Avid Sportswear, Inc. and Levi Strauss &Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end-of-season sales being greater than 25% of the company's total product sales during the Year 2000. Due to the loss of this license, Avid's operating results for the quarter ended September 30, 2001 will not be indicative of future results. Avid believes that the loss of this license will have a material adverse effect on its results of operations in future periods. As a result of the loss of this license, Avid has no ongoing operations.

      On May 17,  2001,  Barnum Mow,  the  President  of Avid  Sportswear,  Inc.
resigned. In addition, on May 14, 2001, Stephen A. Korn, the Chief Financial Officer of Avid Sportswear, Inc., was terminated by the company and, on May 29, 2001, the Executive Vice-President of Merchandising and Design of Avid Sportswear, Inc. resigned.

      On July 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with Mr. Mow. Mr. Mow filed a complaint in Los Angeles Superior Court, Central District, against Avid and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing and violation of Labor Code ss. 227.3. Mr. Mow seeks damages in the amount of $444,307.00, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

      On August 1, 2001, Avid and its wholly-owned subsidiary were named in litigation with Mr. Korn. Mr. Korn filed a complaint in Los Angeles Superior Court, Central District, against Avid and its wholly-owned subsidiary alleging termination in violation of public policy, breach of written and implied contract, breach of implied covenant of good faith and fair dealing, intentional interference with contractual relations, negligent interference with contractual relations, and violations of Labor Code ss.ss. 201 and 227.3. Mr. Korn seeks damages in an amount proven at trial, prejudgment interest thereon, a penalty in accordance with Labor Code ss. 203, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

      On September 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with David Roderick, former Executive Vice-President of Merchandising and Design of Avid's wholly-owned subsidiary. Mr. Roderick filed a complaint in Los Angeles Superior Court, Central District, against Avid and its wholly-owned subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

      On May 22, 2001, Avid received a letter from GE Capital Commercial Services, Inc. that, effective May 22, 2001, it was terminating its obligation to make any further advances to Avid pursuant to the Factoring Agreement between Avid and GE Capital Commercial Services, Inc. In addition, GE Capital Commercial

Services, Inc. declared all of the advances and other obligations owing by Avid to GE Capital Commercial Services, Inc. to be immediately due and payable. Subsequently, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the obligations under the factoring agreement had been paid in full. Also, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the company's chairman has no further obligations as the guarantor of the factoring agreement.

      On July 24, 2001, Avid hired Frank Jakovac as its new President and Chief Executive Officer. Also, on July 24, 2001, Avid hired James Handlon as its new Chief Operating Officer and Michelle Mathis as its new Director of Corporate and Legal Affairs. Messrs. Jakovac and Handlon and Ms. Mathis were also elected as members of its company's Board of Directors. Effective December 1, 2001, the employment agreements for Messrs. Jakovac and Handlon and Ms. Mathis were terminated by the mutual consent of Avid and each respective individual. Messrs. Jakovac and Handlon and Ms. Mathis continue to remain as officers and directors of Avid.

      On August 16, 2001, Jerry L. Busiere resigned as a director of Avid. On September 24, 2001, Earl T. Ingarfield resigned as Chairman of the Board of Directors of Avid. On December 1, 2001, Michael LaValliere resigned as a director of Avid.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF AVID

The following table shows selected historical consolidated financial data and other information for Avid. The annual financial information for 1997, 1998, and 1999 are derived from audited consolidated financial statements not included in this proxy statement/prospectus. The annual financial information for 2000 and 2001 are derived from the audited consolidated financial of Avid and related notes which appear elsewhere in this document. The information should be read in conjunction with, and is qualified in its entirety by reference to Avid's consolidated financial statements and notes included elsewhere in this proxy statement/prospectus.

                                                YEARS ENDED DECEMBER 31,
                                    --------------------------------------------------------------------
                                    1997(1)(2)     1998(1)(2)     1999(1)     2000(1)     2001(1)
                                    --------------------------------------------------------------------
STATEMENT OF INCOME DATA:
-------------------------
Sales, net                          $ 2,848,815    $ 3,721,829    $ 2,682,417  $ 11,186,719  $ 20,720,343
                                    ------------   ------------   ------------ ------------- ------------
Cost of sales                         1,964,284      2,678,906      1,854,985     9,951,682    14,322,676

Manufacturing expenses                  459,952        576,260      1,276,271     3,748,889     3,123,856

General and administrative              788,029      1,001,688      3,860,502     5,293,764     8,982,322
  expenses

Depreciation and amortization            53,057         74,441        369,072       463,936       407,259
                                    ------------   ------------   ------------ ------------- ------------

Total costs and expenses              3,265,322      4,331,295      7,360,830    19,458,271    26,836,113
                                    ------------   ------------   ------------ ------------- ------------
Loss from operations                  (416,507)      (609,466)    (4,678,413)   (8,271,552)   (6,115,770)

Interest income (expense), net        (105,849)      (134,384)             -      (390,002)     (503,979)
                                    ------------   ------------   ------------ ------------- ------------
Loss before extraordinary
  gain                                (522,356)      (743,850)    (4,678,413)   (8,661,554)   (6,619,749)

Extraordinary gain                           -              -              -             -        41,988
                                    ------------   ------------   ------------ ------------- ------------
Loss before cumulative effect
 of change in accounting
 principle                          $ (522,356)    $ (743,850)   $(4,678,413)  $(8,661,554)  $(6,577,761)
Cumulative effect of change in
 accounting principle                        -              -              -             -       389,522
                                    ------------   ------------   ------------ ------------- ------------
Net Loss                            $ (522,356)    $ (743,850)   $(4,678,413)  $(8,661,554)  $(6,188,239)
                                    ============   ============   ============ ============= ============
BALANCE SHEET DATA:
-------------------

Cash                                $  (26,822)    $   40,282    $   237,407   $    25,452   $   213,434

Working capital                        548,871     (1,053,623)    (1,295,146)   (4,073,648)   (3,677,308)

Total assets                         1,474,969      1,500,975      5,279,834     6,317,115     1,476,523

Total debt                           1,560,547      2,280,403      3,753,747     7,582,340     5,000,929

Total stockholders' equity
  (deficit)                            (85,578)      (779,428)     1,526,087    (1,265,225)   (3,524,406)

STATEMENT OF CASH FLOW DATA:
----------------------------

Net cash used by operating
  activities                        $ (679,638)    $ (562,102)   $(2,276,268)  $(3,972,789)  $  (396,124)
Net cash used by investing
  activities                          (101,089)      (190,312)    (  309,660)     (711,565)     (263,751)
Net cash provided by
  financing activities                 380,000        792,696      2,669,098     4,472,399       847,857
                                    ------------   ------------   ------------ ------------- ------------
Net increase (decrease) in
  cash                              $ (400,727)    $   40,282    $    83,170   $  (211,955)  $   187,982
                                    ============   ============   ============ ============= ============
----------------------------

(1) Avid discontinued all operations, with the exception of the Vida, Inc. subsidiary, as of November 30, 2001. As such, all revenues and expenses reported in fiscal years 1997, 1998, 1999, 2000, and 2001, have been classified as discontinued operations. The financial information above has been presented solely for comparative purposes.


(2) As the main operating component of the Company, Avid Sportswear, Inc., was purchased during 1999, the financial information presented for the years ended December 31, 1997 and 1998, represent the audited financial information of Avid Sportswear, Inc., and exclude financial information related to the parent company. The excluded information is immaterial to the financial position of the Company.

AVID MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF AVID'S OPERATIONS

      PLAN OF OPERATIONS

      Currently, Avid has no on-going operations. Avid had been seeking potential operating businesses and business opportunities, with the intent to acquire or merge with such businesses; however, in management's opinion, the excess of Avid's liabilities over its assets and the lack of available funding make any such acquisition or merger other than the Merger with Merger Co. unlikely.

      ADDITIONAL FUND RAISING ACTIVITIES. As of June 30, 2002, we had $35,289 cash-on-hand. We have historically funded our operations through a combination of internally generated cash, funds loaned to our company by certain of our officers and directors and through the sale of securities. We will need to raise additional funds to execute a new business strategy. Our current liabilities exceeded our current assets as of June 30, 2002.

      Avid's new management believes that approximately 19,225,000 shares of common stock were issued without approval of the board of directors and without appropriate restrictive legends. The company has retained a consultant experienced in these matters to perform an independent review of these transactions, as well as all related party transactions.

      SUMMARY OF ANTICIPATED PRODUCT DEVELOPMENT. Our company does not have any available funds for any further product development and is re-evaluating our product development efforts in light of the termination of the Dockers Golf label and the British Open Collection label.

      SIGNIFICANT PLANT AND EQUIPMENT PURCHASES. In 2001, we did not make any significant plant and/or equipment purchases. In 2002, we do not anticipate purchasing additional equipment.

      CHANGES IN NUMBER OF EMPLOYEES. We currently have one (1) employee. As shown in the following chart, we do not anticipate hiring additional personnel during 2002. We believe that our personnel will be adequate to accomplish the tasks set forth in the plan.

                                                       CURRENT
                      DEPARTMENT                      EMPLOYEES
                      ------------------------        ---------
                      Administrative and Other
                         Support Positions                 1
                                                        -------
                      Total Employees                      1
                                                        =======

MANAGEMENT'S DISCUSSION AND ANALYSIS

      RESULTS OF OPERATIONS

THREE-MONTH PERIODS ENDED JUNE 30, 2002 AND 2001

      Effective November 30, 2001, Avid ceased all operations relating to the manufacture and sale of golf apparel and related products. The following results are not indicative of our future results.

      Our results of operations for the three-month periods ended June 30, 2002 and 2001 respectively, included three months of operations of our wholly-owned subsidiary, Avid Sportswear, Inc. As a result of the termination of the Dockers Golf license, these results are not indicative of future results.

      SALES, NET. Sales, net decreased $11.4 million, from $11.4 million to $0 in the three months ended June 30, 2002 compared to the same period in the prior year. This decrease was primarily attributable to our reduced sales subsequent to the termination of the Dockers Golf license on May 9, 2001.

      COST OF GOODS SOLD. Cost of goods sold decreased $8.1 million, from $8.1 million to $0 in the three months ended June 30, 2002 compared to the same period in the prior year. This decrease was primarily attributable to reduced sales subsequent to the termination of the Dockers Golf License.

      GROSS PROFIT. Gross profit decreased $3.2 million, from $3.2 to $0 in the three months ended June 30, 2002, compared to the same period in the prior year. This decrease was attributable to the decrease in sales, net in the current period compared to the same period in the prior year.

      SELLING EXPENSES. Selling expenses decreased $0.3 million, from $0.3 million to $0 in the three months ended June 30, 2002 compared to the same period in the prior year. This decrease was attributable to our reduced sales efforts subsequent to the termination of the Dockers Golf license on May 9, 2001.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $0.1 million, or 26.3%, from $343,774 to $253,538 in the three months ended June 30, 2002 compared to the same period in the prior year. This decrease was primarily attributable to reduced operating activities subsequent to the termination of the Dockers Golf license on May 9, 2001.

      INTEREST EXPENSE. Interest expense decreased $245,833 or 94.6%, in the three-month period ended June 30, 2002, compared to the same period in the prior year.

      NET LOSS. Net loss decreased $1.1 million, or 49.8%, from $2.3 million to $1.1 million in the three months ended June 30, 2002 compared to the same period in the prior year. This decrease was primarily attributable to the decrease in operating expenses subsequent to the termination of the Dockers Golf label on May 9, 2001. We anticipate that our net loss will increase as a result of the termination of the Dockers Golf license.

SIX-MONTH PERIODS ENDED JUNE 30, 2002 AND 2001

      Our results of operations for the six-month periods ended June 30, 2002 and 2001, included six months of operations of our wholly-owned subsidiary, Avid Sportswear, Inc. As result of the termination of the Dockers Golf license these results are not indicative of future results.

      SALES, NET. Sales, net decreased $18.0 million, from $18.0 million to $0 in the six months ended June 30, 2002 compared to the same period in the prior year. This decrease is primarily attributable to our reduced sales efforts subsequent to the termination the Dockers Golf product license on May 9, 2001.

      COST OF GOODS SOLD. Cost of goods sold decreased $12.9 million, from $12.9 million to $0 in the six months ended June 30, 2002 compared to the same period in the prior year. This decrease was primarily attributable to reduced sales subsequent to the termination of the Dockers Golf license on May 9, 2001.

      GROSS PROFIT. Gross profit decreased $5.1 million, from $5.1 million to $0 in the six months ended June 30, 2002 compared to the same period in the prior year. This decrease was primarily attributable to the decrease in sales, net in the current period compared to the same period in the prior year.

      SELLING EXPENSES. Selling expenses decreased $1.3 million, from $1.3 million to $0 in the six months ended June 30, 2002 compared to the same period in the prior year. This decrease was primarily attributable to our reduced sales efforts subsequent to the termination of the Dockers Golf license on May 9, 2001.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $3.1 million, or 86.9%, from $3.6 million to $0.5 million in the six months ended June 30, 2002 compared to the same period in the prior year. This decrease was partially attributable to reduced operating activities subsequent to the termination of the Dockers Golf license on May 9, 2001.

      INTEREST EXPENSE. Interest expense decreased $0.4 million, or 93.2%, in the six-month period ended June 30, 2002, compared to the same period in the prior year.

      NET LOSS. Net loss decreased $1.3 million, or 48.8%, from $2.7 million to $1.4 million in the six months ended June 30, 2002, compared to the same period in the prior year. This decrease was primarily attributable to the decrease in operating expenses subsequent to the termination of the Dockers Golf label on May 9, 2001.

YEARS ENDED DECEMBER 31, 2001 AND 2000

      Effective November 30, 2001, Avid ceased all operations relating to the manufacture and sale of golf apparel and related products. The following results are not indicative of our future results.

      Our results of operations for the years ended December 31, 2001 and 2000, respectively, included 12 months of operations of our wholly-owned subsidiary, Avid Sportswear, Inc.

      SALES, NET. Sales, net increased $9.5 million, or 85.2%, from $11.2 million to $20.7 million in the year ended December 31, 2001 compared to the same period in the prior year. This increase was primarily attributable to increased sales efforts in connection with the Dockers Gold product line prior its termination on May 9, 2001.

      COST OF GOODS SOLD. Cost of goods sold increased $4.4 million, or 43.9%, from $10.0 million to $14.3 million in the year ended December 31, 2001 compared to the same period in the prior year. Cost of goods sold as a percentage of sales, net decreased from 89.0% in the year ended December 31, 2000 to 69.1% in the year ended December 31, 2001. This decrease was primarily attributable to the reduced need to give concessions to customers caused by late shipping and the decreased liquidation of inventory from prior seasons.

      GROSS PROFIT. Gross profit increased $5.2 million, or 418.0%, from $1.2 million to $6.4 million in the year ended December 31, 2001, compared to the same period in the prior year. Gross profit as a percentage of sales, net increased from 11.0% to 30.9% in the year ended December 31, 2000 and 2001, respectively. This increase was primarily attributable to the increase in sales, net in the current period compared to the same period in the prior year.

      SELLING EXPENSES. Selling expenses decreased $0.1 million, or 4.7%, from $2.8 million to $2.7 million in the year ended December 31, 2001 compared to the same period in the prior year. This decrease was primarily attributable to our reduced sales efforts subsequent to the termination of the Dockers Golf license on May 9, 2001.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.5 million, or 9.4%, from $5.2 million to $5.7 million in the year ended December 31, 2001 compared to the same period in the prior year. This increase was primarily attributable to the increased expense associated with the addition of management personnel at our wholly-owned subsidiary prior to the termination of the Dockers Golf license on May 9, 2001.

      INTEREST EXPENSE. Interest expense increased $0.1 million or 29.2%, in the year ended December 31, 2001, compared to the same period in the prior year.

      NET LOSS. Net loss decreased $2.1 million, or 24.3%, from $8.7 million to $6.6 million in the year ended December 31, 2001 compared to the same period in the prior year. This decrease was primarily attributable to the increase in sales, net prior to the termination of the Dockers Golf license on May 9, 2001, and the decrease in cost of goods sold as a percentage of sales, net in the year ended December 31, 2001.

      LIQUIDITY AND CAPITAL RESOURCES. As of June 30, 2002, we had $35,289 cash-on-hand and our current liabilities exceeded our current assets. A discussion of how we generated and used cash in the three-month period follows:

            OPERATING ACTIVITIES. Our operating activities used $0.5 million in cash during the six-month period ended June 30, 2002, consisting mainly of consulting, legal and accounting fees, as well as, accounts payable and the pursuit of new business opportunities.

            INVESTING ACTIVITIES. Our investing activities used $0.3 million in cash during the six-month period ended June 30, 2002, consisting mainly of a decrease in notes receivable.

            FINANCING ACTIVITIES. Financing activities provided $20,000 during the six-month period ended June 30, 2002.

      Due to our significant quarterly losses and the loss of the Dockers Golf and British Open Collection product lines, we will need to rely on external financing to fund our operations for the foreseeable future. Expenses increased in the nine months ended September 30, 2001 due to, among other things, the increase in general and administrative expenses.

      In August 2000, we entered into a factoring, letter of credit and revolving inventory facility. On May 22, 2001, the factor terminated its obligations to make any further advances to our company under the factoring agreement and declared all of the advances and obligations owing by our company to the facto to be immediately due and payable. Subsequently, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the obligations under the factoring agreement had been paid in full. Also, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the company's chairman has no further obligations as the guarantor of the factoring agreement.

      As of August 18 2000, the outstanding balance of the company's loan with First State Bank, including all collateral security and guarantees associated therewith, were assigned to Earl T. Ingarfield, Michael LaValliere and Lido Capital Corporation in consideration of payment in full of all outstanding indebtedness to First State Bank.

      In November 2000, our company raised $300,000 in gross proceeds and $255,000 in net proceeds from the sale of convertible debentures. See "Item 2. Changes in Securities and Use of Proceeds."

      On November 28, 2000, we entered into an Equity Line of Credit Agreement with GMF Holdings, Inc. Pursuant to the Equity Line of Credit Agreement, GMF Holdings, Inc. agreed to acquire up to $10 million of our debentures. The debentures are convertible into shares of our common stock at a conversion price equal to 80% of the closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our company's common stock is traded for the 10 days immediately following the notice date of conversion. The timing of each sale and the number of debentures to be sold was at our discretion, subject to various conditions. Through December 31, 2001, our company has raised $1.2 from the sale of debentures pursuant to the Equity Line of Credit and 59.3 million shares of our company's common stock have been issued upon conversion of the debentures. As a result of the loss of the Dockers' license, no additional funds pursuant to the Equity Line of Credit are available to our company.

      In December 2000, our company raised $400,000 from the sale of 2,000,000 shares of common stock.

      On January 19, 2001, we received a letter form IMG that our company is in default of the license with The Championship Committee Merchandising Limited for failure to pay timely our royalty payments for the second, third and fourth quarters of 2000 of approximately $94,000. IMG subsequently terminated this license.

      On May 9, 2001, we received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers' Trademark License Agreement between our company's wholly-owned subsidiary, Avid Sportswear, Inc. and Levi Strauss & Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end of season sales being greater than 25% of the company's total product sales during the Year 2000.

      Avid's independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 2001, 2000 and 1999 financial statements, as well as the company's financial statements as of June 30, 2002, which states that Avid does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Avid's ability to obtain additional funding will determine its ability to continue as a going concern. Avid's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      In May 2002, Avid sold 5,000 shares of its Series A Convertible Preferred Stock at $4.00 per share. Each share of Series A Convertible Preferred Stock is convertible into Avid common stock at a conversion price of $.00005 per share.

CONTINGENT LIABILITIES

      The company's new management believes that the company issued shares of common stock without legends restricting the resale of such shares. The company's new management believes that at least 19,225,000 shares of common stock have been resold in the public market in violation of Section 5 of the 1933 Act. Accordingly, additional shares may have been resold in violation of
Section 5 of the 1933 Act. The company may be liable for rescission and other damages with respect to these sales.

      The Company's new management believes that the Company may be liable for unpaid compensation to Mr. Earl Ingarfield pursuant to the Employment Agreement dated February 29, 2000 between Avid and Mr. Ingarfield.

OUR DOCKERS' TRADEMARK LICENSE HAS BEEN TERMINATED BY LEVI STRAUSS & CO.

      On May 9, 2001, we received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers' Trademark License Agreement between our company's wholly-owned subsidiary, Avid Sportswear, Inc., and Levi Strauss & Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end-of-season sales being greater than 25% of our company's total product sales during Year 2000. As a result of the loss of the license, our company has no ongoing operations.

THE PRESIDENT OF OUR WHOLLY-OWNED SUBSIDIARY, AVID SPORTSWEAR, Inc., RESIGNED ON MAY 17, 2001

      On May 17, 2001, Barnum Mow resigned as President of our wholly-owned subsidiary, Avid Sportswear, Inc. On April 24, 2001, Mr. Mow resigned as a director of our company and as a director of Avid Sportswear, Inc. The operations of our company largely depended on the efforts and abilities of Mr. Mow. On July 26, 2001, Mr. Mow filed a complaint against our company and our wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of California Labor Code ss.
227.3. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

LEGAL PROCEEDINGS

      On July 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with Barnum Mow, former Chief Executive Officer of the wholly-owned subsidiary. Mr. Mow filed a complaint against Avid and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of Labor Code ss.ss. 227.3. Mr. Mow seeks damages in the amount of 444,307.00, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

      On August 1, 2001, Avid and its wholly-owned subsidiary were named in litigation with Stephen A. Korn, former CFO of the wholly-owned subsidiary. Mr. Korn filed a complaint against Avid and its wholly-owned subsidiary alleging termination in violation of public policy, breach of written and implied contract, breach of implied covenant of good faith and fair dealing, intentional interference with contractual relations, negligent interference with contractual relations, and violation of Labor Code ss.ss. 201 & 227.3. Mr. Korn seeks damages in an amount proven at trial, prejudgment interest thereon, a penalty in accordance with Labor Code ss.203, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

      On September 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with David Roderick, former Executive Vice President of Merchandising and Design of the wholly-owned subsidiary. Mr. Roderick filed a complaint against Avid and its wholly-owned subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

DESCRIPTION OF PROPERTY

      Avid is currently renting office space on a month-to-month basis for approximately $2,000 per month. Management believes that the property is in good condition and is sufficient for its current operating plans.

                          INFORMATION CONCERNING UNITED

BUSINESS OF UNITED

      United has been a development stage company that has had no operations or income since its inception in November 2001. United has entered into a business relationship that will enable it to market, sell, install and distribute homeland security products in North America. United has limited cash and no other material assets. United currently does not have a source of revenue to cover operating costs to allow it to continue as a going concern. Further, there can be no assurance that United will have the ability to successfully consummate the acquisition or merger of any business opportunities that will be of material value to it.

UNITED'S PLAN OF OPERATIONS

      On May 18, 2002, United entered into an agreement with View Systems/Milestone Technology, Inc., which enables United to market, sell, install and distribute, in North America, View Systems/Milestone Technology's Security Scan 2000 homeland security product. View Systems/Milestone Technology developed the Security Scan 2000 and currently manufactures the product. This product, initially developed by the United States Department of Justice, is a "security arch," also known as a "security portal." This product is intended to replace traditional metal detectors. The Security Scan 2000 is a software-based product that produces a silhouette image of a person and pinpoints potential weapons through a color-coding imaging system. The security arch is intended to be located in a security room that will "lock-down" in the event a potential weapon is identified and prevent unauthorized entry. Management believes the Security Scan 2000 is designed to produce more reliable indicators, unlike traditional metal detectors, which produce false positives for jewelry, belts, money-clips and similar non-weapons. The Secure Scan 2000 allows trained personnel to quickly determine the existence/non-existence of a weapon by pinpointing its exact location and transmitting a digital image to a monitor for verification and search. The Secure Scan 2000 is easy to install as either a stand-alone unit or as part of a permanent entrance to a building. The system can be remotely operational, which could reduce personnel and provide a cost saving.

      United does not currently have a definitive agreement to market other View Systems/Milestone Technology, Inc. products. The other products that have been discussed by the two companies include Anthrax scanners and eradicators, facial-recognition devices, wireless closed-circuit television cameras and voice-evacuation and fire annunciation products.

      Because United lacks funds, it may be necessary for the officers and directors to either advance funds to the company or to accrue expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, United's officers and directors anticipate deferring any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. United has no cash on hand to satisfy its cash requirements. If United engages outside advisors or consultants in its search for business opportunities, it may be necessary for it to attempt to raise additional funds. As of the date hereof, United has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital United will need to raise capital, most likely, the only method available to the company would be the private sale of its securities. Because of the nature of United as a development-stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that United will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the company.

      United's independent auditors have added an explanatory paragraph to their audit opinion issued in connection with United's financial statements as of December 31, 2001, which states that United does not have an established source of revenue or operations since inception which raises substantial doubt about its ability to continue as a going concern. United's financial statements do not include any adjustments that might result form the outcome of this uncertainty.

      Currently, United's only officer is Mr. Frank Jakovac. United intends to hire Mr. James Handlon and Ms. Michelle Mathis upon the successful consummation of the Merger. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management believes that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.

      Currently, United's common stock is not traded on a public trading market. Currently, United does not file reports with the Commission. As of May 31, 2002, there are no outstanding options or warrants to purchase, or securities convertible into, common stock of United. As of May 30, 2002, none of United's common stock is eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended. United is registering 4,983,666 shares of its common stock on behalf of United shareholders following the effective date of the Merger. As of May 31, 2002, United had 1 shareholder of record. United has not paid any dividends on its common stock since inception on November 26, 2001. United will not be delivering annual reports to its shareholders. The Registration Statement and Avid's reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a site of on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Commission at 1-800-SEC-0330.


LEGAL PROCEEDINGS

      None.

           UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed combined pro forma financial statements ("the pro forma financial statements") and explanatory notes have been prepared and give effect to the merger as a recapitalization of Avid with Avid as the acquirer (reverse acquisition). The historical financial statements prior to the effective date of the merger will be those of Avid.

In accordance with Article 11 of Regulation S-X under the Securities Act, unaudited condensed combined pro forma balance sheet (the "pro forma balance sheet") as of June 30, 2002, and unaudited condensed combined pro forma statement of income (the "pro forma statement of income") for the year ended December 31, 2001, have been prepared to reflect, for accounting purposes, the acquisition by United of Avid. For both the pro forma balance sheet and the pro forma statement of income, the average number of common shares gives effect to the exchange ratio of 50 shares of Avid for one share of United.

The following pro forma financial statements have been prepared based upon the historical financial statements of United and Avid. The pro forma financial statements should be read in conjunction with (a) the historical consolidated financial statements and related notes thereto of United as of December 31, 2001, for the period ended December 31, 2001, included in this proxy statement/prospectus; and (b) the historical consolidated financial statements and related notes thereto of Avid as of December 31, 2001, and 2000, and for the years ended December 31, 2001, 2000, and 1999, included in this proxy statement/prospectus.
See "Index to Financial Statements."

The June 30, 2002, pro forma balance sheet assumes that the Avid merger was completed on June 30, 2002. The June 30, 2002, pro forma balance sheet includes the historical unaudited consolidated balance sheet data of United as of June 30, 2002, and the historical unaudited consolidated balance sheet data of Avid as of June 30, 2002. United and Avid have no intercompany activity that would require elimination in preparing the pro forma financial statements.

The pro forma statements of income assume the Avid merger occurred on January 1, 2001. The pro forma statement of income for the year ended December 31, 2001, includes the audited historical consolidated statement of income data of United for the year ended December 31, 2001, and the audited historical consolidated statement of income data of Avid for the year ended December 31, 2001.

The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges or one-time charges which may result from the mergers or the final result of valuations of inventories, property, plant and equipment, intangible assets, debt, and other obligations. As the Avid merger has not been consummated as of the date of the preparation of these pro forma financial statements, there can be no assurance that the Avid merger will be consummated in the future.

                                        UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

                                              UNITED            AVID             COMBINED                             PRO FORMA
                                               AS OF           AS OF            HISTORICAL         PRO FORMA          COMBINED
                                           JUNE 30, 2002    JUNE 30, 2002      UNITED AND AVID    ADJUSTMENTS      UNITED AND AVID
                                         ---------------- ------------------ ------------------ ---------------  ------------------
ASSETS

CURRENT ASSETS:
  Cash                                    $          -     $       35,289      $      35,289     $         -       $      35,289
  Accounts receivable                                -                  -                  -               -                   -
  Notes receivable                                   -             25,000             25,000               -              25,000
                                         --------------    ---------------    ---------------    ------------     ---------------
     Total Current Assets                            -             60,289             60,289               -              60,289
                                         --------------    ---------------    ---------------    ------------     ---------------
OTHER ASSETS:
  Deposits                                           -                  -                  -               -                   -
  Trademarks                                         -              2,902              2,902               -               2,902
                                         --------------    ---------------    ---------------    ------------     ---------------
     Total Other Assets                              -              2,902              2,902               -               2,902
                                         --------------    ---------------    ---------------    ------------     ---------------
TOTAL ASSETS                              $          -     $       63,191      $      63,191     $         -       $      63,191
                                         ==============    ===============    ===============    ============     ===============

LIABILITIES AND STOCKHOLDERS'
     EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                        $          -     $    4,067,514      $   4,067,514     $         -       $   4,067,514
  Accrued liabilities                                -            168,493            168,493               -             168,493
  Notes payable                                      -            561,525            561,525               -             561,525
  Capital leases - current portion                   -            131,629            131,629               -             131,629
  Equity option and warrant liability                -                503                503               -                 503
                                         --------------    ---------------    ---------------    ------------     ---------------
     Total Current Liabilities                       -          4,929,664          4,929,664               -           4,929,664
                                         --------------    ---------------    ---------------    ------------     ---------------

     Total Liabilities                               -          4,929,664          4,929,664               -           4,929,664
                                         --------------    ---------------    ---------------    ------------     ---------------
STOCKHOLDERS' EQUITY:
  Preferred stock                                    -                  5                  5              (5) (1)              -
  Common stock                                     499            147,933            148,432         100,000  (1)
                                                                                                    (247,933) (2)
                                                                                                       4,959  (3)          5,458
  Additional paid-in capital                     6,136         16,760,584         16,766,720         (99,995) (1)
                                                                                                     241,488  (2)
                                                                                                      (4,959) (3)     16,903,254
  Stock subscription receivable                   (190)                 -               (190)              -                (190)
  Accumulated deficit during the
    development stage                                -         (1,362,067)        (1,362,067)              -          (1,362,067)
  Accumulated deficit prior to the
    development stage                                -        (20,412,928)       (20,412,928)              -         (20,412,928)
  Accumulated deficit                           (6,445)                 -             (6,445)          6,445  (2)              -
                                         --------------    ---------------    ---------------    ------------     ---------------
     Total Stockholders' Equity                      -         (4,866,473)        (4,866,473)              -          (4,866,473)
                                         --------------    ---------------    ---------------    ------------     ---------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT)          $          -     $       63,191      $      63,191     $         -       $      63,191
                                         ==============    ===============    ===============    ============     ===============

----------------------------

(1) Per the provisions of the merger agreement, all of the 5,000 outstanding preferred shares of Avid will convert into 100,000,000 shares of Avid common stock immediately preceding the merger. This adjustment shows the conversion of the Avid $0.001 par value preferred shares into Avid $0.001 par value common shares.

(2) To eliminate the retained deficit of United and the common stock of Avid as of the date of the merger.

(3)      To reflect the 50-for-1 exchange of Avid shares for shares of United.

                                                   UNITED COMPANIES CORPORATION
                                  UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

                                               UNITED            AVID                                                PRO FORMA
                                             YEAR ENDED       YEAR ENDED          COMBINED          PRO FORMA        COMBINED
                                            DEC. 31, 2001    DEC. 31, 2001     UNITED AND AVID     ADJUSTMENTS    UNITED AND AVID
                                            ---------------  --------------  ------------------  ------------ ---------------
Sales                                        $           -    $          -     $             -    $        -   $           -
General and administrative expenses                    810          21,021              21,831             -          21,831
                                            ---------------  --------------  ------------------  ------------ ---------------

Loss before cumulative effect of change
     in accounting principle                          (810)        (21,021)            (21,831)            -         (21,831)
                                            ---------------  --------------  ------------------  ------------ ---------------

Cumulative effect of change in
     accounting principle                                -         389,522             389,522             -         389,522
                                            ---------------  --------------  ------------------  ------------ ---------------

Income before discontinued operations                 (810)        368,501             367,691             -         367,691
                                            ---------------  --------------  ------------------  ------------ ---------------

Discontinued operations                                  -      (6,556,740)         (6,556,740)            -      (6,556,740)
                                            ---------------  --------------  ------------------  ------------ ---------------

Net loss                                     $        (810)   $ (6,188,239)    $    (6,189,049)   $        -   $  (6,189,049)
                                            ===============  ==============  ==================  ============ ===============


Basic loss per share:
     Loss before cumulative effect of change
        in accounting principle              $       (0.01)   $      (0.00)    $         (0.00)                $       (0.00)
     Cumulative effect of change in
        accounting principle                             -            0.00                0.00                          0.08
     Discontinued operations                             -           (0.06)              (0.06)                        (1.30)
                                            ---------------  --------------  ------------------               ---------------

     Basic loss per share                    $       (0.01)   $      (0.06)    $         (0.06)                $       (1.23)
                                            ===============  ==============  ==================               ===============

     Weighted average shares outstanding            75,000     115,074,738         115,149,738                     5,033,666 (1)
                                            ===============  ==============  ==================               ===============

----------------------------

(1) Weighted average shares outstanding reflects the conversion of 5,000 shares of Avid preferred stock into 100,000,000 shares of Avid common stock, and the one-for-fifty exchange of Avid common stock for United common stock.

                         PRINCIPAL SHAREHOLDERS OF AVID

BENEFICIAL OWNERS

      As of October 1, 2002, other than (i) the persons identified in the following table and (ii) the directors and executive officers identified in the table under "Directors and Executive Officers" section below, no person owned beneficially more than five percent (5%) of our common stock.

                                                                      SHARES
                                                                BENEFICIALLY       PERCENT
NAME AND ADDRESS                TITLE OF CLASS                         OWNED   OF CLASS(1)
----------------                --------------                  ------------   -----------
Lido Capital Corporation        Common Stock                     16,756,017         11.33%
885 Tallevast Road, No. C
Sarasota, Florida  34243

RCN Services, Inc.              Series A Convertible Preferred        2,000         21.28%
2326 Timbergreen Circle         Stock
Magnolia, Texas

Herman Tollner                  Series A Convertible Preferred        2,000         21.28%
No. 1 Country Club Lane         Stock
Freeport, Pennsylvania

Dick Anagost                    Series A Convertible Preferred          500          6.33%
33 South Commercial Street      Stock
Manchester, New Hampshire

-----------------------

(1) Applicable percentage is based on 147,933,309 shares of common stock outstanding, plus any securities convertible or exchangeable into shares of common stock for the purpose of computing the percentage ownership of such person only.

DIRECTORS AND EXECUTIVE OFFICERS OF AVID

      The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of October 1, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of October 1, 2002, we had 147,933,309 shares of common stock outstanding.

                                                      BENEFICIALLY    PERCENT OF
NAME AND ADDRESS                                      OWNED SHARES     CLASS(1)
----------------                                      ------------    ----------

Frank Jakovac                                             400,000            *
834 Ridge Avenue
Pittsburgh, Pennsylvania  15212


James Handlon                                               - 0 -         0.0%
834 Ridge Avenue
Pittsburgh, Pennsylvania  15212


Michelle Mathis                                             - 0 -         0.0%
834 Ridge Avenue
Pittsburgh, Pennsylvania  15212


All officers and directors as a group (3 persons)         400,000            *


-----------------------

*     Less than 1%.

(1) Applicable percentage of ownership is based on 147,933,309 shares of common stock outstanding, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of October 1, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                        PRINCIPAL SHAREHOLDERS OF UNITED
                   AND SECURITY OWNERSHIP OF UNITED MANAGEMENT

      Mr. Frank Jakovac is the sole shareholder of United. Currently, United has 498,667 shares of common stock issued and outstanding, all of which is owned by Mr. Jakovac. Mr. Jakovac is the Chief Executive Officer, President and sole Director of United.


                                   MANAGEMENT


BACKGROUND OF UNITED'S EXECUTIVE OFFICER AND DIRECTOR

      MR. FRANK JAKOVAC. Mr. Jakovac is currently Chief Executive Officer and President of United and its sole director. Mr. Jakovac is also the Chief Executive Officer, President and Chairman of the Board of Avid Sportswear and Golf Corp. The five years preceding his current employment, Mr. Jakovac was an entrepreneur who invested in commercial real estate development projects in the southeastern region of the United States. Prior to investing in real estate development projects, Mr. Jakovac was Chief Executive Officer and President of Memorex Finance Corporation, a captive finance company owned by Memorex Corporation.

UNITED'S DIRECTORS AFTER THE MERGER

      Mr. Frank Jakovac will remain as United's sole director after the Merger.

EXECUTIVE OFFICERS

      Mr. Frank Jakovac will remain as United's President after the Merger.

UNITED EXECUTIVE COMPENSATION

      Since inception, Mr. Frank Jakovac has not received compensation for his services as United's President.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF UNITED

      None.

AVID'S BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

      Avid's Board of Directors consists of Messrs. Frank Jakovac and James Handlon and Ms. Michelle Mathis. Only Mr. Jakovac will be a director of Merger Co. after the Merger.

AVID'S EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table provides information about the compensation paid by our company to its Chief Executive Officer and all other current executive officers who were serving as executive officers at the end of 2000 and 2001 and who received in excess of $100,000:

                                        ANNUAL
                                     COMPENSATION                        LONG-TERM COMPENSATION
                                     --------------        -----------------------------------------------------
                                                                          RESTRICTED   SECURITIES
                                                           OTHER ANNUAL      STOCK     UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL                 SALARY   BONUS        COMPENSATION     AWARD(S)    OPTIONS     COMPENSATION
     POSITION(S)             YEAR      ($)     ($)             ($)            ($)         (#S)           ($)
--------------------------   ----    ------   -----        ------------   ----------   ----------   ------------
Frank Jakovac(1)             2001   $72,917      --                  --          --            --             --
President, Chief             2000       --       --                  --          --            --             --
Executive
Officer and Director

Earl T. Ingarfield(2)        2001   $216,667     --                  --          --            --             --
Former Chief                 2000   $325,000     --                  --          --            --             --
Executive Officer,
President and
Chairman of the
Board of Directors

Barnum Mow(3)                2001   $152,692     --                  --          --            --             --
Former President of          2000   $300,000     --                  --       --(4)         --(5)             --
Avid
Sportswear, Inc.

David Roderick,              2001   $82,958      --                  --          --            --             --
Executive
Former Vice-President        2000   $150,000     --           12,500(6)          --            --             --
of Merchandising and
Design of Avid
Sportswear, Inc.

---------------------

(1) Mr. Jakovac became President, Chief Executive Officer and a Director in June 2001.

(2) Mr. Ingarfield became Chief Executive Officer, President and Chairman of the Board of Directors in June, 1998. On September 24, 2001, Mr. Ingarfield resigned as Chief Executive Officer and Chairman of the Board of Directors of Avid.

(3) Mr. Mow became Chief Executive Officer and President of our wholly-owned subsidiary on September 17, 1999. On May 17, 2001, Mr. Mow resigned as Chief Executive Officer and President of our wholly-owned subsidiary and as a Director of Avid.

(4) On January 17, 2000, our Company issued 1,200,000 shares of our common stock to Mr. Mow. These shares were forfeited pursuant to an amendment to Mr. Mow's employment agreement effective January 31, 2001.

(5) On January 17, 2001, our Company granted 864,477 options to purchase our common stock. All of these options were terminated effective May 17, 2001 pursuant to Mr. Mow's resignation as Chief Executive Officer and President of our wholly-owned subsidiary and as a Director of Avid.

(6) Mr. Roderick's other annual compensation consists of a company car and automobile insurance.

EMPLOYMENT AGREEMENTS

      On June 25, 2001, the company entered into a three-year employment agreement with Frank J. Jakovac, to act as President and Chief Executive Officer. The base salary for services was $127,500 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was $255,000 per year, payable in semi-monthly installments. An initial bonus of 1,250,000 shares of common stock at $0.01 per share vested immediately, and $25,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. Mr. Jakovac was granted and fully vested in 5% of the company's total shares of issued stock. Avid was unable to honor its obligations under this employment agreement and as a result, Avid and Mr. Jakovac mutually agreed to terminate the agreement. Mr. Jakovac received no shares of common stock or options pursuant to the employment agreement.

      On June 25, 2001, the company entered into a three-year employment agreement with James W. Handlon to act as Executive Vice-President and Chief Operating Officer. The base salary for services was $125,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was $245,000 per year, payable in semi-monthly installments.

An initial bonus of 1,250,000 shares of common stock at $0.01 per share vested immediately, and $25,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. Mr. Handlon was granted and fully vested in 5% of the company's total shares of issued stock. Avid was unable to honor its obligations under this employment agreement and as a result, Avid and Mr. Handlon mutually agreed to terminate the agreement. Mr. Handlon received no shares of common stock or options pursuant to the employment agreement.

      On June 25, 2001, the company entered into a three-year employment agreement with Michelle Mathis to act as the Director of Corporate and Legal Affairs. The base salary for services was $50,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was $100,000 per year, payable in semi-monthly installments. An initial bonus of 800,000 shares of common stock at $0.01 per share vested immediately, and $10,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. Ms. Mathis was granted and fully vested in 1% of the company's total shares of issued stock. Avid was unable to honor its obligations under this employment agreement and as a result, Avid and Ms. Mathis mutually agreed to terminate the agreement. Ms. Mathis received no shares of common stock or options pursuant to the employment agreement.

      On February 29, 2000, we entered into a three-year employment agreement with Mr. Ingarfield. Pursuant to this agreement, Mr. Ingarfield was employed as the Chief Executive Officer and President of Avid. Mr. Ingarfield had an annual base salary of $325,000, plus annual cost of living adjustments and other increases to be determined by the Board of Directors. Except in the event of a change of control or other special circumstance, Mr. Ingarfield's salary (less employment taxes) was to be paid quarterly in our company's stock on the last day of each calendar quarter. In addition, Mr. Ingarfield was to be entitled to annual incentive bonus compensation in an amount to be determined by the Board of Directors. Mr. Ingarfield was entitled to a company car. In the event that Mr. Ingarfield's employment was terminated by our company without "cause" or by Mr. Ingarfield for "good reason" (which includes a change of control), he was entitled to receive all accrued or earned but unpaid salary, bonus (defined as an amount equal to the prior years' bonus) and benefits for the lesser of the balance of the term or three years. In addition, Mr. Ingarfield was entitled to certain relocation expenses incurred in a change of principal residence. The agreement provided that Mr. Ingarfield will not compete with our company during his employment and for two years thereafter unless his employment was terminated by our company without "cause" or by Mr. Ingarfield for "good reason." Mr. Ingarfield has demand and piggy-back registration rights with respect to his stock in our company. Mr. Ingarfield may require our company to file a registration statement with respect to this stock on an annual basis. Mr. Ingarfield's employment with Avid was terminated on September 24, 2001.

      Our wholly-owned subsidiary entered into a three-year employment agreement with Barnum Mow, commencing September 17, 1999. Mr. Mow resigned from employment with Avid on May 17, 2001. On July 26, 2001, our company and our wholly-owned subsidiary were named in litigation with Mr. Mow. Mr. Mow filed a complaint against our company and our wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing and violation of Labor Code ss. 227.3. Mr. Mow seeks damages in the amount of $444,307.00, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

      Our wholly-owned subsidiary also entered into a five-year employment agreement with David Roderick, effective January 1, 1999. From January, 1999, until September, 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September, 1999, Mr. Roderick became the Executive
Vice-President of Merchandising and Design. His base salary was $181,000, subject to increases as determined by the employer. Mr. Roderick resigned from employment with Avid on May 29, 2001. On September 26, 2001, our company and our wholly-owned subsidiary were named in litigation with David Roderick, former
Executive Vice-President of Merchandising and Design of our wholly-owned subsidiary. Mr. Roderick filed a complaint against our company and our wholly-owned subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF AVID

      LOANS. From time to time we have entered into related party transactions primarily to finance the operations of our company. The company has borrowed money periodically from Messrs. Ingarfield, Browning and LaValliere. Some of the loans described below have been made by Lido Capital Corporation, an entity wholly-owned by Mr. Ingarfield. Because Mr. Ingarfield has exclusive control over Lido Capital Corporation, all loans from Mr. Ingarfield and Lido Capital Corporation are reflected as loans from Mr. Ingarfield. Below is a summary of all loans to and from related parties since January 1, 1998:

      o In January 1999, Mr. Browning loaned $50,000 to our company. In addition, Mr. Ingarfield repaid $237,000. Our company loaned an additional $126,500 to Mr. Ingarfield in January 1999.

      o In February 1999, Mr. Ingarfield repaid $20,000 to our company and our company loaned Mr. Ingarfield $5,704. In addition, Mr. LaValliere and Mr. Browning loaned $35,000 and $47,000, respectively, to our company.

      o In March 1999, Mr. Ingarfield repaid $500 to our company. In addition, our company loaned Mr. Ingarfield $15,000.

      o In April 1999, Mr. Ingarfield repaid $116,250 to our company and our company loaned an additional $26,562 to Mr. Ingarfield.

      o In May 1999, Mr. Ingarfield paid off the balance of his loan to our company in the amount of $53,516 and loaned our company $136,484. Further, our company repaid $40,292 to Mr. Ingarfield.

      o In June 1999, Mr. Ingarfield loaned $151,000 to our company and our company repaid $51,000 to Mr. Ingarfield.

      o  In July 1999, Mr. Ingarfield loaned $30,000 to our company.

      o  In August 1999, Mr. Ingarfield loaned $30,000 to our company.

      o  In September 1999, Mr. Ingarfield loaned $53,000 to our company.

      o  In October 1999, Mr. Ingarfield loaned $25,000 to our company.

      o  In November 1999, Mr. Ingarfield loaned $53,919 to our company.

      o In December 1999, Mr. Ingarfield loaned $394,509 to our company. In addition, Mr. Browning loaned $300,000 to our company. As described in more detail below, the entire outstanding principal balance, plus accrued interest, of Mr. Ingarfield's loan and $97,000 of Mr. Browning's loan were converted into shares of our common stock on December 28, 1999.

      Effective December 1, 1999, Messrs. Ingarfield, LaValliere and Browning entered into revolving convertible demand notes in the amounts of $1,500,000, $125,000 and $500,000, respectively. Each of these notes is due on demand and bears an annual interest rate of 10%. As of December 28, 1999, accrued but unpaid interest on these loans was $52,927, owed as follows: $39,131 to Mr. Ingarfield, $10,659 to Mr. Browning and $3,137 to Mr. LaValliere. Interest on all three notes is payable monthly commencing on April 1, 2000. The holders can elect to convert the indebtedness into shares of common stock at any time at a price equal to 80% of our common stock's closing price on the date of conversion. The company recognized additional interest expense of $293,381 to reflect the 20% discount. Effective December 28, 1999, Messrs. Ingarfield, Browning and LaValliere elected to convert all or a portion of the then outstanding principal and interest under such convertible notes into shares of common stock, as follows:

                                                    CONVERSION       NO. OF
       NAME:                       INDEBTEDNESS:       PRICE:        SHARES:
       -----                       -------------       ------        -------
       Mr. Ingarfield               $821,750          $0.22         3,735,227
       Mr. Browning                 $107,659          $0.22           489,359
       Mr. LaValliere                $38,137          $0.22           173,350

      o In January 2000, Mr. Ingarfield loaned our company a total of $557,562, Mr. LaValliere loaned our company a total of $125,000 and Mr. Browning loaned our company a total of $200,000.

      o In February 2000, our company issued 1,200,000 shares of our common stock to Barnum Mow in consideration of his employment.

      o In February 2000, Mr. Ingarfield loaned our company a total of $182,000. Pursuant to the terms of his convertible demand note, on January 25, 2000, Mr. Ingarfield elected to convert $247,562 into 825,207 shares of our common stock at a conversion price of $0.30 per share, or 80% of the closing price on that date. Also on that date, Mr. LaValliere elected to convert $125,000 into 416,667 shares of common stock at a conversion price of $0.30 per share.

      o On February 1, 2000, Mr. Ingarfield elected to convert $236,498 into 695,583 shares of our common stock at a conversion price of $0.34 per share, or 80% of the closing price on that date.

      o  In March 2000, Mr. Ingarfield loaned our company a total of $119,462.

      o In April 2000, our company repaid $372,964 to Mr. Ingarfield. Also in April 2000, our company loaned a total of $201,706 to Mr. Ingarfield upon the same terms as the funds previously borrowed from Mr. Ingarfield.

      o  In May 2000, our company loaned a total of $8,500 to Mr. Ingarfield.

      o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock. In addition, in June 2000, our company loaned Mr. Ingarfield a total of $207,000.

      o In July 2000, Mr. Ingarfield repaid all of the indebtedness owed by him to our company. In addition, Mr. Ingarfield loaned our company a total of $111,425.

      o In August 2000, the outstanding balance of the company's loan with First State Bank, including all collateral security and guarantees associated therewith, were assigned to Mr. LaValliere and Lido Capital Corporation in consideration of payment in full of all outstanding indebtedness to First State Bank. The outstanding amounts owed to Mr. LaValliere and Lido Capital Corporation are convertible into common stock of our company under the terms of the December 1, 1999 convertible demand notes.

      SALE OF STOCK. In addition to the loans referenced above, our company has sold common stock to Earl Ingarfield, Thomas Browning and Michael LaValliere in order to help finance our company's operations. We also issued common stock to David Roderick in connection with the acquisition of Avid Sportswear, Inc. Below is a summary of all sales or issuance of common stock to such persons since January 1, 1999:

      o In January 1999, we sold 100,000 shares of common stock to the parents of Mr. Ingarfield for $0.25 in cash per share. Total consideration paid for these shares was $25,000.

      o In January 1999, we issued 1,000,000 shares of common stock to Mr. Roderick in connection with the acquisition of Avid Sportswear, Inc. The company valued these shares at $0.75 per share, for total consideration of $750,000.

      o In December 1999, and as noted above, we issued 3,735,227 shares to Mr. Ingarfield, 489,359 shares to Browning and 173,350 shares to LaValliere upon the conversion of indebtedness. Messrs. Ingarfield, Browning and LaValliere converted $821,750, $107,659 and $38,137, respectively, of indebtedness. These shares were converted at a price of $0.22 per share.

      o In January 2000, we issued 825,207 shares to Mr. Ingarfield upon the conversion of $247,562 of indebtedness and 416,667 shares to Mr. LaValliere upon the conversion of $125,000 of indebtedness. On February 1, 2000, Mr. Ingarfield elected to convert $236,498 of indebtedness into 695,583 shares of our common stock at a conversion price of $0.34 per share.

      o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock.

      OTHER. In addition to the transactions listed above, our company entered into the following transactions with related parties:

      o On January 17, 2000, our company granted options to purchase up to 200,000 shares, or a total of 1,000,000 shares, of our stock to each of Messrs. Ingarfield, Browning, LaValliere, Ponsler and Abrams. Messrs. Ponsler and Abrams are shareholders of our company. The purchase price of these options was $0.30 per share, or $0.075 per share less than the closing price on January 17, 2000. These options were granted in exchange for these individuals agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees. See "Executive Compensation - Stock Plan." Subsequently, the options to Messrs. Ponsler and Abrams were cancelled when our company's senior lender required payment of its loan facility to our company and such payment was made solely by Mr. LaValliere and Lido Capital Corporation.

      On January 17, 2000, our company granted Mr. Mow 1.2 million shares of restricted stock in our company. These shares were valued at $360,000, or $0.30 per share. In addition, Mr. Mow was granted options to purchase 864,477 shares of stock at $0.375 per share. The 1,200,000 shares of our company's common stock granted on January 17, 2000 were forfeited by Mr. Mow pursuant to an amendment to Mr. Mow's employment agreement effective January 31, 2001.

AVID'S 2000 STOCK INCENTIVE PLAN

      On January 17, 2000, we adopted our company's 2000 Stock Incentive Plan, under which our key employees, consultants, independent contractors, officers and director are eligible to receive grants of stock or stock options. It is presently administered by the Board of Directors. Subject to the provisions of the incentive plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and determine the terms and conditions and the number of shares issued pursuant thereto.

      The maximum term of any option granted under the incentive plan is ten years, except that with respect to incentive stock options granted to a person possessing more than ten percent of the total combined voting power of all our classes of stock, the maximum term of such options is five years. The exercise price of incentive stock options under the incentive plan is the fair-market value of the stock underlying the options on the date of grant and, in the case of an incentive stock option granted to a ten-percent shareholder, the exercise price must be at least 110% of the fair-market value of our stock at the time the option is granted.

      On January 17, 2000, we granted stock options as follows:

                               NO. OF
       NAME:                   SHARES:   EXERCISE PRICE: EXPIRATION:
       -----                   -------   --------------- ------------

       Earl T. Ingarfield     200,000        $0.30       January 16, 2010

       Thomas Browning        200,000        $0.30       January 16, 2010

       Michael LaValliere     200,000        $0.30       January 16, 2010

       Steven Ponsler         200,000        $0.30       January 16, 2010

       Jeff Abrams            200,000        $0.30       January 16, 2010

      These options were granted in exchange for these individuals' agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees. Subsequently, the options to Messrs. Ponsler and Abrams were cancelled when our company's senior lender required payment of its loan facility to our company and such payment was made solely by Mr. LaValliere and Lido Capital Corporation.

                                     EXPERTS

      The consolidated financial statements as of December 31, 2001 and for each of the years ended December 31, 2001 and 2000 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Avid's ability to continue as a going concern as described in Note 13) to the consolidated financial statements of HJ & Associates, LLC, independent accountants, given on the authority of said firm's experts in auditing and accounting.

                                  LEGAL MATTERS

      Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of our common stock.

                              AVAILABLE INFORMATION

      United has filed a registration statement on Form S-4 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") under the 1933 Act with respect to the United common stock offered hereby. This Proxy Statement/Prospectus does not include all of the information contained in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information about United and its stock, reference is made to the Registration Statement and to the exhibits filed as a part thereof.

      Avid is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement and Avid's reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a site of on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Commission at 1-800-SEC-0330.

      Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

      No person has been authorized to give any information or make any representation not contained or incorporated by reference in this Proxy Statement/Prospectus and, if so given or made, such information or representation must not be relied upon has having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those shares of United common stock to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where, to any persons to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor the sale of any security hereunder shall imply that the information contained herein is correct at any time subsequent to the date hereof.

                          INDEX TO FINANCIAL STATEMENTS

AVID SPORTSWEAR & GOLF CORP.

Consolidated Balance Sheets as of June 30, 2002 (Unaudited) and             F-2
December 31, 2001 (Audited)
Consolidated Statements of Operations (Unaudited) for the Three             F-3
and Six Months Ended June 30, 2002 and 2001
Consolidated Statements of Stockholders' Equity (Deficit)                   F-4
Consolidated Statements of Cash Flows (Unaudited) for the Three             F-9
and Six Months Ended June 30, 2002 and 2001
Notes to Consolidated Financial Statements                                 F-11
Independent Auditors' Report                                               F-15
Consolidated Balance Sheets (Audited) as of December 31, 2001 and          F-16
2000
Consolidated Statements of Operations (Audited) for the Years              F-18
Ended December 31, 2001 and 2000
Consolidated Statements of Stockholders' Equity (Deficit)                  F-19
Consolidated Statements of Cash Flows (Audited) for the Years              F-25
Ended December 31, 2001 and 2000
Notes to Consolidated Financial Statements                                 F-27

UNITED COMPANIES CORPORATION

Consolidated Balance Sheet as of June 30, 2002 (Unaudited)                 F-54
Consolidated Statement of Operations                                       F-55
Consolidated Statement of Stockholders' Equity                             F-56
Consolidated Statement of Cash Flow                                        F-57
Notes to Consolidated Financial Statements                                 F-58
Independent Auditors' Report                                               F-62
Consolidated Balance Sheet as of December 31, 2001 (Audited)               F-63
Consolidated Statement of Operations                                       F-64
Consolidated Statement of Stockholders' Equity                             F-65
Consolidated Statement of Cash Flows                                       F-66
Notes to Consolidated Financial Statements                                 F-67

                          AVID SPORTSWEAR & GOLF CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                       JUNE 30, 2002 AND DECEMBER 31, 2001

                          AVID SPORTSWEAR & GOLF CORP.
                          (A Development Stage Company)
                           Consolidated Balance Sheets

                           ASSETS

                                                              JUNE 30,     DECEMBER 31,
                                                               2002           2001
                                                               ----           ----
                                                             (UNAUDITED)
CURRENT ASSETS
  Cash                                                        $   35,289  $  213,434
  Accounts receivable, net                                             -     810,187
  Note receivable                                                 25,000     300,000
   Total Current Assets                                           60,289   1,323,621

OTHER ASSETS
  Deposits                                                             -     150,000
  Trademarks                                                       2,902       2,902
                                                              ----------  ----------
   Total Other Assets                                              2,902     152,902
                                                              ----------  ----------
   TOTAL ASSETS                                               $   63,191 $ 1,476,523
                                                              ==========  ==========

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                            $4,067,514  $4,077,515
  Accrued liabilities                                            168,493     228,312
  Notes payable                                                  561,525     561,525
  Capital leases - current portion                               131,629     131,629
  Equity option and warranty liability                               503       1,948
                                                              ----------  ----------
   Total Current Liabilities                                   4,929,664   5,000,929
                                                              ----------  ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock; $0.001 par value: 10,000,000 shares
   authorized; 5,000 and $-0- shares issued and
   outstanding, respectively                                           5           -
  Common stock; $0.001 par value; 150,000,000 shares
   authorized; 147,933,309 and 147,933,309 shares issued
   and outstanding, respectively                                 147,933     147,933
  Additional paid-in capital                                  16,760,584  16,740,589
  Accumulated deficit prior to the development stage         (20,412,928)(20,412,928)
  Accumulated deficit during the development stage            (1,362,067)          -
                                                              ----------  ----------
   Total Stockholders' Equity (Deficit)                       (4,866,473) (3,524,406)
                                                              ----------  ----------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $   63,191  $1,476,523
                                                              ==========  ==========


The accompanying notes are an integral part of these consolidated financial statements.

                              AVID SPORTSWEAR & GOLF CORP.
                              (A Development Stage Company)
                          Consolidated Statements of Operations
                                       (Unaudited)
                                                                                             FROM
                                                                                          INCEPTION
                                                                                            OF THE
                                                                                         DEVELOPMENT
                                                                                            STAGE
                                         FOR THE                      FOR THE             ON JANUARY
                                   THREE MONTHS ENDED            SIX MONTHS ENDED          1, 2002
                                        JUNE 30,                     JUNE 30,              THROUGH
                                                                                           JUNE 30,
                                   2002           2001          2002          2001           2002
                                   ----           ----          ----          ----           ----
REVENUES                        $          -  $          -  $          -   $          -  $          -

EXPENSES
  Bad debt                           960,187             -       960,187              -       960,187
  General and administrative         253,538             -       468,065              -       468,065
                                ------------  ------------  ------------   ------------  ------------
   Total Expenses                  1,213,725             -     1,428,252              -     1,428,252
                                ------------  ------------  ------------   ------------  ------------
LOSS FROM OPERATIONS              (1,213,725)            -    (1,428,252)             -    (1,428,252)
                                ------------  ------------  ------------   ------------  ------------
OTHER (EXPENSE) INCOME
  Other Income                        60,427             -        60,427              -        60,427
  Gain on settlement of debt          32,388             -        32,388              -        32,388
  Interest expense                   (13,938)            -       (28,076)             -       (28,076)
  Income on equity options
   and warrants                          119             -         1,446              -         1,446
                                ------------  ------------  ------------   ------------  ------------
   Total Other (Expense)
     Income                           78,996             -        66,185              -        66,185
                                ------------  ------------  ------------   ------------  ------------
LOSS BEFORE  DISCONTINUED
  OPERATIONS                      (1,134,729)            -    (1,362,067)             -    (1,362,067)
                                ------------  ------------  ------------   ------------  ------------
DISCONTINUED  OPERATIONS                   -    (2,262,593)            -     (2,664,566)            -
                                ------------  ------------  ------------   ------------  ------------
INCOME TAX EXPENSE                         -             -             -              -             -
                                ------------  ------------  ------------   ------------  ------------
NET LOSS                        $ (1,134,729) $ (2,262,593) $ (1,362,067)  $ (2,664,566) $ (1,362,067)
                                ============  ============  ============   ============  ============
BASIC LOSS PER SHARE            $      (0.01) $      (0.03) $      (0.01)  $      (0.05)
                                ============  ============  ============   ============  ============
WEIGHTED AVERAGE  NUMBER OF
  SHARES                         147,933,309    77,853,699   147,933,309     54,222,825
                                ============  ============  ============   ============  ============

The accompanying notes are an integral part of these consolidated financial statements.

  The accompanying notes are an integral part of these consolidated financial statements.

                                           AVID SPORTSWEAR & GOLF CORP.
                                           (A Development Stage Company)
                             Consolidated Statements of Stockholders' Equity (Deficit)
                                                                                                                 PREFERRED
                                   STOCK                  COMMON STOCK                 PAID-IN   SUBSCRIPTIONS  ACCUMULATED
                                   SHARES       AMOUNT        SHARES       AMOUNT      CAPITAL    RECEIVABLE      DEFICIT
                                   ------       ------        ------       ------      -------    ----------      -------
Balance, December 31, 2000               -     $      -    46,429,406  $   46,429  $ 13,855,035  $  (942,000)  $(14,224,689)
January 10, 2001, common
  stock issued for
  conversion of debt,
  non-related, valued at
  $0.06 per share                        -            -       133,333         133         7,867            -              -
January 10, 2001, common
  stock issued for
  conversion of debt,
  non-related valued at
  $0.07 per share                        -            -       241,176         241        16,159            -              -
January 19, 2001, common
  stock issued for
  conversion of debt,
  non-related, valued at
  $0.05 per share                        -            -       360,000         360        17,640            -              -
January 23, 2001, common
  stock issued for
  conversion of debt,
  non-related, valued at
  $0.05 per share                        -            -     1,612,000       1,612        78,988            -              -
January 29, 2001, common
  stock issued for
  conversion of debt,
  non-related, valued at
  $0.05 per share                        -            -       190,000         190         9,310            -              -
January 30, 2001, common
  stock issued to a related
  party for conversion of
  debt, non-related, valued
  at $0.75 per share                     -            -    11,500,000      11,500       851,000            -              -
January 30, 2001, cancelled
  common stock  issued for
  services, valued at $0.30
  per share                              -            -    (1,200,000)     (1,200)        1,200            -              -
February 5, 2001, common
  stock issued for
  conversion of debt,
  non-related, valued at
  $0.05 per share                        -            -        82,000          82         4,018            -              -
February 7, 2001, common
  stock issued for
  conversion of debt,
  non-related, valued at
  $0.05 per share                        -            -       612,000         612        29,988            -              -
                                  --------     --------    ----------  ----------  ------------  -----------   ------------
Balance Forward                          -     $      -    59,959,915  $   59,959  $ 14,871,205  $  (942,000)  $(14,224,689)
                                  --------     --------    ----------  ----------  ------------  -----------   ------------


              The accompanying notes are an integral part of these consolidated financial statements.

                                           AVID SPORTSWEAR & GOLF CORP.
                                           (A Development Stage Company)
                       Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
                                                                                                                 PREFERRED
                                   STOCK                  COMMON STOCK                 PAID-IN   SUBSCRIPTIONS  ACCUMULATED
                                   SHARES       AMOUNT        SHARES       AMOUNT      CAPITAL    RECEIVABLE      DEFICIT
                                   ------       ------        ------       ------      -------    ----------      -------
Balance Forward                          -     $      -    59,959,915   $  59,959   $14,871,205  $   (942,000) $(14,224,689)
February 12, 2001, common
  stock issued for
  conversion of debt,
  non-related, valued at
  $0.05 per share                        -            -       200,000         200         9,800             -             -
February 12, 2001, common
  stock issued for
  conversion of interest,
  non-related, valued at
  $0.05 per share                        -            -        11,078          11           554             -             -
February 19, 2001, issued
  common stock,  valued at
  $0.08 per share, to
  related party  for
  conversion of debt                     -            -     2,310,547       2,311       182,533             -             -
February 19, 2001, common
  stock issued for
  Conversion of interest,
  non-related, valued at
  $0.09 per share                        -            -       425,939         426        37,909             -             -
February 22, 2001, common
  stock issued for
  Conversion of debt,
  non-related, valued at
  $0.06 per share                        -            -        45,775          46         2,554             -             -
February 22, 2001, common
  stock issued for
  conversion of debt,
  non-related, valued at
  $0.06 per share                        -            -       200,000         200        11,000             -             -
February 28, 2001, common
  stock issued for
  conversion of debt,
  non-related, valued at
  $0.05 per share                        -            -       360,769         361        17,839             -             -
March 8, 2001, common stock
  issued for  conversion of
  debt, non-related valued
  at  $0.05 per share                    -            -       375,000         375        17,625             -             -
March 8, 2001, common stock
  issued for  conversion of
  interest, non-related, at
  $0.08  per share                       -            -        20,679          21           972             -             -
March 13, 2001, common stock
  issued for  cash,
  non-related, valued at
  $0.05 per share                        -            -     4,000,000       4,000       196,000     (200,000)             -
                                  --------     --------    ----------  ----------  ------------  -----------   ------------
Balance Forward                          -     $      -    67,909,702  $   67,910   $15,347,991   (1,142,000)  $(14,224,689)
                                  --------     --------    ----------  ----------  ------------  -----------   ------------

              The accompanying notes are an integral part of these consolidated financial statements.

                                           AVID SPORTSWEAR & GOLF CORP.
                                           (A Development Stage Company)
                       Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
                                                                                                                 PREFERRED
                                   STOCK                  COMMON STOCK                 PAID-IN   SUBSCRIPTIONS  ACCUMULATED
                                   SHARES       AMOUNT        SHARES       AMOUNT      CAPITAL    RECEIVABLE      DEFICIT
                                   ------       ------        ------       ------      -------    ----------      -------
Balance Forward                          -     $      -    67,909,702  $   67,910   $15,347,991  $(1,142,000)  $(14,224,689)
March 20, 2001, common stock
  issued for  conversion of
  debt, non-related, valued at
  $0.03 per share                        -            -       176,300         176         5,324            -              -
March 26, 2001, common stock
  issued for  conversion of
  debt, non-related, valued at
  $0.03 per share                        -            -       857,142         857        23,143            -              -
March 30, 2001, common stock
  issued for cash,  non-related,
  valued at $0.05 per share              -            -     2,000,000       2,000        98,000    (100,000)              -
April 2, 2001, common stock
  issued for  conversion of
  debt, valued at $0.03 per
  share                                  -            -     2,260,713       2,261        61,039            -              -
April 9, 2001, common stock
  issued for  conversion of
  debt, non-related, valued at
  $0.03 per share                        -            -     1,607,141       1,607        43,393            -              -
April 10, 2001, common stock
  issued for  conversion of
  debt, non-related, valued at
  $0.03 per share                        -            -       571,426         571        15,429            -              -
April 17, 2001, common stock
  issued for  consulting
  services, valued at $0.06 per
  share                                  -            -       125,000         125         7,375            -              -
April 18, 2001, common stock
  issued for  conversion of
  debt, non-related, valued at
  $0.03 per share                        -            -     2,000,000       2,000        54,000            -              -
April 24, 2001, common stock
  issued for  conversion of
  debt, non-related, valued at
  $0.03 per share                        -            -     1,406,250       1,406        43,594            -              -
                                  --------     --------    ----------  ----------  ------------  -----------   ------------
Balance Forward                          -      $     -    78,913,674   $  78,913    15,699,288  $(1,242,000)   (14,224,689)
                                  --------     --------    ----------  ----------  ------------  -----------   ------------

              The accompanying notes are an integral part of these consolidated financial statements.

                                           AVID SPORTSWEAR & GOLF CORP.
                                           (A Development Stage Company)
                       Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
                                                                                                                 PREFERRED
                                   STOCK                  COMMON STOCK                 PAID-IN   SUBSCRIPTIONS  ACCUMULATED
                                   SHARES       AMOUNT        SHARES       AMOUNT      CAPITAL    RECEIVABLE      DEFICIT
                                   ------       ------        ------       ------      -------    ----------      -------
Balance Forward                          -     $      -    78,913,674  $   78,913  $ 15,699,288  $(1,242,000) $(14,224,689)
April 30, 2001, common stock
  issued for  conversion of debt,
  non-related, valued at  $0.03
  per share                              -            -       164,474         165         4,835            -              -
April 30, 2001, common stock
  issued for  conversion of
  interest, non-related, valued
  at $ 0.03 per share                    -            -       129,922         130         3,508            -              -
May 3, 2001, common stock issued
  for  conversion of debt,
  non-related, valued at  $0.03
  per share                              -            -     2,434,207       2,434        71,566            -              -
May 10, 2001, common stock issued
  for  cash, non-related, valued
  at $0.04 per share                     -            -     3,000,000       3,000       147,000     (150,000)             -
May 10, 2001, common stock issued
  for  cash, non-related, valued
  at $0.03 per share                     -            -     7,500,000       7,500       232,500     (240,000)             -
May 10, 2001, common stock issued
  for  cash, non-related, valued
  at $0.03 per share                     -            -     1,000,000       1,000        30,200      (31,200)             -
May 10, 2001, common stock issued
  for  consulting services,
  valued at $0.03 per share              -            -     5,000,000       5,000       162,500            -              -
May 11, 2001, common stock issued
  for  conversion of debt,
  non-related, valued at  $0.03
  per share                              -            -     2,467,102       2,467        72,533            -              -
May 18, 2001, common stock issued
  for  conversion of debt,
  non-related, valued at  $0.03
  per share                              -            -     3,178,568       3,179        85,821            -              -
May 22, 2001, common stock issued
  for  conversion of debt,
  non-related, valued at  $0.01
  per share                              -            -     8,214,278       8,214       106,786            -              -
                                  --------     --------    ----------  ----------  ------------  -----------   ------------
Balance Forward                          -           $-   112,002,225    $112,002   $16,616,537  $(1,663,200)  $(14,224,689)
                                  --------     --------    ----------  ----------  ------------  -----------   ------------

              The accompanying notes are an integral part of these consolidated financial statements.

                                           AVID SPORTSWEAR & GOLF CORP.
                                           (A Development Stage Company)
                       Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
                                                                                                                 PREFERRED
                                   STOCK                  COMMON STOCK                 PAID-IN   SUBSCRIPTIONS  ACCUMULATED
                                   SHARES       AMOUNT        SHARES       AMOUNT      CAPITAL    RECEIVABLE      DEFICIT
                                   ------       ------        ------       ------      -------    ----------      -------
Balance Forward                          -     $      -   112,002,225  $  112,002  $ 16,616,537  $(1,663,200)  $(14,224,689)
May 22, 2001, common stock issued
  for  conversion of interest,
  non-related, valued  at $0.03
  per share                              -            -        34,589          35         1,016            -              -
May 22, 2001, common stock issued
  for  conversion of interest,
  non-related, valued  at $0.03
  per share                              -            -       119,336         119         3,222            -              -
May 24, 2001, common stock issued
  for  debt, non-related, valued
  at $0.01 per share                     -            -     2,979,165       2,979        25,621            -              -
May 31, 2001, common stock issued
  for  conversion of debt,
  non-related, valued at  $0.01
  per share                              -            -       749,999         750         9,750            -              -
June 1, 2001, common stock issued
  for  conversion of debt,
  non-related, valued  at $0.01
  per share                              -            -    10,911,454      10,912        93,838            -              -
June 4, 2001, common stock issued
  for  conversion of debt,
  non-related, valued  at $0.01
  per share                              -            -    18,765,625      18,766       161,384            -              -
June 4, 2001, common stock issued
  for  conversion of interest,
  non-related, valued  at $0.01
  per share                              -            -       235,961         236         2,029            -              -
June 12, 2001, common stock
  issued for  conversion of
  interest, non-related, valued
  at  $0.01 per share                    -            -       179,330         179         1,542            -              -
June 12, 2001, common stock
  issued for  conversion of
  interest, non-related, valued
  at $0.01 per share                     -            -       200,955         201         2,612            -              -
                                  --------     --------    ----------  ----------  ------------  -----------   ------------
Balance Forward                          -           $-   146,178,639    $146,179   $16,917,551  $(1,663,200)  $(14,224,689)
                                  --------     --------    ----------  ----------  ------------  -----------   ------------

              The accompanying notes are an integral part of these consolidated financial statements.


                                           AVID SPORTSWEAR & GOLF CORP.
                                           (A Development Stage Company)
                       Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
                                                                                                                 PREFERRED
                                   STOCK                  COMMON STOCK                 PAID-IN   SUBSCRIPTIONS  ACCUMULATED
                                   SHARES       AMOUNT        SHARES       AMOUNT      CAPITAL    RECEIVABLE      DEFICIT
                                   ------       ------        ------       ------      -------    ----------      -------
Balance Forward                          -     $      -   146,178,639  $  146,179  $ 16,917,551  $(1,663,200)  $(14,224,689)
June 19, 2001, common stock issued
  for  conversion of debt,
  non-related, valued at  $0.01
  per share                              -            -     1,136,363       1,136         8,864            -            -
June 19, 2001, common stock issued
  for  conversion of interest,
  non-related, valued  at $0.01
  per share                              -            -        18,307          18           143            -            -
June 20, 2001, common stock issued
  for  consulting services, valued
  at $0.03 per  share                    -            -   (4,400,000)     (4,400)     (143,000)            -            -
July 19, 2001, common stock issued
  for  consulting services, valued
  at $0.01 per  share                    -            -     5,000,000       5,000        45,000            -            -
October 10, 2001, common stock
  issued to  employees for
  services, valued at $0.01 per
  share                                  -            -     1,000,000       1,000        10,000            -            -
November 29, 2001, cancellation of
  previously  recorded common
  stock subscription receivable          -            -   (1,000,000)     (1,000)             -       30,200            -
Cash received in exchange for
  common stock  subscriptions            -            -             -           -             -      228,300            -
Write-off uncollectible common
  stock subscriptions  receivable        -            -             -           -             -    1,404,700            -
Discount on debentures issued at
  less than market  value                -            -             -           -       293,501            -            -
Reclassification as a result of a
  change in accounting principle
  for outstanding options and
  warrants                               -            -             -           -     (391,470)            -            -
                                  --------     --------    ----------  ----------  ------------  -----------   ------------
Balance Forward                          -     $      -   147,933,309  $  147,933  $ 16,740,589  $         -   $(14,224,689)
                                  --------     --------    ----------  ----------  ------------  -----------   ------------

              The accompanying notes are an integral part of these consolidated financial statements.

                                           AVID SPORTSWEAR & GOLF CORP.
                                           (A Development Stage Company)
                       Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
                                                                                                                 PREFERRED
                                   STOCK                  COMMON STOCK                 PAID-IN   SUBSCRIPTIONS  ACCUMULATED
                                   SHARES       AMOUNT        SHARES       AMOUNT      CAPITAL    RECEIVABLE      DEFICIT
                                   ------       ------        ------       ------      -------    ----------      -------
Balance Forward                          -     $      -   147,933,309  $  147,933  $ 16,740,589  $         -   $(14,224,689)
Net loss for the year ended
  December  31, 2001                     -            -            -            -            -             -     (6,188,239)
Balance at December 31, 2001             -            -   147,933,309   $ 147,933  $ 16,740,589  $         -   $(20,412,928)
May 30, 2002, preferred stock
  issued for  cash at $4.00 per
  share (unaudited)                  5,000            5             -           -        19,995            -              -
Net loss for the six months
  ended June 30, 2002 (unaudited)        -            -             -           -             -            -     (1,362,067)
                                  --------     --------    ----------  ----------  ------------  -----------   ------------
Balance, June 30, 2002 (unaudited)   5,000     $      5   147,933,309  $  147,933  $ 16,760,584  $         -   $(21,774,995)
                                  ========     ========    ==========  ==========  ============  ===========   ============
Accumulated deficit incurred
  prior to the development stage                                                                               $(20,412,928
                                                                                                               ------------
Accumulated deficit incurred
  during the development stage                                                                                   (1,362,067)
                                                                                                               -------------
Total Accumulated Deficit                                                                                      $(21,774,995)
                                                                                                               ============
              The accompanying notes are an integral part of these consolidated financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                                                                                                              FROM INCEPTION
                                                                                                                  OF THE
                                                                                                                DEVELOPMENT
                                                                                                                   STAGE
                                                                                         FOR THE               ON JANUARY 1,
                                                                                    SIX MONTHS ENDED               2002
                                                                                        JUNE 30,                  THROUGH
                                                                                ----------------------------     JUNE 30,
                                                                                     2002          2001            2002
                                                                                -------------  -------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                                                    $ (1,362,067)  $ (2,664,566)     $ (1,362,067)
  Adjustments to reconcile net loss to net cash used in operating activities:
   Bad debt                                                                           960,187       (58,749)          960,187
   Depreciation and amortization                                                            -      2,228,681                -
   Common stock issued for services                                                         -         27,600                -
   Conversion of debt below market value                                                    -        234,631                -
  Changes in operating assets and
liabilities accounts:
   (Increase) decrease in due from factor                                                   -        216,266                -
   (Increase) in accounts receivable                                                        -    (2,741,951)                -
   (Increase) decrease in inventory, net                                                    -        890,665                -
   (Increase) decrease in other assets                                                      -       (25,048)                -
   Increase (decrease) in accounts payable                                           (10,001)      (449,657)         (10,001)
   Increase (decrease) in other current
    liabilities                                                                      (61,264)        995,683         (61,264)
                                                                                -------------  -------------   --------------
    Net Cash Used in Operating Activities                                           (473,145)    (1,346,445)        (473,145)
                                                                                -------------  -------------   --------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of fixed assets                                                                 -       (10,575)                -
  Decrease in notes receivable                                                        275,000              -          275,000
                                                                                -------------  -------------   --------------
   Net Cash Provided (Used) in Investing Activities                                   275,000       (10,575)          275,000
                                                                                -------------  -------------   --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash overdraft                                                                            -       (69,584)                -
  Proceeds from sale of preferred stock                                                20,000              -           20,000
  Payments on notes payable                                                                 -      (100,000)                -
  Proceeds from related party notes payable                                                 -        364,981                -
  Payments on related party notes payable                                                   -      (230,332)                -
  Proceeds from convertible debentures                                                      -        874,000                -
  Issuance of common stock for cash                                                         -        721,200                -
  Proceeds from subscribed stock                                                            -        228,300                -
  Payments on capital leases                                                                -       (19,137)                -
  Debt offering costs                                                                       -         68,695                -
                                                                                -------------  -------------   --------------
   Net Cash Provided by Financing Activities                                           20,000      1,838,123                -
                                                                                -------------  -------------   --------------

NET INCREASE (DECREASE) IN CASH                                                     (178,145)        481,103        (178,145)

CASH AT BEGINNING OF PERIOD                                                           213,434         25,452          213,434
                                                                                -------------  -------------   --------------
CASH AT END OF PERIOD                                                           $      35,289  $     506,555     $     35,289
                                                                                =============  =============   ==============


                    The accompanying notes are an integral part of these consolidated financial statements.

                                                             F-12

                          AVID SPORTSWEAR & GOLF CORP.
                               (A Development Stage Company)
                     Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                                                                              FROM INCEPTION
                                                                                                                  OF THE
                                                                                                                DEVELOPMENT
                                                                                                                   STAGE
                                                                                         FOR THE               ON JANUARY 1,
                                                                                    SIX MONTHS ENDED               2002
                                                                                        JUNE 30,                  THROUGH
                                                                                ----------------------------     JUNE 30,
                                                                                     2002          2001            2002
                                                                                -------------  -------------   --------------

CASH PAID FOR:
  Interest                                                                      $           -  $           -     $          -
  Income tax                                                                    $           -  $           -     $          -

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
  Issuance of common stock for debt                                             $           -  $   1,818,768     $          -
  Issuance of common stock for subscription                                     $           -        721,200     $          -
  Conversion of debt below market value                                         $           -  $     234,631     $          -
  Issuance of common stock for services                                         $           -  $      27,600     $          -


                    The accompanying notes are an integral part of these consolidated financial statements.



                          AVID SPORTSWEAR & GOLF CORP.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                       June 30, 2002 and December 31, 2001


NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows at June 30, 2002, and 2001, and for all periods presented have been made.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2001, audited consolidated financial statements. The results of operations for the period ended June 30, 2002, and 2001, are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated significant losses from operations for the six months ended June 30, 2002, and 2001, and has current liabilities in excess of current assets at June 30, 2002. Additionally, the Company reentered the development stage on January 1, 2002, because all operations, with the exception of Vida, Inc., were discontinued as of November 30, 2001. See Note 3.

Management believes that the company will be able to obtain a significant ownership position in a worldwide license to manufacture and sell a world recognized brand product in the immediate future. In management's opinion the Company will need to raise capital to acquire the ownership position in the desired license which is predicated on changing its capital structure. The changing of the capital structure will require shareholder approval, which management believes will be granted in the near future. There are no assurances that the Company will be able to raise the capital required or obtain shareholder approval for the change in capital structure.

NOTE 3 - DISCONTINUED OPERATIONS

Effective November 30, 2001, the Company ceased operations relating to the manufacture and sale of golf wear related products. This discontinuation of operations included all operations of the company and its subsidiaries with the exception of Vida, Inc., which has continued to operate on a limited basis. The financial statements have been retroactively restated to reflect this event. No tax benefit has been attributed to the discontinued operations. The Company was deemed to have reentered the development stage on January 1, 2002.

                          AVID SPORTSWEAR & GOLF CORP.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                       June 30, 2002 and December 31, 2001


NOTE 3 - DISCONTINUED OPERATIONS (CONTINUED)

The following is a summary of the loss from discontinued operations resulting from the elimination of all operations, with the exception of Vida, Inc.


                                                       FOR THE
                                                        THREE         FOR THE
                                                        MONTHS       SIX MONTHS
                                                        ENDED          ENDED
                                                       JUNE 30,       JUNE 30,
                                                         2001           2001
                                                    ------------    ------------

SALES, NET                                          $ 11,366,568    $ 17,987,963
                                                    ------------    ------------
COSTS OF SALES                                         8,132,326      12,853,189
                                                    ------------    ------------
GROSS MARGIN                                           3,234,242       5,134,774
                                                    ------------    ------------
EXPENSES
  Loss on impairment of goodwill                       1,962,205       1,962,205
  Shipping expenses                                      100,518         201,148
  Design expenses                                         77,376         150,800
  Selling expenses                                       343,774       1,261,302
  Depreciation and amortization                          128,657         268,467
  General and administrative                           2,664,027       3,579,479
                                                    ------------    ------------
   Total Operating Expense                             5,276,557       7,423,401
                                                    ------------    ------------
OPERATING LOSS                                       (2,042,315)     (2,288,627)
                                                    ------------    ------------
OTHER INCOME (EXPENSE)
  Interest expense                                     (259,772)       (415,433)
  Interest income                                         39,494          39,494
                                                    ------------    ------------
   Total Other Income (Expense)                        (220,278)       (375,939)
                                                    ------------    ------------
NET LOSS FROM DISCONTINUED OPERATIONS               $(2,262,593)    $(2,664,566)
                                                    ============    ============

                          AVID SPORTSWEAR & GOLF CORP.

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

                                 C O N T E N T S


Independent Auditors' Report................................................F-15

Consolidated Balance Sheets.................................................F-16

Consolidated Statements of Operations.......................................F-18

Consolidated Statements of Stockholders' Equity (Deficit)...................F-19

Consolidated Statements of Cash Flows.......................................F-25

Notes to the Consolidated Financial Statements..............................F-27

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Stockholders
Avid Sportswear & Golf Corp.

We have audited the accompanying consolidated balance sheets of Avid Sportswear & Golf Corp. as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2001, 2000, and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Avid Sportswear & Golf Corp. as of December 31, 2001 and 2000 and the results of their operations and their cash flows for the years ended December 31, 2001, 2000, and 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has current liabilities in excess of current assets of $3,675,360 and has generated significant losses for the years ended December 31, 2001, 2000, and 1999. Additionally, the Company reentered the development stage on January 1, 2002. These items raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.




HJ & Associates, LLC
Salt Lake City, Utah
March 26, 2002

                          AVID SPORTSWEAR & GOLF CORP.
                           Consolidated Balance Sheets

                                                               ASSETS
                                                               ------

                                                                              December 31,
                                                                     --------------------------------------
                                                                                   2001           2000
                                                                     ----------------------    ------------
CURRENT ASSETS

    Cash                                                                   $      213,434    $       25,452
    Accounts receivable, net (Note 1)                                             810,187            75,719
    Due from factor, net (Note 10)                                                      -           816,663
    Note receivable (Note 17)                                                     300,000                 -
    Inventory (Note 2)                                                                  -         1,961,464
    Prepaid expenses                                                                    -           134,900
    Other current assets                                                                -            71,540
                                                                           ---------------   ---------------

                Total Current Assets                                            1,323,621         3,085,738
                                                                           ---------------   ---------------

PROPERTY AND EQUIPMENT

    Machinery and equipment                                                             -           484,495
    Furniture and fixtures                                                              -            90,263
    Computers and software                                                              -           408,046
    Office equipment                                                                    -            49,770
    Show booths                                                                         -           460,927
    Leasehold improvements                                                              -            31,470
                                                                           --------------   ---------------

                Total Property and Equipment                                            -         1,524,971
                                                                           --------------   ---------------

    Less accumulated depreciation                                                       -           468,861
                                                                           --------------   ---------------

                Net property and equipment                                              -         1,056,110
                                                                           --------------   ---------------

OTHER ASSETS

    Goodwill, net (Note 14)                                                             -         2,090,171
    Debt offering costs                                                                 -            66,405
    Deposits (Note 17)                                                            150,000            15,789
    Trademarks                                                                      2,902             2,902
                                                                           --------------        ----------

                Total Other Assets                                                152,902         2,175,267
                                                                           ---------------        ---------


                TOTAL ASSETS                                               $    1,476,523    $    6,317,115
                                                                           ====================   =========

The accompanying notes are integral to the consolidated financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                     Consolidated Balance Sheets (Continued)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------
                                                                                        December 31,
                                                                           ------------------------------------------
                                                                                   2001                   2000
                                                                           --------------------   -------------------

CURRENT LIABILITIES

    Cash overdraft                                                         $                 -    $           87,534
    Accounts payable                                                                 4,077,515             5,086,000
    Accrued liabilities                                                                228,312               479,688
    Notes payable (Note 5)                                                             561,525               728,082
    Note payable - related parties (Note 4)                                                  -               647,126
    Capital leases - current portion (Note 11)                                         131,629                44,279
    Customer deposits                                                                        -                86,677
    Equity option and warrant liability (Note 1)                                         1,948                     -
                                                                           --------------------   -------------------

                Total Current Liabilities                                            5,000,929             7,159,386
                                                                           --------------------   -------------------

LONG-TERM LIABILITIES

    Convertible debentures                                                                   -               300,000
    Capital leases - long term portion (Note 11)                                             -               122,954
                                                                           --------------------   -------------------

                Total Noncurrent Liabilities                                                 -               422,954
                                                                           --------------------   -------------------

                Total Liabilities                                                    5,000,929             7,582,340
                                                                           --------------------   -------------------


COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS EQUITY (DEFICIT)

    Preferred stock; $0.001 par value; 10,000,000 shares
       authorized; zero issued and outstanding                                               -                     -
    Common stock; $0.001 par value; 150,000,000 shares
       authorized; 147,933,309 and 46,429,406 shares issued
       and outstanding at 2001 and 2000, respectively                                  147,933                46,429
    Additional paid-in capital                                                      16,740,589            13,855,035
    Common stock subscription receivable                                                     -              (942,000)
    Retained deficit                                                               (20,412,928)          (14,224,689)
                                                                           --------------------   -------------------

                Total Stockholders' Equity (Deficit)                                (3,524,406)           (1,265,225)
                                                                           --------------------   -------------------

                TOTAL LIABILITIES AND STOCKHOLDERS'
                  EQUITY (DEFICIT)                                         $         1,476,523    $        6,317,115
                                                                           ====================   ===================

                                                                                       For the Years Ended
                                                                                           December 31,
                                                               --------------------------------------------------------------------
                                                                        2001                   2000                    1999
                                                               ---------------------   --------------------    --------------------
 SALES, NET                                                     $                 -     $                -      $                -
                                                               ---------------------   --------------------    --------------------

 EXPENSES                                                                    21,021                      -                       -
                                                               ---------------------   --------------------    --------------------

 LOSS BEFORE CUMULATIVE EFFECT
      OF CHANGE IN ACCOUNTING PRINCIPLE                                     (21,021)                     -                       -
                                                               ---------------------   --------------------    --------------------

 CUMULATIVE EFFECT OF CHANGE
      IN ACCOUNTING PRINCIPLE (Note 1)                                      389,522                      -                       -
                                                               ---------------------   --------------------    --------------------

 INCOME BEFORE
      DISCONTINUED OPERATIONS                                               368,501                      -                       -
                                                               ---------------------   --------------------    --------------------

 DISCONTINUED OPERATIONS (Note 18)                                       (6,556,740)            (8,661,554)             (5,035,978)
                                                               ---------------------   --------------------    --------------------

 NET LOSS                                                       $        (6,188,239)    $       (8,661,554)     $       (5,035,978)
                                                               =====================   ====================    ====================
 BASIC LOSS PER SHARE:

         Loss before cumulative effect of
            change in accounting principle                      $             (0.00)    $                -      $                -
         Cumulative effect of change in
            accounting principle                                               0.00                      -                       -
         Discontinued operations                                              (0.06)                 (0.23)                  (0.25)
                                                               ---------------------   --------------------    --------------------

         Basic loss per share                                   $             (0.06)    $            (0.23)     $            (0.25)
                                                               =====================   ====================    ====================

         Weighted average shares outstanding                         115,074,738                37,696,446              20,264,997
                                                               =====================   ====================    ====================




                            The accompanying notes are integral to the consolidated financial statements.

                                                                          AVID SPORTSWEAR & GOLF CORP.
                                                           Consolidated Statements of Stockholders' Equity (Deficit)

                                                 Common Stock                    Additional
                                  ----------------------------------------        Paid-In        Subscriptions       Accumulated
                                          Shares                Amount            Capital         Receivable           Deficit
                                  ------------------- --------------------- ------------------ ------------------ ------------------
Balance, December 31, 1998                14,612,000       $    14,612        $     893,193     $   (60,000)       $   (527,157)

January 5, 1999, common stock
issued for cash, services, and
debt, valued at $0.75 per share              590,000               590              441,910                -                    -

January 5, 1999, common stock
issued for cash and debt,
valued at $0.75 per share                    866,670               867              649,133                -                    -

January 8, 1999, common stock
issued for cash at $0.75 per
share                                        210,668               211              157,789                -                    -

January 8, 1999, warrants
issued below market value                          -                 -               53,235                -                    -

January 11, 1999, common stock
issued for cash and services,
valued at $0.75 per share                    560,000               560              419,440                -                    -

January 11, 1999, common stock
issued for media services,
valued at $0.75 per share                    800,000               800              599,200                -                    -

January 20, 1999, common stock
issued for cash and services,
valued at $0.75 per share                    160,000               160              119,840                -                    -

January 27, 1999, common stock
issued to purchase Avid
Sportswear, valued at $0.75 per
share                                      1,100,000             1,100              823,900                -                    -

February 4, 1999, common stock
issued for cash at $0.75 per
share                                        372,002               372              278,630                -                    -

March 11, 1999, common stock
issued for cash and services,
valued at $0.75 per share                  1,220,000             1,220              913,780                -                    -

March 11, 1999, common stock
issued for cash at $0.75 per
share                                         83,334                83               62,417                -                    -

March 11, 1999, common stock
issued for cash at $0.75 per
share                                         18,334                18               13,732                -                    -

March 28, 1999, common stock
issued for cash at $0.75 per
share                                        101,100               101               75,724                -                    -

September 20, 1999, common
stock issued for cash and
services, valued at $0.75 per
share                                         50,000                50               37,450                -                    -

December 28, 1999, common stock
issued for conversion of debt,
valued at $0.22 per share                  5,344,200             5,344            1,170,380                -                    -
                                  ------------------- --------------------- ------------------ ------------------ ------------------

Balance Forward                           26,088,308       $    26,088        $   6,709,753     $   (60,000)       $    (527,157)
                                  ------------------- --------------------- ------------------ ------------------ ------------------


                               The accompanying are integral to the consolidated financial statements.

                                                              AVID SPORTSWEAR & GOLF CORP.
                                              Consolidated ments of Stockholders' Equity (Deficit) (Continued)

                                                 Common Stock                Additional
                                  -------------------------------------       Paid-In           Subscriptions        Accumulated
                                          Shares            Amount            Capital             Receivable           Deficit
                                  ------------------- ------------------- ------------------- ------------------- -----------------
Balance Forward                           26,088,308     $    26,088       $    6,709,753       $     (60,000)      $     (527,157)

December 31, 1999, common stock
issued for cash at $0.35 per
share                                        285,714             286               99,714                    -                    -

Conversion of debt below market
value                                              -               -              293,381                    -                    -

Stock offering costs                               -               -             (10,000)                    -                    -

Receipt of stock subscription                      -               -                    -               30,000                    -

Net loss for the year ended
December 31, 1999                                  -               -                    -                    -          (5,035,978)
                                  ------------------- ------------------- ------------------- ------------------- -----------------

Balance at December 31, 1999              26,374,022          26,374            7,092,848             (30,000)          (5,563,135)

January 17, 2000, common stock
issued for services, valued at
$0.30 per share                            1,200,000           1,200              358,800                    -                    -

January 25, 2000, common stock
issued to a related party for
conversion of debt, valued at
$0.38 per share                            1,241,874           1,241              464,461                    -                    -

February 1, 2000, common stock
issued to a related party for
conversion of debt, valued at
$0.44 per share                              695,583             696              303,274                    -                    -

March 6, 2000, cancellation of
common stock subscription
receivable                                 (100,000)           (100)             (14,900)               15,000                    -

May 17, 2000, through July 11,
2000, common stock issued
pursuant to SB-2, valued at
$0.35 per share                           14,702,927          14,703            5,131,322            (527,000)                    -

Stock offering costs                               -               -            (268,815)                    -                    -

June 30, 2000, common stock
issued for services, valued at
$0.35 per share                               15,000              15                5,235                    -                    -

November 15, 2000, common stock
issued for services, valued at
$0.16 per share                              300,000             300               46,575                    -                    -

December 15, 2000, common stock
issued for subscription at
$0.20 per share                            2,000,000           2,000              398,000            (400,000)                    -

Warrants and options issued
below market value per FAS 123
valuations                                         -               -              338,235                    -                    -

Net loss for the year ended
December 31, 2000                                  -               -                    -                    -          (8,661,554)
                                  ------------------- ------------------- ------------------- ------------------- -----------------

Balance at December 31, 2000              46,429,406          46,429           13,855,035            (942,000)         (14,224,689)

January 10, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.06
per share                                    133,333             133                7,867                    -                    -
                                  ------------------- ------------------- ------------------- ------------------- -----------------

Balance Forward                           46,562,739     $    46,562       $   13,862,902       $    (942,000)      $  (14,224,689)
                                  ------------------- ------------------- ------------------- ------------------- -----------------



                            The accompanying notes are integral to the consolidated financial statements.

                                                    AVID SPORTSWEAR & GOLF CORP.
                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                    Common Stock           Additional
                                             ---------------------------    Paid-In         Subscriptions       Accumulated
                                                Shares        Amount        Capital           Receivable          Deficit
                                             -----------  --------------  --------------    --------------    ---------------
Balance Forward                               46,562,739  $    46,562      $  13,862,902    $    (942,000)    $   (14,224,689)

January 10, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.07 per share               241,176          241             16,159                 -                   -

January 19, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.05 per share               360,000          360             17,640                 -                   -

January 23, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.05 per share             1,612,000        1,612             79,988                 -                   -

January 29, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.05 per share               190,000          190              9,310                 -                   -

January 30, 2001, common stock
issued to a related party for conversion
of debt, valued at $0.075 per share           11,500,000       11,500            851,000                 -                   -

January 30, 2001, cancelled
common stock issued for services,
valued at $0.30 per share                    (1,200,000)      (1,200)              1,200                 -                   -

February 5, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.05 per share                82,000           82              4,018                 -                   -

February 7, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.05 per share               612,000          612             29,988                 -                   -

February 12, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.05 per share               200,000          200              9,800                 -                   -

February 12, 2001, common stock
issued for conversion of interest, non-
related, valued at $0.05 per share                11,078           11                554                 -                   -

February 19, 2001, common stock
issued to a related party for conversion
of debt, valued at $0.08 per share             2,310,547        2,311            182,533                 -                   -

February 19, 2001, common stock
issued for conversion of interest, non-
related, valued at $0.09 per share               425,939          426             37,909                 -                   -

February 22, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.06 per share                45,775           46              2,554                 -                   -

February 22, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.06 per share               200,000          200             11,000                 -                   -
                                             -----------  --------------   -------------    --------------    ----------------
Balance Forward                               63,153,254  $    63,153      $  15,115,555    $    (942,000)    $   (14,224,689)
                                             -----------  --------------   -------------    --------------    ----------------


                            The accompanying notes are integral to the consolidated financial statements.

                                                                F-24

                                                    AVID SPORTSWEAR & GOLF CORP.
                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                    Common Stock           Additional
                                             ---------------------------    Paid-In         Subscriptions       Accumulated
                                                Shares        Amount        Capital           Receivable          Deficit
                                             -----------  --------------  --------------    --------------    ---------------

Balance Forward                               63,153,254  $    63,153      $  15,115,555    $    (942,000)    $   (14,224,689)

February 18 2001, common stock
issued for conversion of debt, non-
related, valued at $0.05 per share               360,769          361             17,839                 -                   -

March 8, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.05 per share               375,000          375             17,625                 -                   -

March 8, 2001, common stock
issued for conversion of interest, non-
related, valued at $0.05 per share                20,679           21                972                 -                   -

March 13, 2001, common stock
issued for cash, non-related at $0.05
per share                                      4,000,000        4,000            196,000         (200,000)                   -

March 20, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.03 per share               176,300          176              5,324                 -                   -

March 26, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.03 per share               857,142          857             23,143                 -                   -

March 30, 2001 common stock
issued for cash, non-related, at $0.05
per share                                      2,000,000        2,000             98,000         (100,000)                   -

April 2, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.03 per share             2,260,713        2,261             61,039                 -                   -

April 9, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.03 per share             1,607,141        1,607             43,393                 -                   -

April 10, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.03per share                571,426          571             15,429                 -                   -

April 17, 2001, common stock
issued for consulting services,
valued at $0.06 per share                        125,000          125              7,375                 -                   -

April 18, 2001, common stock issued
for conversion of debt, non-related,
valued at $0.03 per share                      2,000,000        2,000             54,000                 -                   -

April 24, 2001, common stock issued
for conversion of debt, non-related,
valued at $0.03 per share                      1,406,250        1,406             43,594                 -                   -

April 30, 2001, common stock issued
for conversion of debt, non-related,
valued at $0.03 per share                        164,474          165              4,835                 -                   -
                                             -----------  --------------   -------------    --------------    ----------------
Balance Forward                               79,078,148  $    79,078      $  15,704,123    $  (1,242,000)    $   (14,224,689)
                                             -----------  --------------   -------------    --------------    ----------------

                            The accompanying notes are integral to the consolidated financial statements


                                                                F-25

                                                    AVID SPORTSWEAR & GOLF CORP.
                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                    Common Stock           Additional
                                             ---------------------------    Paid-In         Subscriptions       Accumulated
                                                Shares        Amount        Capital           Receivable          Deficit
                                             -----------  --------------  --------------    --------------    ---------------

Balance Forward                               79,078,143  $    79,078      $  15,704,123     $ (1,242,000)    $ (14,224,689)

April 30, 2001, common stock issued
for conversion of interest, non-
related, valued at $0.03 per share               129,922          130              3,508                 -                   -

May 3, 2001, common stock issued
for conversion of debt, non-related,
valued at $0.03 per share                      2,434,207        2,434             71,566                -                   -

May 10, 2001, common stock issued
for cash, non-related, valued at
$0.04 per share                                3,000,000        3,000            147,000         (150,000)                  -

May 10, 2001, common stock issued
for cash, non-related, valued at
$0.03 per share                                7,500,000        7,500            232,500         (240,000)                  -

May 10, 2001, common stock issued
for cash, non-related, valued at
$0.03 per share                                1,000,000        1,000             30,200          (31,200)                  -

May 10, 2001, common stock issued
for consulting services, valued at
$0.03 per share                                5,000,000        5,000            162,500                 -                  -

May 11, 2001, common stock issued
for conversion of debt, non-related,
valued at $0.03 per share                      2,467,102        2,467             72,533                 -                  -

May 18, 2001, common stock issued
for conversion of debt, non-related,
valued at $0.03 per share                      3,178,568        3,179             85,821                 -                  -

May 22, 2001, common stock issued
for conversion of debt, non-related,
valued at $0.01 per share                      8,214,278        8,214            106,786                 -                  -

May 22, 2001, common stock issued
for conversion of interest, non-
related, valued at $0.03 per share                34,589           35              1,016                 -                   -

May 22, 2001, common stock issued
for conversion of interest, non-
related, valued at $0.03 per share               119,336          119              3,222                 -                   -

May 24, 2001, common stock issued
for conversion of debt, non-related,
valued at $0.01 per share                      2,979,165        2,979             25,621                 -                   -

May 31, 2001, common stock issued
for conversion of debt, non-related,
valued at $0.01 per share                        749,000          750              9,750                 -                   -
                                             -----------  --------------   -------------    --------------    -----------------
Balance Forward                              115,885,314  $   115,885      $  16,656,146    $  (1,663,200)    $   (14,224,689)
                                             -----------  --------------   -------------    --------------    -----------------


                            The accompanying notes are integral to the consolidated financial statements

                                                                F-26

                                                AVID SPORTSWEAR & GOLF CORP.
                            Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                            Common Stock                 Additional
                                   --------------------------------        Paid-In         Subscriptions        Accumulated
                                      Shares            Amount             Capital           Receivable           Deficit
                                   --------------   ---------------   ----------------   ----------------   ------------------
Balance Forward                      115,885,314     $     115,885    $    16,656,146     $   (1,663,200)    $    (14,224,689)

June 1, 2001, common stock
issued for conversion of
debt, non-related,
valued at $ 0.01 per share            10,911,454            10,912             93,838                  -                    -

June 4, 2001, common stock
issued for conversion of
debt, non-related,
valued at $ 0.01 per share            18,765,625            18,766            161,384                  -                    -

June 4, 2001, common stock
issued for conversion of
interest, non-related,
valued at $ 0.01 per share               235,961               236              2,029                  -                    -

June 12, 2001, common stock
issued for conversion of
interest, non-related,
valued at $ 0.01 per share               179,330               179              1,542                  -                    -

June 12, 2001, common stock
issued for conversion of
interest, non-related,
valued at $ 0.01 per share               200,955               201              2,612                  -                    -

June 19, 2001, common stock
issued for conversion of
debt, non-related,
valued at $ 0.01 per share             1,136,363             1,136              8,864                  -                    -

June 19, 2001, common stock
issued for conversion of
interest, non-related,
valued at $ 0.01 per share                18,307                18                143                  -                    -

June 20, 2001, cancelled
common stock issued for
consulting services,
valued at $0.03 per share             (4,400,000)           (4,400)          (143,000)                 -                    -

July 19, 2001, common stock
issued for consulting services,
valued at $0.01 per share              5,000,000             5,000             45,000                  -                    -

October 10, 2001, common stock
issued to employees for
services, valued at $0.01
per share                              1,000,000             1,000             10,000                  -                    -

November 29, 2001,
cancellation of common stock
subscription receivable               (1,000,000)           (1,000)                -               30,200                   -

Cash received for common
stock subscriptions                           -                 -                  -              228,300                   -

Write-off of uncollectible
common stock subscriptions
receivable                                    -                 -                  -            1,404,700                   -

Discount on debentures
issued at less than market
value                                         -                 -             293,501                  -                    -

Reclassification as a result
of a change in accounting
principle for outstanding
options and warrants                          -                 -            (391,470)                 -                    -

Net loss for the year ended
December 31, 2001                             -                 -                  -                   -            (6,188,239)
                                   --------------   ---------------   ----------------   ----------------   ------------------

Balance at December 31, 2001         147,933,309     $     147,933    $    16,740,589     $            -     $    (20,412,928)
                                   ==============   ===============   ================   ================   ==================

                           The accompanying notes are integral to the consolidated financial statements.


                                                    AVID SPORTSWEAR & GOLF CORP.
                                                Consolidated Statements of Cash Flows

                                                                                          For the Years Ended
                                                                                              December 31,
                                                                       ---------------------------------------------------------
                                                                             2001               2000                 1999
                                                                       ----------------   ------------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                           $    (6,188,239)    $     (8,661,554)    $    (5,035,978)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
       Depreciation and amortization                                           407,259              463,936             369,072
       Loss on impairment of goodwill                                        1,898,520                    -                   -
       Loss on sale of fixed assets                                            666,610               39,827                   -
       Loss on disposition of leased assets                                    132,397                    -                   -
       Conversion of debt below market value                                   293,501              153,656             293,381
       Value of common stock issued (cancelled) for services                    87,600              534,625           1,890,000
       Warrants and options issued below market value                                -              338,235              53,235
       Cumulative effect of change in accounting principle                    (389,522)
       Write-off of related party notes receivable                             334,847                    -                   -
       Write-off of subscription receivable                                  1,434,900                    -                   -
       Recovery of bad debt expense                                                  -                    -             (80,704)
       Change in operating asset and liability accounts:
         (Increase) decrease in accounts receivable, net                        82,195             (576,578)             80,775
         (Increase) decrease in inventory, net                               1,961,464              (76,074)           (876,299)
         (Increase) decrease in other assets                                    75,483             (187,115)            (13,165)
         Increase (decrease) in accounts payable                            (1,008,803)           3,632,773             926,954
         Increase (decrease) in accrued liabilities                           (184,336)             365,480             116,461
                                                                       ----------------   ------------------   -----------------
            Net Cash Provided (Used) by Operating Activities                  (396,124)          (3,972,789)         (2,276,268)
                                                                       ----------------   ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of fixed assets                                                   (14,853)            (733,915)           (343,705)
    Proceeds from sale of fixed assets                                          44,025                    -                   -
    Proceeds from disposal of leased assets                                      7,077                    -                   -
    Cash acquired through the purchase of Avid Sportswear, Inc.                      -                    -              34,045
    (Increase) in notes receivable                                            (300,000)              22,350                   -
                                                                       ----------------   ------------------   -----------------
            Net Cash Provided (Used) by Investing Activities                  (263,751)            (711,565)           (309,660)
                                                                       ----------------   ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

    Cash overdraft                                                             (87,534)              87,534                   -
    Payments to Avid shareholders                                                    -                    -            (725,000)
    Proceeds from notes payable                                                      -              261,525           1,962,274
    Payments on notes payable                                                 (100,000)          (1,160,524)         (1,852,869)
    Proceeds from related party notes payable                                        -            1,307,723           1,479,677
    Payments on related party notes payable                                   (100,000)                   -            (265,058)
    Proceeds from convertible debentures                                       874,000              300,000                   -
    Stock offering costs                                                             -             (268,815)                  -
    Issuance of common stock for cash                                                -            4,048,501           1,804,074
    Receipt of related party receivable                                              -                    -             253,500
    Proceeds from subscribed common stock                                      228,300                    -              12,500
    Common stock repurchased                                                         -              (17,500)                  -
    Payments on capital leases                                                 (35,604)             (17,350)                  -
    Debt offering costs                                                         68,695              (68,695)                  -
                                                                       ----------------   ------------------   -----------------
            Net Cash Provided (Used) by Financing Activities                   847,857            4,472,399           2,669,098
                                                                       ----------------   ------------------   -----------------

NET INCREASE (DECREASE) IN CASH                                                187,982             (211,955)             83,170

CASH AT BEGINNING OF PERIOD                                                     25,452              237,407             154,237
                                                                       ----------------   ------------------   -----------------
CASH AT END OF PERIOD                                                  $       213,434     $         25,452     $       237,407
                                                                       ================   ==================   =================

                            The accompanying notes are integral to the consolidated financial statements.


                                                AVID SPORTSWEAR & GOLF CORP.
                                      Consolidated Statements of Cash Flows (Continued)

                                                                                     For the Years Ended
                                                                                         December 31,
                                                                    ----------------------------------------------------------
                                                                           2001                2000                1999
                                                                    -----------------   ------------------  ------------------
CASH PAID FOR:
       Interest                                                     $         75,390     $        143,545    $         94,392
       Income Tax                                                   $              -     $              -    $              -

SCHEDULE OF NON-CASH INVESTING
    AND FINANCING ACTIVITIES

       Issuance of common stock for subsidiary                      $              -     $              -    $        825,000
       Issuance of common stock for debt                            $      2,122,530     $      1,069,039    $      1,385,724
       Issuance of common stock for interest                        $        153,697     $              -    $              -
       Issuance of common stock for services                        $         87,600     $        534,625    $      1,890,000
       Issuance of common stock for subscription                    $        721,200     $        927,000    $              -
       Conversion of debt below market value                        $        293,501     $        153,656    $        293,381
       Options and warrants issued below market value               $              -     $        338,235    $              -
       Cumulative effect of change in accounting principle          $        389,522     $              -    $              -



                            The accompanying notes are integral to the consolidated financial statements.


                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 1 - NATURE OF ORGANIZATION

         This summary of significant accounting policies of Avid Sportswear & Golf Corp. is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

         a.  Organization and Business Activities

         Avid Sportswear & Golf Corp. was incorporated under the laws of the State of Nevada on September 19, 1997 as Golf Innovations Corp. On April 19, 1999, the Board of Directors voted to change the name of the Company to Avid Sportswear & Golf Corp. to better reflect the business of the Company. Additionally, the Board of Directors voted to change the authorized capitalization to 50,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. On July 13, 1999, the Board of Directors authorized a 3-for-1 forward stock split. On December 28, 2000, the shareholders authorized an increase in the number of common shares to 150,000,000 All references to common stock have been retroactively restated. The rights and preferences of the preferred stock are to be set at a later date. The Company was engaged in the business of producing and selling golf wear related products. As of November 30, 2001, the Company has discontinued operations in all consolidated companies except Vida, Inc., which continues to operate on a limited basis.

         The Company has reentered the development stage effective January 1, 2002.

         b.  Depreciation

         Depreciation was provided using the straight-line method over the assets' estimated useful lives as follows:

               Machinery and equipment    5-10 years
               Furniture and fixtures     10 years
               Show booths                5 years
               Leasehold improvements     5 years, or end of lease, whichever is
                                          earliest
               Office equipment           5 years
               Computer equipment         3 years

         c.  Accounting Method

         The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

         d.  Cash and Cash Equivalents

         For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 1 - NATURE OF ORGANIZATION (Continued)

         e.  Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

         f.  Basic Loss Per Share

         The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:

                                              FOR THE YEARS ENDED DECEMBER 31,
                                              --------------------------------
                                                2001        2000       1999
                                              ----------  ----------  ---------

         Loss before cumulative effect
           of change in accounting principle  $   (0.00)  $        -  $       -

         Cumulative  effect  of  change
           in accounting principle                (0.00)  $        -  $       -

         Discontinued operations                  (0.06)  $   (0.23)  $  (0.25)
                                              ----------  ----------  ---------
         Basic loss per share                 $   (0.06)  $   (0.23)  $  (0.25)
                                              ==========  ==========  =========
         Weighted average shares
           outstanding                       115,074,738  37,696,446 20,264,997
                                             =========== =========== ==========

         Fully diluted loss per share is not presented as any common stock equivalents are antidilutive in nature.

         g.  Income Taxes

         No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $16,350,000 at December 31, 2001 which will fully expire in 2021. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 1 - NATURE OF ORGANIZATION (Continued)

         g.  Income Taxes (Continued)

         The income tax benefit differs from the amount computed at federal statutory rates as follows:

                                                FOR THE YEARS ENDED
                                                    DECEMBER 31,
                                         -----------------------------------
                                            2001        2000       1999
                                         -----------  ----------  -----------

          Income tax benefit at
          statutory rate                 $ 2,266,791  $ 3,611,857 $ 1,996,318
          Change in valuation allowance  (2,266,791)  (3,611,857) (1,996,318)
                                         -----------  ----------- -----------
                                         $            $           $         -
                                         ===========  =========== ===========

         h.  Recent Accounting Pronouncements

         SFAS NO. 138 -- The Company has adopted the provisions of FASB Statement No. 138 `Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)' Because the Company had adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on the company's financial statements.

         The Company has adopted the provisions of FASB Statement No. 140 `Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)' This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle had no material effect on the Company's financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 1 - NATURE OF ORGANIZATION (Continued)

         h.  Recent Accounting Pronouncements (Continued)

         FIN 44 -- The Company had adopted the provisions of FIN 44 `Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)' This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principle had no material effect on the Company's financial statements.

         SFAS  NO.'S  141 AND  142 -- In June  2001,  the  Financial  Accounting
         Standards Board (FASB) adopted Statement of Financial Accounting Standards SFAS No. 141, `Business Combinations,' and SFAS No. 142, `Goodwill and Other Intangible Assets.' SFAS No. 141 is effective as to any business combination occurring after June 30, 2001 and certain transition provisions that affect accounting for business combinations prior to June 30, 2001 are effective as of the date that SFAS No. 142 is applied in its entirety, which will be January 1, 2002 for the Company.

         SFAS No. 142 is effective, generally, in fiscal years beginning after December 15, 2001, which will be the fiscal year ending December 31, 2002 for the Company.

         SFAS No. 141 provides standards for accounting for business combinations. Among other things, it requires that only the purchase method of accounting be used and that certain intangible assets acquired in a business combination (i.e. those that result from contractual or other legal rights or are separable) be recorded as an asset apart from goodwill. The transition provisions require that an assessment be made of previous business combinations and, if appropriate, reclassifications be made to or from goodwill to adjust the recording of intangible assets such that the criteria for recording intangible assets apart from goodwill is applied to the previous business combinations.

         SFAS No. 142 provides, among other things, that goodwill and intangible assets with indeterminate lives shall not be amortized. Goodwill shall be assigned to a reporting unit and annually assessed for impairment. Intangible assets with determinate lives shall be amortized over their estimated useful lives, with the useful lives reassessed continuously, and shall be assessed for impairment under the provisions of SFAS No. 121, `Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Goodwill is also assessed for impairment on an interim basis when events and circumstances warrant. Upon adoption of SFAS No. 142, the Company will assess whether an impairment loss should be recognized and measured by comparing the fair value of the `reporting unit' to the carrying value, including goodwill. If the carrying value exceeds fair value, then the Company will compare the implied fair value of the goodwill' (as defined in SFAS No. 142) to the carrying amount of the goodwill. If the carrying amount of the goodwill exceeds the implied fair value, then the goodwill will be adjusted to the implied fair value.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 1 - NATURE OF ORGANIZATION (Continued)

         h.  Recent Accounting Pronouncements (Continued)

         While the Company has not completed the process of determining the effect of these new accounting pronouncements on its financial statements, the Company currently expects that there will be no reclassification in connection with the transition provisions of SFAS No. 141 based on clarifications of the transition provisions issued by the FASB in October 2001. Accordingly, the Company expects that, after implementation of SFAS No. 142, all intangible assets will be amortizable and the goodwill will not be amortizable.

         SFAS NO. 143 -- On August 16, 2001, the FASB issued SFAS No. 143, `Accounting for Asset Retirement Obligations,' which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset.

         Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. While the Company has not completed the process of determining the effect of this new accounting pronouncement on its consolidated financial statements, the Company currently expects that the effect of SFAS No. 143 on the Company's financial statements, when it becomes effective, will not be significant.

         SFAS NO. 144 -- On October 3, 2001, the Financial Accounting Standards Board issued SFAS No. 144, `Accounting for the Impairment or Disposal of Long-Lived Assets' which is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively. SFAS 144 supercedes SFAS Statement No. 121

         (FAS 121), `Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.' SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), `Reporting Results of Operations Reporting the Effects of Disposal of a Segment of a Business.'

         SFAS 144 develops one accounting model (based on the model in SFAS 121) for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. That requirement eliminates the requirement of APB 30 that discontinued operations be measured at net realizable value or that entities include under `discontinued operations' in the financial statements amounts for operating losses that have not yet occurred. Additionally, FAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 1 - NATURE OF ORGANIZATION (Continued)

         h.  Recent Accounting Pronouncements (Continued)

         While the Company has not completed the process of determining the effect of this new accounting pronouncement on its consolidated financial statements, the Company currently expects that the effect of SFAS No. 144 on the Company's financial statements, when it becomes effective, will not be significant.

         i.  Purchase of Avid Sportswear, Inc.

         On December 18, 1998, the Company entered into a stock purchase and sales agreement with Avid Sportswear, Inc. (Avid), a Nevada corporation. Avid was in the business of manufacturing and selling golf related clothing. This Agreement was finalized on March 1, 1999. The Agreement called for the Company to purchase all of the outstanding stock of Avid Sportswear, Inc., for $725,000 and 1,100,000 shares of common stock valued at $0.75 per share. Additionally, the Company agreed to pay off all of the notes payable to the shareholders of Avid Sportswear, Inc., and the notes payable to Nations Bank, fka Bank IV. The total amount of these notes was $1,826,119 at the date of closing. The Company accounted for the acquisition as a purchase as of March 1, 1999. The operations of Avid were included from March 1, 1999.

         Goodwill of $2,559,331, generated from the purchase of Avid, was being amortized over a ten-year life using the straight-line method. All unamortized goodwill was written off during the year ended December 31, 2001, when the company discontinued operations. See Note 14.

         j.  Allowance for Doubtful Accounts

         The Company's accounts receivable and due from factor are shown net of an allowance for doubtful accounts of $-0- and $46,906, respectively, at December 31, 2001 and 2000, respectively.

         k.  Reclassification

         Certain December 31, 2000 and 1999 balances have been reclassified to conform with the December 31, 2001 financial statement presentation.

         l.  Advertising Expense

         The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2001, 2000, and 1999, was $221,743, $224,261, and $330,718, respectively. All advertising expense is included in the loss from discontinued operations.

         m.  Principles of Consolidation

         The consolidated financial statements presented include the accounts of Avid Sportswear & Golf Corp., Avid Sportswear, Inc., and Vida, Inc. All significant intercompany accounts have been eliminated.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 1 - NATURE OF ORGANIZATION (Continued)

         n.  Revenue Recognition

         The Company's revenue was created primarily from the sale of men's golf apparel and did include shipping and handling charges. Revenue was recognized when the product was shipped to the customer, the amount was determinable and collection was reasonably assured. The terms were customarily FOB origination. Product returns for the years ended December 31, 2001, 2000, and 1999 were not significant. The Company had no source of revenue at December 31, 2001. Additional revenue recognition policies will be determined when operations commence again.

         o.  Stock Options

         The Company applies Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

         SFAS Statement No. 123, "Accounting for Stock-Based Compensation" requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

         p.  Change in Accounting Principles

         Effective December 31, 2001, the Company adopted the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially settled in, a Company's Own Stock".

         This issue provides that warrants to purchase common shares which are outstanding and for which the number of authorize but unissued shares is in sufficient to satisfy the maximum number of shares that could be required upon the exercise of such warrants, then the contract is reclassified from equity to an asset or liability. The effect of the application of this pronouncement that requires asset or liability classification for those contracts that existed as of December 31, 2001, would be calculated as of December 31, 2001, and presented as of that date as a cumulative effect of a change in accounting principle. At December 31, 2001, $391,470 was reclassified from equity to a liability and mark-to-market adjustment of $389,522 was recorded as the cumulative effect of a change in accounting principle.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 2 - INVENTORY

         Inventories for December 31, 2001 and 2000 consisted of the following:

                                                          DECEMBER 31,
                                                   ---------------------------
                                                       2001           2000
                                                   ------------  -------------

         Finished goods                            $          -  $   1,961,464
                                                   ------------  -------------

              Total                                $          -  $   1,961,464
                                                   ============  =============

         The balance at December 31, 2000 is net of a reserve for obsolete inventory for $100,000.

         Inventories for finished goods were stated at the lower of cost or market and based on the first-in, first-out basis.

NOTE 3 - EQUITY TRANSACTIONS

         On January 5, 1999, the Company issued 590,000 shares of common stock at $0.25 per share for cash of $117,500 and debt conversion of $35,000. Additional expense of $295,000 was recorded to reflect the discount from $0.75 per share which was the price that the Company was selling restricted stock to independent third parties.

         On January 5, 1999, the Company issued 866,670 shares of common stock valued at $0.75 per share for cash of $475,000 and conversion of debt of $175,000.

         On January 8, 1999, the Company issued 210,668 shares of common stock valued at $0.75 per share for cash of $158,000.

         On January 11, 1999, the Company issued 560,000 shares of common stock for cash at $0.25 per share or $140,000. Additional expense of $280,000 was recorded to value the shares at $0.75 per share.

         On January 11, 1999, the Company issued 800,000 shares of common stock for media services at $0.75 per share.

         On January 20, 1999, the Company issued 160,000 shares of common stock for cash at $0.25 per share or $40,000. Additional expense of $80,000 was recorded to value the shares at $0.75 per share.

         On January 27, 1999, the Company issued 1,100,000 shares of common stock for the purchase of Avid Sportswear, Inc. valued at $0.75 per share.

         On February 4, 1999, the Company issued 372,002 shares of common stock at $0.75 per share for cash of $279,002.

         On March 11, 1999, the Company issued 1,220,000 shares of common stock for cash at $0.25 per share or $305,000. Additional expense of $610,000 was recorded to value the shares at $0.75 per share.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 3 - EQUITY TRANSACTIONS (Continued)

         On March 11, 1999, the Company issued 83,334 shares of common stock for cash of $67,500.

         On March 29, 1999, the Company issued 18,334 shares of common stock valued at $0.75 per share for cash of $13,750.

         On May 28, 1999, the Company issued 101,100 shares of common stock for cash at $0.75 per share for cash of $75,825.

         On September 22, 1999, the Company issued 50,000 shares of common stock at $0.25 per share for cash of $12,500. Additional expense of $25,000 was recorded to value the shares at $0.75 per share.

         On December 28, 1999, the Company issued 5,344,200 shares of common stock valued at $0.275 per share for the conversion of $1,175,724 of debt. The shares are valued at the market price on the date of issuance with additional interest expense of $293,381, recorded to reflect a 20% discount on the conversion.

         On December 31, 1999, the Company issued 285,714 shares of common stock valued at $0.35 per share for cash of $100,000.

         On January 17, 2000, the Company issued 1,200,000 shares of common stock valued at $0.30 per share for services of $360,000 to the President of the Subsidiary.

         On January 25, 2000, the Company issued 1,241,874 shares of common stock valued at $0.38 per share to related parties for the conversion of debt of $372,561 and recorded additional expense of $93,141 as a result of the beneficial conversion below the market.

         On February 1, 2000, the Company issued 695,583 shares of common stock valued at $0.44 per share to a related party for the conversion of debt of $243,454 and recorded additional expense of $60,516 as a result of the beneficial conversion below the market.

         On March 16, 2000, the Company canceled 100,000 shares of common stock and the related stock subscription receivable valued at $15,000. The shares were returned to the treasury and canceled.

         From May 17, 2000 to July 11, 2000, the Company sold 14,702,997 shares of common stock valued at $0.35 per share for cash of $4,061,502, conversion of a note payable of $375,000, conversion of a related party note payable of $60,523 and services of $122,000. Additionally, the Company has a stock subscription receivable of $527,000. These shares as well as 285,714 shares issued in December 1999, were registered pursuant to an SB-2 offering. The Company paid stock offering costs of $268,815 for commissions, legal and accounting fees.

         On June 30, 2000, the Company issued 15,000 shares of common stock of $0.35 per share for services of $5,250.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 3 - EQUITY TRANSACTIONS (Continued)

         On November 15, 2000, the Company issued 300,000 shares of common stock valued at $0.16 per share for services of $46,875.

         On August 9, 2000,  the Company  issued  300,000  options to  unrelated
         parties  below  market  value.   The  Company   recognized   additional
         compensation expense of $108,759.

         On August 14, 2000, the Company issued 175,000  options to an unrelated
         party  below   market   value.   The  Company   recognized   additional
         compensation expense of $43,922.

         On December 15, 2000, the Company issued 2,000,000 shares of common stock to unrelated third parties at $0.20 per share. The Company recorded a stock subscription receivable of $400,000 in connection with this transaction.

         On December 29, 2000, the Company issued 2,000,000 warrants to an unrelated party as partial consideration for entering into a line of credit agreement below market value. The Company recognized additional compensation expense of $185,554.

         From January 10, 2001 to June 19, 2001, the Company converted $1,174,000 of debt into 64,292,260 shares of common stock. The Company recognized additional interest expense of $293,501, related to the beneficial conversion feature of the debentures pursuant to EITF 98-5.

         From February 12, 2001 to June 19, 2001, the Company converted $16,566 of interest related to convertible debentures into 950,157 shares of common stock at an average price per share of $0.02.

         From January 30, 2001 to February 19, 2001, the Company converted $948,530 of related debt and interest of $137,131 into 14,236,486 shares of common stock at an average price per share of $0.08.

         During the year ended December 31, 2001, the Company issued 16,500,000 shares of common stock in exchange for $691,000 of common stock subscriptions receivable. Of this amount, the Company collected $228,300. The Company wrote-off $1,404,700, including the remaining portion of the 2001 subscriptions, as uncollectible.

         During the year ended December 31, 2001, the Company issued 6,725,000 shares of common stock to employees and consultants for services rendered at an average price per share of $0.01.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 4 - NOTES PAYABLE - RELATED PARTIES

         Notes payable - related parties consisted of the following at December 31, 2001 and 2000:
                                                            DECEMBER 31,
                                                      ------------------------
                                                          2001        2000
                                                      -----------  -----------

         Note payable to company controlled by CEO,
          bearing interest at 10%, unsecured and
          due on demand                               $         -  $   166,557

         Notes payable to CEO, bearing interest at
          10% unsecured and due on demand                       -      447,126

         Note payable to Director dated December 9,
          1999, bearing interest at 10%, unsecured
          and due on demand.                                    -      100,000
                                                      -----------  -----------

          Total Notes Payable - Related Parties                 -      713,683

          Less current portion                                  -     (713,683)
                                                      -----------  -----------

          Long-Term Portion                           $         -  $         -
                                                      ===========  ===========

NOTE 5 - NOTES PAYABLE

         Notes payable consisted of the following at December 31, 2001 and 2000:

                                                             DECEMBER 31,
                                                      ------------------------
                                                          2001        2000
                                                      -----------  -----------
         Note payable to a shareholder dated
          December 1, 1999 as advanced, bearing
          interest at 12%, principal and interest
          due by January 31, 2000, secured by
          personal guarantee of previous certain
          officers.                                   $   561,525  $   561,525

          Note payable to an individual dated
           December 24, 1999, bearing interest at
           12%, secured by personal guarantee of
           chief executive officer, due on demand.              -      100,000
                                                      -----------  -----------
                  Total notes payable                     561,525      661,525

                  Less: current portion                  (561,525)    (661,525)
                                                      -----------  -----------

                  Total long-term debt                $         -  $         -
                                                      ===========  ===========

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 6 - CONVERTIBLE DEBENTURES
                                                             DECEMBER 31,
                                                      ------------------------
                                                          2001        2000
                                                      -----------  -----------
         Four (4) convertible debentures for
          $300,000, dated October 26, 2000,
          bearing interest at 6%, due by November
          1, 2005, unsecured, convertible into the
          Company's common stock at 120% of the
          closing bid price on November 1, 2000 or
          80% of the closing bid price for the
          lowest trading price for 20 days
          immediately prior to the conversion
          date. The Company can require mandatory
          conversion if the closing bid price is
          $1.25 or higher per share for 10
          consecutive trading days or upon the
          5-year anniversary date.                    $         -  $   300,000

         Thirty-two (32) convertible debentures for
          $874,000, dated January 17, 2001,
          bearing interest at 6%, due by January
          17, 2006, unsecured, convertible into
          the Company's common stock at 120% of
          the closing bid price on January 17,
          2001 or 80% of the closing bid price for
          the lowest trading price for 20 days
          immediately prior to the conversion
          date. The Company can require mandatory
          conversion if the closing bid price is
          $1.25 or higher per share for 10
          consecutive trading days upon the 5-year
          anniversary date.                                     -            -
                                                      -----------  -----------
               Less current portion                             -            -
                                                      -----------  -----------
               Long-term portion                      $         -  $   300,000
                                                      ===========  ===========

         The Company paid debt offering costs of $68,695 associated with the issuance of the convertible debentures. The costs were amortized over the life of the debentures. Amortization expense of $66,405 and $2,290 was recognized for the years ended December 31, 2001 and 2000, respectively. All outstanding debentures were converted to common stock during the year ended December 31, 2001. During the years ended December 31, 2001, 2000, and 1999, the Company recognized additional interest expense related to the beneficial conversion feature of the debentures of $293,501, $0, and $0, respectively. These amounts are included in the interest expense of discontinued operations.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

         a. Operating Leases

         The Company leased office and warehouse space and other equipment items under non-cancelable operating leases which were due to expire in March 2004. The monthly office rent amount was $10,584. Rent expense for the years ended December 31, 2001, 2000, and 1999 was $405,138, $124,590,
         and $124,846, respectively.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

         The Company has terminated the California office lease as of November 31, 2001 against the terms of the lease agreement and are liable for all rents up to the contracted termination date of March 2004. The Company has accrued for all future obligations, of $275,654, as of December 31, 2001.

         Future payments required under the lease terms are as follows:

                            2002       2003       2004       2005       2006
                        ----------  ---------   ---------  --------- ---------

         Pitney Bowes   $    1,210  $       -   $       -  $       - $       -
         Office lease            -          -           -          -         -
                        ----------  ---------   ---------  --------- ---------

                        $    1,210  $       -   $       -  $       - $       -
                        ==========  =========   =========  ========= =========

         Pitney Bowes:  $403 per quarter, expires September 2002.
         Office lease:  $10,584 per month, expires March 2004.

         b.  Royalty Agreement - British Open Collection

         BRITISH OPEN COLLECTION. On December 8, 1998, the Company obtained the sole and exclusive right and license to use certain trademarks associated with the British Open Golf Championship. The licensor was The Championship Committee Merchandising Limited, which is the exclusive licensor of certain trademarks from The Royal & Ancient Golf Club of St. Andrews, Scotland. This license was for the United States and its territories and had a seven year term. Under this license, the Company could manufacture, advertise, distribute and sell products bearing the licensed trademarks to specialty stores and the menswear departments of department stores. The Company was not permitted to sell these products to discount stores or mass-market retail chains. In return for this license, the Company was to pay the licensor through their agent, IMG, on a quarterly basis, a royalty equal to five percent of net wholesale sales of products bearing these trademarks, subject to a guaranteed minimum royalty. Net wholesale sales means the invoiced wholesale billing price, less shipping, discounts actually given, duties, insurance, sales taxes, value-added taxes and credits allowed for returns or defective merchandise. The first contract year was from January 1, 1999, to June 30, 2000. The second contract year was covered the period of July 1, 2000 through June 30, 2001. At December 31, 2000, the Company had accrued a liability to IMG of $62,500, which represented the minimum royalty due for July 1, 2000, through December 31, 2000.

         The agreement was mutually terminated by both parties on May 10, 2001. As a result of the termination, the Company paid IMG $150,000 in full satisfaction of the Company's obligations under the terminated licensing agreement.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

         c.  Royalty Agreement - Dockers Golf

         DOCKERS GOLF. On May 10, 1999, our wholly-owned subsidiary obtained the exclusive, nonassignable right to use the "Dockers Golf" trademark solely in connection with the manufacturing, advertising, distribution and sale of products to approved retailers. The licensor was Levi Strauss & Co. This license was for the United States, its territories and Bermuda. The license had an initial term expiring on December 31, 2003 and would have renewed for an additional three year term expiring December 31, 2006 if: (i) net sales of the licensed products for calendar year 2002 were at least $17.0 million and (ii) our wholly-owned subsidiary had not violated any material provisions of the license. Thereafter, the licensor would have negotiated in good faith for up to two additional three year terms if: (i) the license was renewed for the initial renewal period, (ii) our wholly-owned subsidiary's net sales for each year in the initial renewal period had exceeded its projected sales for each such year and (iii) our wholly-owned subsidiary had not violated any material provisions of the license. Subject to a guaranteed minimum royalty, our wholly-owned subsidiary would have paid the licensor a royalty of six percent of net sales of first quality products and four percent of net sales of second quality products and close-out or end-of season products. If second quality products and close-out or end-of-season products account for more than ten percent of total licensed product sales, then the royalty on such products would have been six percent instead of four percent.

         Dockers terminated the agreement on May 9, 2001 claiming that the Company had breached certain terms of the licensing agreement. This termination is currently the subject of mediation hearings taking place in the first quarter of 2002. The Company has recorded accrued royalties of $441,000 related to the agreement. As of December 31, 2001, this is the full amount being sought by Dockers in the mediation.

         d.  Employment Agreements

         The Company's wholly-owned subsidiary entered into a three year employment agreement with Barnum Mow, which commenced on September 17, 1999. Upon the expiration of the initial term, the agreement will automatically renew for one year terms unless either party elects not to renew the agreement by providing written notice to the other party at least four months' prior to the expiration of any term. Mr. Mow is employed as the Chief Executive Officer and President of Avid Sportswear, Inc. His base salary is $300,000 per year, subject to increases as determined by the employer. In addition to his salary, Mr. Mow also received a bonus of $50,000 in 2000. His bonus would be the same for each year during the term unless the employer establishes a formal bonus plan. The employer also agreed to reimburse Mr. Mow for all reasonable expenses incurred in connection with the performance of his duties.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

         d.  Employment Agreements (Continued)

         Effective January 31, 2001, Avid Sportswear, Inc. and Mr. Mow entered into an Amendment to Mr. Mow's Employment Agreement. As a result of Avid Sportswear, Inc.'s financial performance for the fiscal year ended December 31, 2000, Mr. Mow agreed to forfeit 1,200,000 shares of common stock of Avid Sportswear and Golf Corp. granted to Mr. Mow on January 17, 2000. Mr. Mow resigned his position in May 2001. On July 26, 2001, Mr. Mow filed a complaint against the Company and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of Labor Codess.ss.227.3. Mr. Mow seeks damages, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. The Company has determined that it is too early to evaluate the likelihood of an unfavorable outcome.

         The Company's wholly-owned subsidiary had also entered into a five year employment agreement with David Roderick, effective January 1, 1999. From January 1999 until September 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September 1999, Mr. Roderick became the Vice President of Production and Sales. His base salary was $150,000, subject to increases as determined by the employer. In addition, Mr. Roderick was eligible for bonuses at the discretion of the Board of Directors. The employer agreed to reimburse Mr. Roderick for all reasonable expenses incurred in connection with the performance of his duties. Mr. Roderick resigned his position in May 2001. He has also filed a complaint against the Company and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of Labor Code ss.ss. 227.3. Since filing the initial complaint, Mr. Roderick has not pursued the claim and has missed several scheduled court appearances and deadlines. The Company has determined that it is too early to evaluate the likelihood of an unfavorable outcome.

         On January 3, 2000, the Company's wholly-owned subsidiary entered into an employment agreement with Stephen Korn to serve as the Company's Chief Financial Officer (CFO). His base salary was $160,000. Additionally, the CFO was eligible for bonuses at the discretion of the board of directors. The employer agreed to reimburse Mr. Korn for all reasonable expense incurred in connection with the performance of his duties. Mr. Korn resigned his position in May 2001. On August 1, 2001, Mr. Korn filed a complaint against the Company and its wholly-owned subsidiary alleging termination in violation of public policy, breach of written and implied contract, breach of implied covenant of good faith and fair dealing, intentional interference with contractual relations, negligent interference with contractual relations, and violation of Labor Code ss.ss. 201 and 227.3.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

         Employment Agreements (Continued)

         Mr. Korn seeks damages in an amount proven at trial, prejudgment interest thereon, a penalty in accordance with Labor Code ss.203, costs of suit incurred, and attorney's fees and costs according to statute. The Company has determined that it is too early to evaluate the likelihood of an unfavorable outcome.

         On February 1, 2000, the Company signed an Executive Employment Agreement with Earl Ingarfield, its President and Chief Executive Officer (CEO). The base compensation for each year would have been $325,000 plus cost of living adjustments. Additionally, the CEO would be eligible for incentive bonus compensation as determined by the Board of Directors. The agreement was for a period of three years. The Company agreed to reimburse Mr. Ingarfield for all reasonable expenses incurred in connection with the performance of his duties. Mr. Ingarfield resigned his position in June 2001.

         On June 25, 2001, the Company entered into a three-year employment agreement with Frank J. Jakovac, to act as President and Chief Executive Officer. The base salary for services was $127,500 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was increased to $255,000 per year, payable in semi-monthly installments. The CEO was eligible for additional bonuses based on the bonus plan for senior management established by the CEO and Board of Directors for each fiscal year. The CEO was to be granted and fully vested in 5% of the Company's total shares of issued stock. The 5% ownership percentage would have applied to all current and future issuance of stock. Although Mr. Jakovac still serves as a director of the Company, the above mentioned employment agreement was nullified on December 1, 2001.

         On June 25, 2001, the Company entered into a three-year employment agreement with James W. Handlon to act as Executive Vice President and Chief Operating Officer. The base salary for services $125,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was increased to $245,000 per year, payable in semi-monthly installments. The COO is eligible for additional bonuses based on the bonus plan for senior management established at the CEO and Board of Directors for each fiscal year. The COO was to be granted and fully vested in 5% of the Company's total shares of issued stock. The 5% ownership percentage would have applied to all current and future issuances of stock. Although Mr. Handlon still serves as a director of the Company, the above mentioned employment agreement was nullified on December 1, 2001.

         On June 25, 2001, the Company entered into a three-year employment agreement with Michelle Mathis to act as the Director of Corporate and Legal Affairs. The base salary for services $50,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary $100,000 per year, payable in semi-monthly installments.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

         Employment Agreements (Continued)

         The Director of Corporate and Legal Affairs eligible for additional bonuses based on the bonus plan for senior management established at the CEO and Board of Directors for each fiscal year. The Director of Corporate and Legal Affairs was to be granted and fully vested in 1% of the Company's total shares of issued stock. The 1% ownership percentage would have applied to all current and future issuances of stock. Although Ms. Mathis still serves as a director of the Company, the above mentioned employment agreement was nullified on December 1, 2001.

         e.  PGA Tour Pro Endorsements

         In 2000, Avid Sportswear, Inc. (Avid), the wholly-owned subsidiary of Avid Sportswear and Golf Corp., entered into individual Endorsement Agreements, typically for a two-year term, with individual PGA Tour professionals, whereby the individual is paid an annual fixed fee to wear products licensed by Avid at golf and golf-related events, and be included in advertising and other promotional events, including personal appearances. The fixed fee for the first year was set forth in the Agreement, whereas the second year fixed fee was determined by that individual's final ranking on the official PGA Tour Money List at the end of the first year. The individuals were also eligible to earn a bonus for performance on individual PGA Tour events and at year-end, based upon the individual's final ranking of the official PGA Tour Money List at the end of each contract year. The fixed fee, bonus incentive, and required number of personal appearances varied by individual. The Company has terminated all of these endorsement agreements as of December 31, 2001 and has accrued for the earned minimum future guaranteed payments, of $403,061, as of December 31, 2001.

         f.  Common Stock Issued Without Restrictive Legend

         The Company's new management believes that the Company issued shares of common stock without legends restricting the resale of such shares. The Company's new management believes that at least 19,225,000 shares of common stock have been resold in the public market in violation of
         Section 5 of the Securities Act of 1933, as amended. The Company may be liable for rescission and other damages with respect to these sales.

NOTE 8 - CONCENTRATIONS OF RISK

         a.  Cash

         The Company maintains cash accounts at financial institutions located in Spring, Texas. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's balances occasionally exceed that amount.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 8 - CONCENTRATIONS OF RISK (Continued)

         b.  Accounts Receivable

         The Company provided for accounts receivable as part of operations. Management does not believe that the Company is subject to credit risks outside the normal course of business.

         c.  Accounts Payable

         The Company has one vendor which accounts for 72% and 70% of the total accounts payable as of December 31, 2001, and 2000, respectively.

NOTE 9 - CUSTOMERS AND EXPORT SALES

         During 2001, 2000, and 1999, the Company operated one industry segment which was the manufacturing and marketing of sports apparel.

         The  Company's  financial   instruments  subject  to  credit  risk  are
         primarily trade accounts receivable from its customers.

                                                For the Years Ended
                                                   DECEMBER 31,
                                     -----------------------------------------
                                          2001          2000          1999
                                     ------------- -------------  ------------

          Foreign sales              $           - $      27,497  $          -
          Domestic sales                20,720,343    11,159,222     2,360,596
                                     ------------- -------------  ------------
                                     $  20,720,343 $  11,186,719  $  2,360,596
                                     ============= =============  ============

         See Note 18 for a discussion of discontinued operations.

NOTE 10 - DUE FROM FACTOR

         In August 2000, Avid Sportswear, Inc. (Avid), the wholly-owned subsidiary of Avid Sportswear and Golf Corp., entered into a factoring, revolving credit and trade finance agreement with a factor. Under this agreement which had an initial term expiring in August 2001 and continuing on an annual basis thereafter, Avid assigned substantially all of its accounts receivable to the factor, typically on a non-recourse basis. Avid requested advances up to 75% of the eligible net sales and up to 40% of eligible inventory. Due to non-compliance with certain covenants in 2000, Avid only received advances against inventory up to 10% of eligible inventory. Advances against inventory could not exceed $2,500,000 at any one order before shipment. All accounts receivable at the time of entering into the factor agreement, the accounts receivable from orders open, but unshipped at the time of entering into the factor agreement, and any orders shipped without factor credit approval are on a full recourse basis. The factor charged Avid a fee on the net sales factored and interest on the amounts advanced at the factor's index rate plus 4.29%.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 10 -   DUE FROM FACTOR (Continued)

         The index rate was 6.20% at December 31, 2000, corresponding to an interest rate of 10.49%. For the year ended, December 31, 2000, Avid paid $110,537 of interest to the factor. Avid was subject to financial covenants under the agreement including the requirement to maintain a minimum tangible net worth and minimum working capital. At December 31, 2000, Avid was in violation of those covenants.

         On May 22, 2001, the Company's factor provided notice that the Company's wholly-owned subsidiary was in default of the factoring agreement on account of, among other things, the termination of the Trademark License Agreement with Levi Strauss & Co. Subsequently, on July 20, 2001, the Company's wholly-owned subsidiary received notice from the factor that the obligations under the factoring agreement had been paid in full. Also on July 20, 2001, the Company's wholly-owned subsidiary received notice from the factor that the Company's chairman has no further obligations as the guarantor of the factoring agreement. For the year ended December 31, 2001, Avid paid $55,904 of interest to the factor.

         Outstanding factored receivables:

                                                           DECEMBER 31,
                                                   ---------------------------
                                                       2001           2000
                                                   ------------   ------------

         Without recourse                          $          -   $  2,565,373
         Full recourse                                        -      1,433,982
                                                   ------------   ------------
         Total                                                -      3,999,355
                                                   ------------   ------------
         Less advances                                        -     (3,089,062)
         Less allowance for bad debt                          -        (93,630)
                                                   ------------   ------------
         Total due from factor                     $          -   $    816,663
                                                   ============   ============

         The trade finance portion of the agreement provided for the factor to open letters of credit to facilitate the purchase of inventory. Letters of credit were opened as needed, subject to factor approval, and were secured by the acquired inventories. Open letters of credit could not exceed $3,500,000 at any time. The amount of open letters of credit was $-0- and $366,081 at December 31, 2001, and 2000, respectively.

         Obligations due to the factor under the factoring agreement were collateralized by a continuing security interest in all of the assets of Avid, except fixed assets, and were guaranteed by the parent. All indebtedness due to the factor was additionally guaranteed by a shareholder up to a limit of $375,000. As noted above, on July 20, 2001, the Company was notified by the factor that the shareholder had no further obligations as guarantor of the factoring agreement because the factoring agreement had been paid in full and was terminated.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 11 -   CAPITAL LEASES

         Property and equipment payments under capital leases as of December 31, 2001 and 2000 is summarized as follows:

                                                            DECEMBER 31,
                          Year End                 ---------------------------
                        DECEMBER 31,                   2001           2000
                       --------------              ------------   ------------

                            2002                   $          -   $     68,116
                            2003                              -         56,320
                            2004                              -         21,491
                                                   ------------   ------------

          Total minimum lease payments                        -        214,043
          Less interest and taxes                             -       (46,810)
                                                   ------------   ------------

          Present value of net minimum lease
           payments                                           -        167,233
          Less current portion                                -       (44,279)
                                                   ------------   ------------

          Long-term portion of capital lease
           obligations                             $              $    122,954
                                                   ============   ============

         The Company defaulted on all three of its capital leases during the year ended December 31, 2001. All of the leased assets were repossessed and then resold. The Company recorded the proceeds received from the repossession and sale of $7,077 as a loss on disposition of leased assets of $132,397 for the year ended December 31, 2001.

         The Company recorded depreciation on capitalized lease equipment expense of $30,576, $13,512, and $0, for the years ended December 31, 2001, 2000, and 1999, respectively. This depreciation is included in the loss from discontinued operations.

NOTE 12 -   RELATED PARTY TRANSACTIONS

         During the year ended December 31, 2001, officers and directors of the Company converted $948,530 of debt and $137,131 of interest into 14,236,486 shares of common stock.

         During the year ended December 31, 2001, the Company paid $100,000 in full satisfaction of a related party debt owed to a former director of the Company.

         Effective January 31, 2001, the president of the subsidiary forfeited all 1,200,000 shares of common stock granted to him on January 17, 2000, pursuant to the amendment to the president's Employment Agreement.

         On January 30, 2001, the CEO of the Company personally guaranteed an $897,895 account payable to Sewn Products International from the subsidiary in connection with the subsidiary's purchase of inventory.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 12 -   RELATED PARTY TRANSACTIONS (Continued)

         During the year ended December 31, 2000, officers and directors of the Company advanced $1,307,723 to the Company under revolving demand notes bearing interest at 10%. The advances accrued interest of $66,513. At December 31, 2000, the Company owed $100,000, and $447,126 to officers and directors of the Company, and $166,557 to a Company controlled by the CEO of the Company. (Note 4)

         During the year ended December 31, 2000, officers and directors of the Company converted $676,539 of debt into 2,110,380 shares of common stock. Additional interest expense of $153,657 was recorded to reflect the conversions below market value.

         During the year ended December 31, 2000, a director of the Company applied $60,523 of a pledged certificate of deposit for payment on a note payable to a bank.

         On January 17, 2000, the Company issued 1,200,000 shares of common stock to the president of the subsidiary for services valued at $360,000.

         During the year ended December 31, 1999, officers and directors of the Company advanced $1,479,677 to the Company of which $265,058 was repaid during the year, under revolving demand notes bearing interest at 10.00%. The advances accrued interest were converted into 4,397,936 shares on December 31, 1999. At December 31, 1999, the Company owed an officer and director $300,000.

         During the year ended December 31, 1999, the Company received $253,500 in full satisfaction of the note receivable - related party from December 31, 1998.

         Certain officers and directors of the Company had personally guaranteed the office lease agreement in Torrance, California and the revolving credit and factoring agreement (Note 10).

NOTE 13 -   GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the relation of assets and liquidation of liabilities in the normal course of business. However, the Company has current liabilities in excess of current assets of $3,522,459 and has generated significant losses for the years ended December 31, 2001, 2000, and 1999. Additionally, the Company reentered the development stage on January 1, 2002, because all operations have been discontinued.

         Management believes that the company will be able to obtain a significant ownership position in a worldwide license to manufacture and sell a world recognized brand product in the immediate future. In management's opinion the Company will need to raise capital to acquire the ownership position in the desired license which is predicated on changing its capital structure. The changing of the capital structure will require shareholder approval, which management believes will be granted in the near future. There are no assurances that the Company will be able to raise the capital required or obtain shareholder approval for the change in capital structure

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 14 -   GOODWILL

         On March 1, 1999, the Company acquired its wholly-owned subsidiary Avid Sportswear, Inc. Goodwill of $2,559,331 was recorded as part of the transaction. The balance of goodwill was as follows:

                                                            DECEMBER 31,
                                                   ----------------------------
                                                       2001            2000
                                                   ------------   -------------

            Goodwill                               $          -   $  2,559,331

            Accumulated amortization                          -       (468,861)
                                                   ------------   ------------
                                                   $          -   $  2,090,171
                                                   ============   ============

         The goodwill was being amortized over a 10 year period. As a result of the termination of the license agreements (discussed in Note 7), the goodwill associated with the purchase of the wholly-owned subsidiary was considered impaired. An impairment loss of $1,898,520 has been recognized for the year ended December 31, 2001. During the years ended December 31, 2001, 2000, and 1999, the Company recorded amortization expense of $191,950, $255,933, and $212,928, respectively.

NOTE 15 -   LINE OF CREDIT

         In November 2000, the Company signed a Line of Credit Agreement with GMF Holdings (GMF). The Company has engaged May Davis Group, Inc. to act as its exclusive placement agent in connection with the Line of Credit Agreement for the issuance and sale of debentures by the Company. GMF agreed to sell to the Company up to $10,000,000 of debentures for a period not to exceed two years. The Company could make advances no more often than fifteen trading days after the prior advance notice date. The advance date occurs when the escrow agent is in receipt of funds from the investor (GMF) and the placement agent's counsel is in possession of free trading shares from the Company and can therefore make an advance. No advance date shall be less than twenty-five trading days after an advance notice date. Unless the investor agrees in advance, the maximum individual advance shall be equal to one hundred fifty (150%) percent of the average daily volume of the Company's common stock multiplied by the purchase price. The purchase price was 80% of the market price.

         The market price was the lowest closing bid price over the pricing period. The agreement was effective on January 8, 2001, which was the date that the Securities and Exchange Commission declared the SB-2 filed on December 20, 2000 effective. During the years ended December 31, 2001, and 2000, the Company received advances of $874,000, and $300,000 in the form of convertible debentures, respectively. All of the debentures were converted into common stock during 2001. The Company also converted $16,566 of interest related to the debentures.

         During the years ended December 31, 2001, and 2000, the Company recorded additional interest expense of $293,501 and $0, respectively, to reflect the beneficial conversion feature of the debentures.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 16 -   DILUTIVE INSTRUMENTS

         a.  Stock Options

         The Company applied Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for all stock option plans. Under APB Option 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

         FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which requires the Company to estimate the fair value of each dilutive instrument award at the grant date by using the Black-Scholes option pricing model.

         A Summary of the Company's outstanding stock options and weighted average assumptions used for grants as of December 31, 2001 is presented below:

                          Date of      Vesting    Exercise  Exercise  Trading    Amount
Description                Grant    Requirements   Number     Price     Price    Exercised
---------------------    ---------  ------------  --------- --------- ---------  ----------
1) Lone Star Capital     08/14/00    Immediate      175,000  $   0.35  $   0.31        -
2) D. Aganost            08/09/00    Immediate      200,000  $   0.35  $   0.38        -
3) D. Blakely            08/09/00    Immediate      100,000  $   0.35  $   0.38        -
                                                  ---------                      ----------
                                                    475,000                            -
                                                  =========                      ==========



                        Expiration     Risk-Free    Expected  Expected     Expected   Compensation
Description                Date      Interest Rate    Life    Volatility   Dividends    Expense
1) Lone Star Capital    08/14/10     6.00%              2      182.84%         0      $   43,922
2) D. Aganost           08/09/10     6.79%              5      182.83%         0          72,506
3) D. Blakely           08/09/10     6.79%              5      182.83%         0          36,253
                                                                                      ----------
                                                                                      $  152,681
                                                                                      ==========

         b.  Unqualified Stock Options

         In January 2000, the Company granted options to purchase an aggregate of 1,864,477 shares of its common stock to employees and directors for services rendered.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 16 -   DILUTIVE INSTRUMENTS (Continued)

         b.  Unqualified Stock Options (Continued)

         FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") requires the Company to provide pro forma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 96 percent for all years; risk-free interest rates of
         5.87 percent and expected lives of 5 years.

         Under the accounting provisions of SFAS No. 123, the company's net income would have been decreased by the pro forma amounts indicated below:

                                         2001           2000           1999
                                     -------------  ------------   ------------

         Net loss:
            As reported              $ (6,188,239)  $(8,661,554)   $ (5,035,978)
            Pro forma                $ (6,188,239)  $(8,911,124)   $ (5,035,978)

         Net income per share:
            As reported              $      (0.06)  $     (0.23)   $      (0.25)
            Pro forma                $      (0.06)  $     (0.24)   $      (0.25)

         c.  Warrants

         A summary of the Company's outstanding warrants and weighted average assumptions used for grants as of December 31, 2001 is presented below:


                                   Vesting
                         Date of   Require-   Exercise      Exercise  Trading    Amount
  Description             Grant     ments      Number        Price     Price    Exercised
---------------         --------  ---------   ----------   --------- --------  ----------
1) May Davis Group      12/29/00  Immediately  1,680,000   $    0.35  $  0.13           -
2) Persia Consulting    12/29/00  Immediately    320,000   $    0.35  $  0.13           -
3) J. McKee             12/31/99  Immediately    285,714   $    1.50  $  0.38           -
4) D. Paetz             12/31/99  Immediately    100,000   $    0.50  $  0.38           -
5) Tarpon Scurry        01/08/99  Immediately     39,000   $    0.01  $  1.77           -
                                              ----------   --------- --------  ----------

                                               2,424,714                                -
                                              ==========                       ==========


                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 16 -   DILUTIVE INSTRUMENTS (Continued)

         c.  Warrants (Continued)

                                       Risk-Free
                        Expiration     Interest   Expected   Expected     Expected        Compensation
  DESCRIPTION              DATE        RATE        LIFE     VOLATILITY    DIVIDENDS          EXPENSE
-----------------       --------       --------   -------   -----------   ---------       ------------
1) May Davis Group      12/29/10        5.13%           3   173.61%             0         $    155,865
2) Persia Consulting    12/29/10        5.13%           3   173.61%             0               29,689
3) J. McKee             08/23/09        5.87%           5   100.63%             0               63,074
4) D. Paetz             08/01/03        5.87%           5   100.63%             0               28,194
5) Tarpon Scurry        01/08/04        5.69%           3    86.94%             0               53,235
                                                                                          ------------
                                                                                          $    330,057
                                                                                          ============

NOTE 17 -   OPTION TO PURCHASE LICENSE

         During the year ended December 31, 2001, the Company paid $150,000 to an advisory company related to a consultant as a deposit on an option to acquire a 50% ownership position in a worldwide license to manufacture and sell a world recognized brand product.

         During the year ended December 31, 2001, the Company also advanced the advisory company $300,000 in order to cover the expenses in securing the option. The advance is due upon demand and is non-interest bearing.

NOTE 18 -   DISCONTINUED OPERATIONS

         Effective November 30, 2001, the Company ceased all operations relating to the manufacture and sale of golf wear related products. This discontinuation of operations included all operations of the company and its subsidiaries with the exception of Vida, Inc., which continues to operate on a limited basis. The financial statements have been retroactively restated to reflect this event. No tax benefit has been attributed to the discontinued operations.

         As a result of the  discontinuation  of operations  and as discussed in
         Note 11, the Company defaulted on all three of its outstanding capital leases. All of the leased assets were repossessed and then resold by the leasing companies. The Company received $7,077 from the proceeds of the sale. The remaining book value of the leased assets, of $132,397, was written off as a loss on disposition of leased assets of $132,397. The Company then sold all of its remaining fixed assets, which had a net book value, as of the disposal date, of $710,635, for $44,025 and recorded a loss on sale of fixed assets of $666,610.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 18 - DISCONTINUED OPERATIONS (Continued)

          The Company, as discussed in Note 14, has also written off all unamortized goodwill. An impairment loss of $1,898,520 has been recognized for the year ended December 31, 2001.

          The following is a summary of the loss from discontinued operations resulting from the elimination of all operations, with the exception of Vida, Inc.



                                                                             For the Years Ended
                                                                                  December 31,
                                                           --------------------------------------------------------
                                                                  2001               2000               1999
                                                           -----------------   -----------------   ----------------
          SALES, NET                                        $    20,720,343     $    11,186,719     $    2,682,417
                                                           -----------------   -----------------   ----------------
          COST OF SALES                                          14,322,676           9,951,682          1,854,985
                                                           -----------------   -----------------   ----------------
          GROSS MARGIN                                            6,397,667           1,235,037            827,432
                                                           -----------------   -----------------   ----------------
          EXPENSES
             Shipping expenses                                      264,159             498,974            153,848
             Design expenses                                        158,271             416,552            156,358
             Selling expenses                                     2,701,426           2,833,363            966,065
             Depreciation and amortization expense                  407,259             463,936            369,072
             General and administrative                           5,739,741           5,247,097          3,803,463
             Bad debt                                               524,033               6,840             57,039
             Loss on impairment on goodwill                       1,898,520                   -                  -
             Loss on disposition of leased assets                   132,397                   -                  -
             Loss on sale of equipment                              666,610              39,827                  -
                                                           -----------------   -----------------   ----------------
                       Total Operating Expenses                  12,492,416           9,506,589          5,505,845
                                                           -----------------   -----------------   ----------------
          OPERATING LOSS                                         (6,094,749)         (8,271,552)        (4,678,413)
                                                           -----------------   -----------------   ----------------
          OTHER INCOME (EXPENSE)
             Interest expense                                      (503,979)           (390,002)          (438,269)
             Interest income                                              -                   -             80,704
                                                           -----------------   -----------------   ----------------
                       Total Other Income (Expense)                (503,979)           (390,002)          (357,565)
                                                           -----------------   -----------------   ----------------
          NET LOSS BEFORE
             EXTRAORDINARY ITEM                                  (6,598,728)         (8,661,554)        (5,035,978)

          EXTRAORDINARY GAIN                                         41,988                   -                  -
                                                           -----------------   -----------------   ----------------
          NET LOSS FROM DISCONTINUED
             OPERATIONS                                     $    (6,556,740)    $    (8,661,554)    $   (5,035,978)
                                                           =================   =================   ================

                          UNITED COMPANIES CORPORATION
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                       JUNE 30, 2002 AND DECEMBER 31, 2001

                   UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)
                           Consolidated Balance Sheets



                                                         JUNE 30,   DECEMBER 31,
                                                          2002         2001
                                                       -----------  ------------
                                                       (UNAUDITED)

                        ASSETS
                        ------

CURRENT ASSETS

  Cash                                                 $         -   $        -
                                                       -----------  ------------
   Total Current Assets                                          -            -
                                                       -----------  ------------
TOTAL ASSETS                                           $         -   $        -
                                                       -----------  ------------
          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------

CURRENT LIABILITIES

Total Current Liabilities                              $        -    $        -

STOCKHOLDERS' EQUITY
  Common stock; $0.001 par value, 250,000,000
   shares authorized, 498,667 and 75,000 shares
   issued and outstanding, respectively                       499            75
  Additional paid-in capital                                6,136           925
  Stock subscription receivable                             (190)         (190)
  Deficit accumulated during the development stage        (6,445)         (810)
                                                       -----------  ------------
   Total Stockholders' Equity                                   -             -
                                                       -----------  ------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $        -    $        -
                                                       ===========  ============

The accompanying notes are an integral part of these consolidated financial statements.

                   UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                       FROM
                                                                     INCEPTION
                                        FOR THE THREE   FOR THE     ON NOVEMBER
                                           MONTHS      SIX MONTHS      26, 2001,
                                           ENDED       ENDED JUNE     THROUGH
                                        JUNE 30, 2002   30, 2002   JUNE 30, 2002
                                        -------------  ----------  -------------

REVENUE                                   $         -   $       -   $        -

EXPENSES
  General and administrative                    5,635       5,635        6,445
                                        -------------  ----------  ------------
   Total Expenses                               5,635       5,635        6,445
                                        -------------  ----------  ------------
NET LOSS                                  $   (5,635)   $ (5,635)   $  (6,445)
                                        =============  ==========  ============
BASIC LOSS PER SHARE                      $    (0.04)   $  (0.05)
                                        =============  ==========
BASIC WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                           159,733     117,133
                                        =============  ==========

Note: Comparative amounts for the three and six months ended June 30, 2001, are not presented because the inception date is November 26, 2001.


  The accompanying notes are an integral part of these consolidated financial statements.


                   UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Stockholders' Equity

                                                                                    DEFICIT
                                                                                  ACCUMULATED
                                     COMMON STOCK      ADDITIONAL  SUBSCRIPTION    DURING THE
                                 -------------------    PAID-IN   -------------   DEVELOPMENT
                                   SHARES     AMOUNT    CAPITAL    RECEIVABLE        STAGE
                                 ----------  -------- ----------- -------------  -------------
Balance at inception -
 November 26, 2001                        -  $      -  $        -  $          -   $         -

Common stock issued to               75,000         75        925          (190)            -
 founder for cash at $0.0133
 per share, November 26, 2001

Net loss for the period ended
  December 31, 2001                                                                      (810)
                                 ----------  -------- ----------- -------------- -------------

Balances, December 31, 2001          75,000        75         925          (190)         (810)

Common stock issued to founder      423,667       424       5,211             -             -
  for services at $0.0133 per
  share, June 12, 2002 (unaudited)

Net loss for the six months Ended
   June 30, 2002 (unaudited)              -         -           -             -        (5,635)
                                 ----------  -------- ----------- -------------- -------------
Balances, June 30, 2002
  (unaudited)                       498,667   $   499  $    6,136  $       (190) $     (6,445)
                                 ==========  ======== =========== ============== =============


 The accompanying notes are an integral part of these consolidated financial statements.



                   UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                   INCEPTION
                                                      FOR THE THREE   FOR THE     ON NOVEMBER
                                                         MONTHS      SIX MONTHS      26, 2001,
                                                         ENDED       ENDED JUNE     THROUGH
                                                      JUNE 30, 2002   30, 2002   JUNE 30, 2002
                                                      -------------  ----------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                            $     (5,635)  $  (5,635)  $     (6,445)
  Adjustments to reconcile net loss to net cash
   used by operating activities:
  Common stock issued for services                            5,635       5,635  $       5,635
                                                      -------------  ----------  -------------
   Net Cash Flows (Used) by Operating Activities                  -           -          (810)
                                                      -------------  ----------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES                              -           -              -
                                                      -------------  ----------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Receipt of portion of stock subscription
   receivable                                                     -           -            810
                                                      -------------  ----------  -------------
   Net Cash Flows Provided by Financing Activities                -           -            810
                                                      -------------  ----------  -------------
NET INCREASE IN CASH                                              -           -              -

CASH, BEGINNING OF PERIOD                                         -           -              -
                                                      -------------  ----------  -------------
CASH, END OF PERIOD                                   $           -  $        -  $           -
                                                      =============  ==========  =============
CASH PAID FOR:
  Interest                                            $           -  $        -  $           -
  Income taxes                                        $           -  $        -  $           -


NON-CASH FINANCING ACTIVITIES:
  Common stock issued for stock subscription
   receivable                                          $          -  $        -  $         190
  Common stock issued for services                     $      5,635  $    5,635  $       5,635


Note: Comparative amounts for the three and six months ended June 30, 2001, are not presented because the inception date is November 26, 2001.


    The accompanying notes are an integral part of these consolidated financial statements.



                   UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                       June 30, 2002 and December 31, 2001


NOTE 1 -    ORGANIZATION AND HISTORY

The consolidated financial statements presented are those of United Companies Corporation (United) and its subsidiary, Merger Co, Inc. (MCo). Collectively, they are referred to herein as "the Company".

United was organized on November 26, 2001 under the laws of the State of Nevada. The purpose of the Company is to perform any lawful activity permitted by the State of Nevada. United has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

THE SUBSIDIARY:

MCo was incorporated on December 7, 2001 under the laws of the State of Nevada to engage in any lawful act or business for which corporations may be organized under the State of Nevada. MCo has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with the Company's most recent audited financial statements. Operating results for the three months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

NOTE 2 -    GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no operations since inception. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company is currently seeking merger partners or other business ventures in order to become an operating company. In the interim, management is committed to meeting the operational cash flow needs of the Company. There can be no assurance that the Company will be able to meet its operational goals.

                   UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                 June 30, 2002 and December 31, 2001 (Continued)


NOTE 3 - SIGNIFICANT TRANSACTIONS

On June 12, 2002, the Company's Board of Directors approved the issuance of 423,367 shares of common stock to the Company's founder for services rendered. These shares were valued at $0.0133 per share.

On June 21, 2002, the Company's Board of Directors approved an amendment to the Company's articles of incorporation. The amendment increases the number of authorized shares of common stock from 75,000 to 250,000,000 and changes the par value of the authorized common shares from $0.01 to $0.001 per share. All references to common stock and additional paid-in capital in these financial statements have been adjusted to reflect these changes.

                          UNITED COMPANIES CORPORATION
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                                 C O N T E N T S

Independent Auditor's Report..............................................F-62

Consolidated Balance Sheet................................................F-63

Consolidated Statement of Operations......................................F-64

Consolidated Statement of Stockholders' Equity ...........................F-65

Consolidated Statement of Cash Flows......................................F-66

Notes to the Consolidated Financial Statements............................F-67

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Stockholders of United Companies Corporation
Pittsburgh, Pennsylvania

We have audited the accompanying consolidated balance sheet of United Companies Corporation as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows from inception on November 26, 2001 through December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidate financial position of United Companies Corporation as of December 31, 2001 and the results of their operations and their cash flow from inception on November 26, 2001 through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has had no established source of revenue or operations since inception which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result form the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
February 7, 2002

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------

                                                                DECEMBER 31,
                                                                    2001
                                                                ------------

CURRENT ASSETS

  Cash                                                             $      -
                                                                   --------
   Total Current Assets                                                   -
                                                                   --------
   TOTAL ASSETS                                                    $      -
                                                                   ========


                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------

CURRENT LIABILITIES

  Total Current Liabilities                                        $      -
                                                                   --------
STOCKHOLDERS' EQUITY

  Common stock: $0.01 par value, 75,000 shares authorized,
   issued and outstanding                                               750
  Additional paid-in capital                                            250
  Stock subscription receivable                                       (190)
  Deficit accumulated during the development stage                    (810)
                                                                   --------

   Total Stockholders' Equity                                             -

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $     -
                                                                   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                      Consolidated Statement of Operations


                                                                   FROM
                                                            INCEPTION ON
                                                         NOVEMBER 26, 2001
                                                                THROUGH
                                                         DECEMBER 31, 2001
                                                        -------------------

REVENUE                                                     $        -
                                                            ----------
EXPENSES

  General and administrative                                       810
                                                            ----------

   Total Expenses                                                  810
                                                            ----------

NET LOSS                                                    $    (810)
                                                            ==========

BASIC LOSS PER SHARE                                        $   (0.01)
                                                            ==========
BASIC WEIGHTED AVERAGE
  NUMBER OF SHARES
  OUTSTANDING                                                   75,000
                                                            ==========



  The accompanying notes are an integral part of these consolidated financial statements.

                               UNITED COMPANIES CORPORATION
                               (A Development Stage Company)
                      Consolidated Statement of Stockholders' Equity


                                                                                  DEFICIT
                                                                                ACCUMULATED
                                 COMMON STOCK       ADDITIONAL                   DURING THE
                              ------------------     PAID-IN    SUSBSCRIPTION   DEVELOPMENT
                              SHARES      AMOUNT     CAPITAL     RECEIVABLE        STAGE
                              --------   -------    ----------  -------------   ------------
Balance at inception -              -    $     -    $        -   $          -    $         -
  November 26, 2001

Common stock issued to         75,000        750           250          (190)              -
 founder for cash at $0.0133
 per share, November 26, 2001

Net loss for the period ended                                                          (810)
   December 31, 2001          --------   -------    ----------  -------------   ------------

Balance, December 31, 2001      75,000   $   750    $      250  $       (190)    $     (810)
                              ========   =======    ==========  =============   ============


  The accompanying notes are an integral part of these consolidated financial statements.


                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows


                                                                     FROM
                                                                 INCEPTION ON
                                                               NOVEMBER 26, 2001
                                                                    THROUGH
                                                               DECEMBER 31, 2000
                                                               -----------------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                                          $(810)
                                                                    ------

  Net Cash Flows (Used) by Operating Activities                      (810)
                                                                    ------

CASH FLOWS FROM INVESTING ACTIVITIES                                     -
                                                                    ------
CASH FLOWS FROM FINANCING ACTIVITIES

  Receipt of portion of stock subscription receivable                  810
                                                                    ------

   Net Cash Flows Provided by Financing Activities                     810
                                                                    ------

NET INCREASE IN CASH                                                     -

CASH, BEGINNING OF PERIOD                                                -
                                                                    ------

CASH, END OF PERIOD                                                 $    -
                                                                    ======
CASH PAID FOR:

  Interest                                                          $    -
  Income taxes                                                      $    -

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for stock subscription receivable             $  190

The accompanying notes are an integral part of these consolidated financial statements.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 1 -    ORGANIZATION AND HISTORY

            The consolidated financial statements presented are those of United Companies Corporation (United) and its subsidiary, Merger Co, Inc.
            (MCo). Collectively, they are referred to herein as "the Company".

            United was organized on November 26, 2001 under the laws of the State of Nevada. The purpose of the Company is to perform any lawful activity permitted by the State of Nevada. United has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

            The Subsidiary:

            MCo was incorporated on December 7, 2001 under the laws of the State of Nevada to engage in any lawful act or business for which corporations may be organized under the State of Nevada. MCo. has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

NOTE 2 -    SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

            The Company has no operations to date and its accounting policies and procedures have not been determined, except as follows:

            a.  Accounting Method

            The Company uses the accrual method of accounting and has selected a December 31 year-end.

            b.  Basic Loss Per Share

            Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                                                     FROM
                                                              INCEPTION ON
                                                            NOVEMBER 26, 2001
                                                                  THROUGH
                                                            DECEMBER 31, 2001
                                                            -----------------

             Numerator - loss
                                                                 $   (810)
             Denominator - weighted average number
             of shares outstanding                                  75,000
                                                                 ---------
             Loss per share                                      $  (0.01)
                                                                 =========

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 2 -    SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

            c.  Provision for Taxes

            No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $810 at December 31, 2001 expires in 2021. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

            The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                                                     FROM
                                                                  INCEPTION ON
                                                               NOVEMBER 26, 2001
                                                                    THROUGH
                                                               DECEMBER 31, 2001
                                                               -----------------

            Income tax benefit at statutory rate                  $      308

            Change in valuation allowance                              (308)
                                                                  ----------
                                                                  $        -
                                                                  ==========

            Deferred tax assets (liabilities) are comprised of the following:

                                                                     FROM
                                                                  INCEPTION ON
                                                               NOVEMBER 26, 2001
                                                                    THROUGH
                                                               DECEMBER 31, 2001
                                                               -----------------

            Income tax benefit at statutory rate                  $      308
            Change in valuation allowance                              (308)
                                                                  ----------
                                                                  $        -
                                                                  ==========

            Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards might be limited as to use in future years.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 2 -    SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

            d.  Cash and Cash Equivalents

            For the purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase to be cash equivalents.

            e.  Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            f.  Revenue Recognition

            The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

            g.  Principles of Consolidation

            The consolidated financial statements include those of United Companies Corporation and its subsidiary, Merger Co., Inc.

NOTE 3 -    GOING CONCERN

            The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no operations since inception. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management is committed to meeting the operational short-term cash flow needs of the Company. There can be no assurance that the Company will be able to meet its operational goals.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 4 -    NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

            During 2001, the Financial Accounting Standards Board adopted the following Statements of Financial Accounting Standards:

            SFAS No. 141, Business Combinations;

            SFAS No. 142, Goodwill and Other Intangible Assets;

            SFAS No. 143, Accounting for Asset Retirement Obligations; and

            SFAS No. 144, Accounting for the Impairment or Disposal of
                          Long-Lived Assets.

            These newly issued accounting pronouncements had no effect on the Company's current financial statements and did not impact the Company.

NOTE 5 -    SUBSEQUENT EVENTS

            On January 7, 2002, the Company incorporated License Corporation as a wholly-owned subsidiary under the laws of the State of Nevada to engage in any lawful act or business for which corporations may be organized under the State of Nevada.

WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR OTHER PERSON TO PROVIDE
ANY INFORMATION OR MAKE ANY
REPRESENTATIONS ABOUT UNITED COMPANIES
CORPORATION EXCEPT THE INFORMATION OR
REPRESENTATIONS CONTAINED IN THIS
PROSPECTUS. YOU SHOULD NOT RELY ON ANY
ADDITIONAL INFORMATION OR
REPRESENTATIONS IF MADE.

         -----------------------

This prospectus does not constitute an               ----------------------
offer to sell, or a solicitation of an
offer to buy any securities:                               PROSPECTUS

   o  except the common stock offered by             ---------------------
      this prospectus;

   o  in any jurisdiction in which the
      offer or solicitation is not
      authorized;                               4,983,666 SHARES OF COMMON STOCK

   o  in any jurisdiction where the
      dealer or other salesperson is not
      qualified to make the offer or              UNITED COMPANIES CORPORATION
      solicitation;

   o  to any person to whom it is
      unlawful to make the offer or
      solicitation; or

   o  to any person who is not a United                ___________ __, 2002
      States resident or who is outside
      the jurisdiction of the United
      States.

The delivery of this prospectus or any accompanying sale does not imply that:

   o  there have been no changes in the
      affairs of United Companies
      Corporation after the date of this
      prospectus; or

   o  the information contained in this
      prospectus is correct after the
      date of this prospectus.

         -----------------------

Until __________, 2002, all dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20: INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 78.751 of Nevada Revised Statutes provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses. United's Articles of Incorporation do not address indemnification of officers and directors.

ITEM 21:      EXHIBITS.

EXHIBIT
   NO.    DESCRIPTION                          LOCATION
   ---    -----------                          --------
  2.01    Stock Purchase and Sale Agreement    Incorporated by reference to Exhibit
          dated as of December 18, 1998        2.01 to Avid Sportswear & Golf
          among our company, Avid Sportswear,  Corp.'s Registration Statement on
          Inc. and shareholders  of Avid       the Form 10-SB (the "Registration
          Sportswear, Inc.                     Statement")

  2.02    Merger Agreement, dated June 18,     *
          2002 by and among United Companies
          Corporation, Merger Co. and Avid
          Sportswear & Golf Corp.

  2.03    Articles of Merger of Avid           *
          Sportswear & Golf Corp., with and
          into Merger Co., Inc.

  3.01    Articles of Incorporation of Avid    Incorporated by reference to Exhibit
          Sportswear & Golf Corp. filed on     3.01 to the Registration Statement
          September 19, 1997 with the Nevada
          Secretary of State

  3.02    Amended Articles of Incorporation    Incorporated by reference to Exhibit
          of Avid Sportswear & Golf Corp.      3.02 to the Registration Statement
          filed on May 12, 1999 with the
          Nevada Secretary of State

  3.03    Certificate of Amendment to          Incorporated by reference to Exhibit
          Articles of Incorporation of Avid    3.03 to the Registration Statement
          Sportswear & Golf Corp. filed on
          May 27, 1999 with the Nevada
          Secretary of State

  3.04    Bylaws of Avid Sportswear & Golf     Incorporated by reference to Exhibit
          Corp.                                3.04 to the Registration Statement

  3.05    Articles of Incorporation of         *
          United Companies Corporation

  3.06    Amended Articles of Incorporation    *
          of United Companies Corporation


                                      II-1

EXHIBIT
   NO.    DESCRIPTION                          LOCATION
   ---    -----------                          --------

  3.07    Bylaws of United Companies           *
          Corporation

  4.01    Avid Sportswear & Golf Corp. 2000    Incorporated by reference to Exhibit
          Stock Incentive Plan                 4.01 to Amendment No. 2 to the
                                               Registration Statement.

  4.02    Certificate of Designation of        *
          Preferred Stock of Avid Sportswear
          & Golf. Corp.

  5.01    Form of Opinion re:  Legality        *

  10.01   Agreement dated as of December 8,    Incorporated by reference to Exhibit
          1998 between the Championship        10.01 to the  Registration  Statement
          Committee Merchandising Limited
          and Avid Sportswear, Inc.

  10.02   Lease dated as of March 1, 1999      Incorporated by reference to Exhibit
          between F & B Industrial             10.02 to the Registration Statement
          Investments, LLC and Avid
          Sportswear, Inc.

  10.03   Lease dated as of April 30, 1999     Incorporated by reference to Exhibit
          between Links Associates, Ltd. and   10.03 to the Registration Statement
          Avid Sportswear & Golf Corp.

  10.04   Employment Agreement dated as of     Incorporated by reference to Exhibit
          September 11, 1999 between Barnum    10.04 to the Registration  Statement
          Mow and Avid Sportswear, Inc.

  10.05   Trademark License Agreement dated    Incorporated by reference to Exhibit
          as of May 10, 1999 between Levi      10.05 to Amendment No. 2 to the
          Strauss & Co. and Avid Sportswear,   Registration Statement
          Inc.

  10.06   Employment Agreement dated as of     Incorporated by reference to Exhibit
          January 1, 1999 between David E.     10.06 to the Registration Statement
          Roderick and Avid Sportswear, Inc.

  10.07   Promissory Note in the original      Incorporated by reference to Exhibit
          principal amount of $180,000 dated   10.07 to the Registration Statement
          as of June 4, 1999 from Avid
          Sportswear & Golf Corp. to First
          State Bank

  10.08   Commercial Security Agreement        Incorporated by reference to Exhibit
          dated as of November 17, 1999        10.08 to the Registration Statement
          between First State Bank and Avid
          Sportswear & Golf Corp.

  10.09   Promissory Note dated as of          Incorporated by reference to Exhibit
          November 17, 1999 in the original    10.09 to the Registration Statement
          principal amount of $1,000,000
          given by Avid Sportswear & Golf
          Corp. to First State Bank

  10.10   Business Loan Agreement dated as     Incorporated by reference to Exhibit
          of November 17, 1999 between First   10.10 to the Registration Statement
          State Bank and Avid Sportswear &
          Golf Corp.


                                      II-2

EXHIBIT
   NO.    DESCRIPTION                          LOCATION
   ---    -----------                          --------

  10.11   Convertible Revolving Demand Note    Incorporated by reference to Exhibit
          dated as of December 1, 1999 in      10.11 to Amendment No. 2 to the
          the original principal amount of     Registration Statement
          $550,000 given by Avid Sportswear
          & Golf Corp. to Earl Ingarfield

  10.12   Convertible Revolving Demand Note    Incorporated by reference to Exhibit
          dated as of December 1, 1999 in      10.12 to Amendment No. 2 to the
          the original principal amount of     Registration Statement
          $1,000,000 given by Avid
          Sportswear & Golf Corp. to Lido
          Capital Corporation

  10.13   Convertible Revolving Demand Note    Incorporated by reference to Exhibit
          dated as of December 1, 1999 in      10.13 to Amendment No. 2 to the
          the original principal amount of     Registration Statement
          $125,000 given by Avid Sportswear
          & Golf Corp. to Michael E.
          LaValliere

  10.14   Convertible Revolving Demand Note    Incorporated by reference to Exhibit
          dated as of December 1, 1999 in      10.14 to Amendment No. 2 to the
          the original principal amount of     Registration Statement
          $500,000 given by Avid Sportswear
          & Golf Corp. to Thomas Browning

  10.15   Revolving Demand Note dated as of    Incorporated by reference to Exhibit
          December 1, 1999 in the original     10.15 to Amendment No. 2 to the
          principal amount of $200,000 given   Registration Statement
          by Avid Sportswear & Golf Corp. to
          Daniel Paetz

  10.16   Executive Employment Agreement       Incorporated by reference to Exhibit
          effective as of February 1, 2000     10.16 to Amendment No. 2 to the
          between Avid Sportswear & Golf       Registration Statement
          Corp. and Earl T. Ingarfield

  10.17   Consulting Agreement dated as of     Incorporated by reference to Exhibit
          June 22, 2000 between Persia         10.17 to Avid Sportswear & Golf
          Consulting Group, Inc. and Avid      Corp.'s Registration Statement on
          Sportswear & Golf Corp.              Form SB-2

  10.18   Form of Factoring Agreement          Incorporated by reference to Exhibit
          between Avid Sportswear & Golf       10.18 to Avid Sportswear & Golf
          Corp. and GE Capital Commercial      Corp.'s Form 10-QSB filed on November
          Services, Inc.                       17, 2001

  10.19   Form of Factoring Agreement          Incorporated by reference to Exhibit
          Guaranty/Letter of Credit            10.19 to Avid Sportswear & Golf
          Supplement between Avid Sportswear   Corp.'s Form 10-QSB filed on November
          & Golf Corp. and GE Capital          17, 2001
          Commercial Services, Inc.

  10.20   Form of Factoring Agreement -        Incorporated by reference to Exhibit
          Inventory Supplement (with           10.20 to Avid Sportswear & Golf
          advances) between Avid Sportswear    Corp.'s Form 10-QSB filed on November
          & Golf Corp. and GE Capital          17, 2001
          Commercial Services, Inc.

  10.21   Form of Letter of Agreement          Incorporated by reference to Exhibit
          between Avid Sportswear & Golf       10.21 to Avid Sportswear & Golf
          Corp. and GE Capital Commercial      Corp.'s Form 10-QSB filed on November
          Services, Inc.                       17, 2001

  10.22   Form of Convertible Debenture of     Incorporated by reference to Exhibit
          Avid Sportswear & Golf Corp.         10.22 to Avid Sportswear & Golf
                                               Corp.'s Form 10-QSB filed on November
                                               17, 2001


                                      II-3

EXHIBIT
   NO.    DESCRIPTION                          LOCATION
   ---    -----------                          --------

  10.23   Form of Registration Rights          Incorporated by reference to Exhibit
          Agreement between Avid Sportswear    10.23 to Avid Sportswear & Golf
          & Golf Corp. and purchasers of       Corp.'s Form 10-QSB filed on November
          convertible debentures               17, 2001

  10.24   Line of Credit Agreement dated as    Incorporated by reference to Appendix
          of November 28, 2000 between Avid    "A" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp. and GMF      Proxy Statement (the "Proxy
          Holdings, Inc.                       Statement")

  10.25   Form of Debenture dated as of        Incorporated by reference to Appendix
          November 28, 2000 given by Avid      "B" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp.              Proxy Statement

  10.26   Registration Rights Agreement        Incorporated by reference to Appendix
          dated as of November 28, 2000        "C" to Avid Sportswear & Golf Corp.'s
          between Avid Sportswear & Golf       Proxy Statement
          Corp. and GMF Holdings, Inc.

  10.27   Form of Warrant dated as of          Incorporated by reference to Appendix
          November 28, 2000 given by Avid      "D" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp.              Proxy Statement

  10.28   Registration Rights Agreement        Incorporated by reference to Appendix
          dated as of November 28, 2000        "E" to Avid Sportswear & Golf Corp.'s
          between Avid Sportswear & Golf       Proxy Statement
          Corp. and the May Davis Group, inc.

  10.29   Placement Agent Agreement as of      Incorporated by reference to Appendix
          November 28, 2000 between Avid       "F" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp. and the      Proxy Statement
          May Davis Group, Inc.

  10.30   Escrow Agreement dated as of         Incorporated by reference to Appendix
          November 28, 2000 among Avid         "G" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp., the May     Proxy Statement
          Davis Group, Inc. and First Union
          National Bank

  10.31   Amendment to Employment Agreement    Incorporated by reference to Exhibit
          effective January 31, 20001          10.31 to Avid Sportswear & Golf
          between Avid Sportswear & Golf       Corp.'s Form 10-QSB filed on November
          Corp. and Barnum Mow                 17, 2001

  10.32   Forbearance Agreement as of          Incorporated by reference to Exhibit
          February 16, 2001 between Avid       10.32 to Avid Sportswear & Golf
          Sportswear & Golf Corp. and GE       Corp.'s Form 10-QSB filed on November
          Capital Commercial Services, Inc.    17, 2001

  10.33   Employment Agreement dated as of     Incorporated by reference to Exhibit
          June 25, 2001 between Frank          10.33 to Avid  Sportswear & Golf
          Jakovac and Avid Sportswear & Golf   Corp.'s Form 10-QSB filed on
          Corp.                                September 21, 2001

  10.34   Employment Agreement dated as of     Incorporated by reference to Exhibit
          June 25, 2001 between James          10.34 to Avid Sportswear & Golf
          Handlon and Avid Sportswear & Golf   Corp.'s Form 10-QSB filed on
          Corp.                                September 21, 2001

  10.35   Employment Agreement dated as of     Incorporated by reference to Exhibit
          June 25, 2001 between Michelle       10.35 to Avid Sportswear & Golf
          Mathis and Avid Sportswear & Golf    Corp.'s Form 10-QSB filed on
          Corp.                                September 21, 2001

  10.36   Agreement dated May 18, 2002         *
          between United Companies
          Corporation and View
          Systems/Milestone Technology, Inc.


                                      II-4


  20.01   Letter dated May 9, 2001 from Levi   Incorporated by reference to Exhibit
          Strauss & Co.                        20.01 to Avid Sportswear & Golf
                                               Corp.'s Form 8-K filed May 18, 2001

  21.01   Subsidiaries of Avid Sportswear &    Incorporated by reference to Exhibit
          Golf Corp.                           21.01 to the Registration Statement

  23.01   Consent of Independent Accountants   Provided herewith

  23.02   Consent of Kirkpatrick & Lockhart    Included in Exhibit 5.1
          LLP

  24.01   Power of Attorney                    Not applicable

  27.01   Financial Data Schedule              Not applicable

  99.01   Form of Proxy                        Provided herewith


----------------
* Previously filed as an exhibit to the Registrant's Amendment No. 1 to Form S-4 filed on June 24, 2002.


ITEM 22.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Sections 10(a)(3) of the 1933 Act;

                (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

            (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

            (5) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by United pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this firm, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this registration statement to be signed on our behalf by the undersigned, in Pittsburgh, Pennsylvania, November 11, 2002.

                                       UNITED COMPANIES CORPORATION


                                       By: /s/ Frank Jakovac
                                          ------------------
                                       Name:  Frank Jakovac
                                       Title: President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                TITLE                                  DATE
---------                -----                                  ----

/s/ Frank Jakovac        President, Chief Executive Officer    November 11, 2002
-----------------        and Director
Frank Jakovac